As filed with the Securities and Exchange Commission on May 18, 2009

Registration No. 333-147264

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment 3 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JPAK GROUP, INC.
(Name of small business issuer in its charter)

Nevada	2650	20-1977020
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15 Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
People’s Republic of China
(86-532) 84616387
(Address and telephone number of principal executive offices and principal place of business)

Jpak Group, Inc.
15 Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
People’s Republic of China
(86-532) 84616387
(Name, address and telephone number of agent for service)

Copies to:
Leser, Hunter, Taubman & Taubman
17 State Street, Flr. 20
New York, NY 10004
Tel: (212) 732-7184

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of the registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this amendment to our registration statement to conform the disclosure contained herein to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2009, which we filed on May 14, 2009.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED

PROSPECTUS

687,106 Shares

JPAK GROUP, INC.

Common Stock

This prospectus relates to shares of common stock of Jpak Group, Inc. (f/k/a RX Staffing, Inc.), a Nevada company (the “Company”), that may be offered for sale for the account of the selling stockholders identified in this prospectus. The selling stockholders may offer and sell from time to time up to 687,106 shares of our common stock, which amount includes shares to be issued to the selling stockholders only if and when they convert certain shares of preferred stock or exercise certain warrants held by them.

The selling stockholders may sell all or any portion of their shares of common stock in one or more transactions on the over the counter stock market or in private, negotiated transactions. Each selling stockholder will determine the prices at which it sells its shares. Although we will incur expenses in connection with the registration of the common stock, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We will receive gross proceeds of up to approximately $7.6 million from the issuance of the shares of common stock being registered pursuant to the registration statement of which this prospectus forms a part in connection with the exercise of certain warrants, if and when they are exercised, unless certain of such warrants are exercised on a cashless basis.

Our common stock is listed on the OTC Bulletin Board and traded under the symbol “JPAK.OB.” On May 18, 2009, the closing price of the common stock quoted on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”), was $0.10 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

              An investment in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning at page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  __________,  _____

TABLE OF CONTENTS

Summary	6

Risk Factors	11

Cautionary Statement Concerning Forward-Looking Statements	23

Use of Proceeds	23

Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters	23

Management’s Discussion and Analysis or Plan of Operation	24

Business	35

Management	42

Compensation Discussion and Analysis	44

Principal Stockholders	46

About the Offering	49

Selling Stockholders	50

Plan of Distribution	52

Certain Relationships and Related Transactions	54

Description of Securities	56

Legal Matters	58

Experts	58

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	59

Available Information	59

Index to Consolidated Financial Information	F-1

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus the “company,” “we,” “us,” and “our” refer to Jpak Group, Inc., a Nevada corporation and its subsidiaries.

SUMMARY

   You should read this summary in conjunction with the more detailed information and financial statements appearing elsewhere in this prospectus.

   We did not conduct any operations during periods up through the date of the Share Exchange (defined herein). However, we have included elsewhere in this prospectus the historical consolidated financial statements of Jpak Group Co., Ltd., an exempted company organized under the laws of the Cayman Islands (“Jpak”), our recently acquired subsidiary which indirectly owns Qingdao Renmin Printing Co., Ltd. our operating subsidiary (“Qingdao Renmin”), including a balance sheet at December 31, 2007 and statements of operations for the fiscal years ended June 30, 2007 and 2006. Jpak owns 100% equity interest in Qingdao Renmin through its wholly owned subsidiary Grand International Industrial Limited, a company organized under the laws of Hong Kong (“Grand International”).

Our Company

   We are engaged primarily in the development, manufacture, and distribution of aseptic liquid food and beverage cartons for milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages in China. Since 2004, we have started and focused on the research and development, and we believe we are the largest and leading domestic supplier of aseptic liquid food and beverage cartons in China. Our business is primarily in China, but we have recently begun contract manufacturing products for export primarily to Southeast Asia.

Our growth strategy consists of consolidating our market leader position among domestic liquid food and beverage aseptic carton suppliers and to pursue expansion in the China market as well as selective Asian and Middle Eastern markets. We intend to achieve our goal by pursuing the following strategies:

•	Increasing output to further penetrate the China market;

•	Offering bundled packaging materials and filing mchines;

•	Increasing sales to selective Asian and other markets; (including Russia and Eastern Europe)

•	Establishing brand names and brand awareness.

Company History

RX Staffing, Inc.

                       Rx Staffing, Inc. was a development stage company incorporated in the State of Nevada on December 6, 2004. It was formed as a full-service temporary personnel agency to better meet the supplemental staffing needs of healthcare providers. Its corporate purpose was (i) to provide personnel staffing services to institutions, occupational site healthcare organizations and alternative site healthcare organizations and (ii) to provide health care professionals such as nurses, specialty technicians and physicians with the flexibility to balance their professional and personal schedules.

                       For the period beginning on the date of inception through the date of the Share Exchange, Rx Staffing generated minimal revenue from the sale of its medical staffing services.

      On August 9, 2007, we completed a reverse acquisition of Jpak Group, Inc. (“Jpak”).  Prior to the acquisition, Rx Staffing Inc. (“Rx Staffing”), was a public shell company, as that term is defined in Rule 12b-2 of the Exchange Act, established under the laws of Nevada on December 6, 2004.  To accomplish the share exchange we issued 23,005,000 shares of common stock on a one to one ratio for a 100% equity interest in JPAK. Per the terms of the Share Exchange and Bill of Sale of assets of Rx Staffing and Shaun Jones, Rx Staffing was delivered with zero assets and zero liabilities at time of closing. The transaction was regarded as a reverse merger whereby JPAK was considered to be the accounting acquirer as its shareholders retained control of RX Staffing after the exchange.  Although the Company is the legal parent company, the share exchange was treated as a recapitalization of JPAK.  Thus, JPAK is the continuing entity for financial reporting purposes.  The Financial Statements have been prepared as if JPAK had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

Jpak Group, Inc.

We commenced operations in China in 1958 as a state-owned, traditional printing and packaging company. In 2004, management completed the buyout of 88.23% of a state-owned equity interest in Qindao Renmin, a company located in Qingdao, Shandong Province of the People’s Republic of China; in the same year, we started developing aseptic liquid food and beverage cartons which was launched in the China market in 2005.  Jpak Group Co., Ltd. (“Jpak Ltd”) was incorporated in the Cayman Islands on June 22, 2006 under the name Winner Dragon Limited; they changed their name to Jpak Ltd. on September 18, 2006.  Also in September 2006, Jpak Ltd. acquired the 88.23% equity interest in Qingdao Renmin through Grand International, the 100% owned subsidiary of Jpak Ltd. Substantially, all of our operations are conducted in China through Qingdao Renmin. In July 2007, Grand International purchased the remaining 11.77% state-owned equity interest in Qingdao Renmin and now owns 100% equity interest in Qingdao Renmin.

  In September 2006, Jpak Group Co., Ltd. (“JPAK”) – a private holding company established under the laws Cayman Islands June 22, 2006, acquired 88.23% equity interest in Qingdao Renmin through Grand International, the 100% owned subsidiary of JPAK.  As a result of the acquisition, Qingdao Renmin became the majority owned subsidiary of Grand International and an indirect majority owned subsidiary of JPAK. The transaction was regarded as a reverse merger whereby Qingdao Renmin was considered to be the accounting acquirer as both Grand International and JPAK were holding companies with no significant operations and Qingdao Renmin continues as the primary operating entity even after the exchange, although JPAK is the legal parent company.  As such, Qingdao Renmin (and its historical financial statements) is the continuing entity for financial reporting purposes and the share exchange was treated as a recapitalization of JPAK.  Thus, JPAK is the continuing entity for financial reporting purposes.  The Financial Statements have been prepared as if JPAK had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.  Accordingly, we have revised our financial statements to reflect reverse merger accounting).

  On August 9, 2007, we entered into that certain Share Exchange, pursuant to which Jpak Ltd. became our wholly owned subsidiary and in connection with the Share Exchange, we changed our corporate name to Jpak Group, Inc.”

The Share Exchange and the Financing

  On August 9, 2007, we entered into and consummated the transactions contemplated (the “Share Exchange”) under a Securities Exchange Agreement (the “SEA”) by and among us, Jpak and the shareholders of Jpak (namely Joyrich Group Limited, a British Virgin Islands (“BVI”) company, Fabregas Group Limited, a BVI company, Statepro Investments Ltd., a BVI company, Raytech Investments Limited, a BVI company, and Capital American Markets Limited, a BVI company), pursuant to which all the shares of Jpak were transferred to us and Jpak became a wholly-owned subsidiary of ours, and at the same time the shareholders of Jpak were issued 23,005,000 shares of our common stock, which represented 64.4% of all the issued and outstanding shares of our common stock (assuming conversion of the preferred stock described below) following the Share Exchange and the financing described below. The Share Exchange has been accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with generally accepted accounting principles in the United States of America, or “U.S. GAAP.” Reported results of operations of the combined group issued after completion of the transaction will reflect Jpak’s operations.

On August 9, 2007, we became a party to the Note Purchase Agreement by and among the Company, Jpak, Grand International and the Investors. NPA was originally entered into in May 2007 pursuant to which Jpak issued Convertible Promissory Notes in the aggregate principal amount of US$5.5 million to the Investors. As a result of the Share Exchange, the Notes automatically converted into 5,608,564 shares of Series A Convertible Preferred Stock outstanding. The shares of Series A Convertible Preferred Stock are convertible into an aggregate of 11,217,128 shares of common stock. Under the terms of the Notes, we also issued (i) Series A Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of US$.60 per share until August 2013 (the “Series A Warrants”), (ii) Series B Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of US$.70 per share until August 2013 (the “Series B Warrants”) and (iii) Series J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Convertible Preferred Stock, which preferred stock shall contain the same terms as the Series A Convertible Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of our common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of US$.72 per share (the “Series C Warrants”) and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of US$.84 per share (the “Series D Warrants”). The Series J Warrants shall be exercisable at an exercise price of US$1.00 per warrant and shall only be exercisable until 90 days following the effective date of the registration statement for which this prospectus forms a part. Finally, we also granted warrants to purchase 990,000 shares of common stock with an exercise price of US$.50 per share to the placement agent in the financing transaction. These warrants have the same terms as the Series A and Series B Warrants, except that they contain a “cashless” exercise provision.

On August 9, 2007, we also entered into a Registration Rights Agreement with the Investors (the “Investor RRA”). Under the Investor RRA, we were required to prepare and file a registration statement for the sale of the Common Stock issuable to the Investors under the Series A and Series B Preferred Stock and the Warrants and to use our best efforts to cause, and to maintain, the effectiveness of the registration statement. We are filing this registration statement to fulfill our obligations under the RRA. We are subject to certain monetary obligations if, this registration statement is not declared effective by the SEC by March 31, 2008. The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%. Under the Investor RRA, the shareholders of Jpak were granted piggyback registration rights for 15,805,000 shares of our common stock.

    However, the Investor RRA also made provisions if we cannot register all of the shares underlying all of the Series A and Series B Preferred Stock and Warrants due to the SEC’s application of Rule 415.  Pursuant to those provisions, if the SEC issues us a 415 comment, then we must first try to register the common stock underlying the preferred stock (on a pro rata basis among the holders of the Preferred Stock) and then register all of the common underlying the Warrants (on a pro rata basis among the holders of the Warrants).   The SEC did issue a 415 comment to us on March 27, 2008 and accordingly, we are filing this Registration Statement to register for resale 687,106 shares of common stock underlying the Series APreferred Stock, as required by the terms of the Investor RRA.  Subsequent registration statements required to be filed to register the rest of the common stock underlying the preferred stock and warrants issued in the financing will be filed on the later of (i) 60 days following the sale of substantially all of the shares of common stock included in this Registration Statement or any subsequent Registration Statement and (ii) 6 months following the effective date of this Registration Statement or any subsequent Registration Statement, as applicable, or such earlier or later date as permitted or required by the Commission.  Each such subsequent registration statement must be declared effective by the earlier of (A) the 90th day following the filing date of such Registration Statement (or in the event such Registration Statement is reviewed by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) 5 business days after SEC has no more comments. However, we do not have any monetary obligations for any securities that were not permitted to be included in a registration statement because of the SEC’s application of Rule 415 until such time as such securities are required to be filed pursuant to the Investor RRA.  In such case, the liquidated damages shall be calculated to only apply to the percentage of securities which are permitted by the Commission to be included in the Registration Statement.

In addition to the Share Exchange, and the Investor RRA, on August 9, 2007, we also entered into a Securities Escrow Agreement (the “Escrow Agreement”) with the Investors, the principal stockholders named therein (the “Principal Stockholders”) and the escrow agent named therein (the “Escrow Agent”). Under the Escrow Agreement, the Principal Stockholders agreed to place an aggregate of 7,200,000 shares of Common Stock into escrow (the “Escrow Shares”) for the benefit of the Investors in the event the Company fails to achieve net income for the fiscal year ended June 30, 2008 (“Fiscal 2008”) of at least US$3.955 million (the “Fiscal 2008 Performance Threshold”).   Since we met the Fiscal 2008 Performance Threshold, the Escrow Shares were returned to the Principal Stockholders.

                In connection with the Financing, we issued H.C. Wainwright & Co., Inc., a broker-dealer member of FINRA who acted as our exclusive placement agent in connection with the financing received the following compensation for its services as placement agent: (i) a cash fee of 9% of the gross proceeds, plus expenses (an aggregate of $972,500) and (ii) warrants to purchase 990,000 shares of common stock at an exercise price equal to $0.50 per share, and warrants to purchase 750,000 shares of common stock at an exercise price equal to $0.60 per share, certain of which warrants were issued to officers and employees of the placement agent.

On December 28, 2007, the holders of our outstanding Series J Warrants exercised in full such warrants for aggregate gross proceeds of US$5.0 million to us. Upon exercise of the Series J Warrants and pursuant to their stated terms, we issued to the holders of the Series J Warrants (a) an aggregate of 5,000,000 shares of our Series B Convertible Preferred Stock, which are convertible into an aggregate of 8,333,333 shares of our common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of our common stock at an exercise price of US$0.72 per share and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of our common stock (subject to adjustment) at an exercise price of US$0.84 per share. The Series C Warrants and Series D Warrants have a term of six years from the date of issuance.

In connection with such exercise, the holders of the Series J Warrants agreed not to exercise their demand registration rights with respect to the shares of our common stock underlying the Series B Convertible Preferred Stock, the Series C Warrants and the Series D Warrants during the period beginning on the date of exercise of the Series J Warrants and ending on the ninetieth (90th) day following the effective date of this prospectus.

In connection with the exercise of the Series J Warrants, we extended the term of our Series A Warrants and Series B Warrants from four years to six years, so that such warrants shall now expire on August 9, 2013, and the deadline for effectiveness of this registration statement was extended to March 31, 2008.

Principal Executive Office

   Our offices are located at 15 Xinghua Road, Qingdao, Shandong Province, People’s Republic of China, (86-532) 8461 6387.

The Offering

  This offering relates to the offer and sale of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

Summary Financial Information

The following summary financial data for the fiscal years ended June 30, 2008 and for the fiscal quarter ended  March 31, 2009 were derived from the consolidated financial statements of our recently acquired subsidiary, Jpak. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. You should read the “Management’s Discussion and Analysis or Plan of Operation” beginning on page 14 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

Statements of Operations Data:

	For the year ended June 30,		For the nine months ended March 31,
	2008	2007	2009	2008
	(in thousands)		(in thousands)
Revenues	$37,264	$30,439	$27,507	26,233
Cost of sales	27,379	23,556	20,840	19,183
Gross profit	9,884	6,882	6,667	7,050
Operating expenses	6,054	4,693	6,778	4,220
Other income / (Expenses) net	(25)	(224)	(149)	(16)
Income before provision for income tax	3,805	1,965	(260)	2,814
Provision for income taxes		264	167	-
Minority interest	(1)	-	(1)	-
Foreign currency translation adjustment	2,109	367	(80)	1,626
Comprehensive income /(Loss)	$2,041	$2,067	(507)	565

Balance Sheet Data :

	As of June 30, 2008	As of March 31, 2009
	(in thousands)	(in thousands)
Cash and cash equivalents	$3,434	$1,953
Restricted cash	3,785	2,989
Accounts receivable, net of allowance for doubtful accounts of $1,441,909 and $45,359 at March 31, 2009 and June 30, 2008, respectively	9,026	10,110
Inventory	5,421	3,239
Prepaid expenses and other current assets	97	114
Deferred financing cost, net	-	-
Property and equipment, net	11,660	12,167
Total assets	35,922	34,346
Accounts payable and accrued expenses	3,443	2,057
Trade notes payable	3,785	2,735
Other tax payable	156	384

Short term bank loans	3,064	3,077
Other payables	260	272
Total liabilities	12,732	11,258
Minority interest	106	105
Shareholders' equity	23,190	23,088

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before purchasing any shares of our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties may also adversely impair our business operations. If any of the events described in the risk factors below actually occur, our business, financial condition or results of operations could suffer significantly. In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy our common stock.

Risks Related To Our Business.

The price increase of raw materials, such as paper materials, polyethylene materials, and aluminum materials, could increase the cost of our products and reduce our profit margin.  Paper materials, polyethylene materials, and aluminum materials are the major materials for our aseptic packaging products. In the last two years, the prices of paper materials, polyethylene materials and aluminum materials have fluctuated substantially, as have other raw materials, due to the increasing demand in China resulting from its rapid economic development. Although we have managed to minimize the impact of such fluctuation in the past, there is no assurance that we will be able to do so in the future. If the price for paper materials, polyethylene materials, aluminum materials, and other necessary raw materials increases significantly, our profit margin could decrease considerably and we may not be able to maintain our profitability.

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all. From time to time, we may seek additional financing to provide the capital required to maintain or expand our production facilities, implement research and development and equipment and/or working capital initiatives, as well as to repay outstanding loans if cash flow from operations is insufficient. We cannot predict with certainty the timing or account of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or develop new business at the desired rate. Consequently, our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on our current stockholders.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our products and services and possibly hurting our operating results . Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products and services. Our planned growth includes the increase of our line of products and expansion of sales in our existing markets as well as new markets over the next few years. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including, but not limited to:

•	the continued acceptance of our products and services by the packaging industries;

•	our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

•	the costs associated with such growth, which are difficult to quantify, but could be significant;

•	rapid technological change; and

•	the highly competitive nature of the packaging industries.

If we are successful in obtaining rapid market growth of our products and services, we will be required to deliver large volumes of quality products and services to customers on a timely basis at a reasonable cost to those customers. Meeting any such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products and services. Such demands would require more capital and working capital than we currently have available and we may be unable to meet the needs of our customers, this could adversely affect our relationship with customers, leading to a reduction in our revenues.

We have a history of operating losses, and there can be no assurance that we can sustain or increase profitability and, as a result, may not operate as a going concern.  While we recently achieved an operating profit, we have had operating losses in some of the years since our inception and there can be no assurance that we can sustain or increase profitability. Unanticipated problems, expenses, and delays are frequently encountered in developing and marketing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing, increases in the cost of raw materials and governmental regulation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. Revenues and profits, if any, will depend upon various factors. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on our business and results of operations. In addition, we expect to incur additional general and administrative expenses as a public company in the United States which could also have a negative impact on our profitability.

Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.  Our indebtedness aggregated approximately US$12.6 million as of June 30, 2008. As a result, we are subject to the risks associated with significant indebtedness, including:

•	we must dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we have less funds available for operations and other purposes;

•	it may be more difficult and expensive to obtain additional funds through financings, if available at all;

•
we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

•	if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

We may be exposed to risks relating to our disclosure controls and our internal controls and may need to incur significant costs to comply with applicable requirements.   Based on the evaluation done by our management at June 30, 2008, our internal controls over financial reporting were deemed ineffective, in that we did not have sufficient resources to discover and correctly account for the Share Exchange and related transactions, the impact of the issuance of certain warrants on our financial statements, t he impact of extending the term of the Series A and Series B Warrants, and proper accounting of commission paid in connection with the exercise of Series J Warrants in our September 30, 2007, December 31, 2007 and March 31, 2008 financial statements so as to avoid a material misstatement in our financial statements that would not be prevented or detected in a timely manner.  Due to SEC comments we received concerning our registration statement on Form S-1, we conducted further research about how to account for the share exchange and related activities and only then did management recognize the material weakness. This material weakness caused an error in our financial statements regarding how we accounted for the share exchange and the placement agent warrants issued in the financing that closed simultaneously with the share exchange.  These mistakes flowed through to our financial statements for the quarters ending September 30, 2007 and December 31, 2007.  On May 4, 2008, the Board of Directors concluded that we are required to restate our previously issued audited financial statements for the year ended June 30, 2007 and the periods ended September 30, 2007 and December 31, 2007.  Restated financial statements for the year ending June 30, 2007 were included in the previous Amendment to our Registration Statement, and restated financials for the quarters ending September 30, 2007 and December 31, 2007 were included in amendments to the quarterly reports for such periods, which we filed on August 5, 2008.  We then received additional SEC comments and determined that the financial statements for the quarter ending December 31, 2007 must be restated again, and that the financial statements for the quarter ending March 31, 2008 must be restated; these revisions impacted the financial statements for the quarter ended September 30, 2007 and as a result, we filed an amendment for that quarter to conform, and make consistent the disclosure contained therein with our other filings.  This latest restatement was needed to properly account for the extension of the term of the Series A and Series B Warrants, as well as the compensation issued pursuant to the exercise of the Series J Warrants.  We filed restated financials for the quarter ending December 31, 2007 and March 31, 2008 in a quarterly report on Form 10-Q for each such quarter on September 29, 2008.

We are seeking to recruit experienced professionals to augment and upgrade our financial staff to address issues of timeliness and completeness in financial reporting when we are preparing SEC filings.  No assurances can be given that we will be able to adequately remediate existing deficiencies in our internal controls.  Although we believe that these corrective steps – restating our financial statements and hiring a new Acting CFO (see Management section below) – will enable management to conclude that our internal controls over financial reporting are effective and these measures will remediate the material weaknesses discussed above when all of the additional financial staff positions are filled, we cannot assure you that this will be sufficient. We may be required to expend additional resources to identify, assess and correct any additional weaknesses in disclosure or internal control and to otherwise comply with the internal controls rules under Section 404 of the Sarbanes-Oxley Act which will be newly applicable to us for the first time at the end of this fiscal year.

We have pledged substantially all of our assets to secure our borrowings and are subject to covenants that may restrict our ability to operate our business.  Our borrowings under our existing loan agreements are secured by substantially all of our assets. If we default under the indebtedness secured by our assets, those assets would be available to the secured creditor to satisfy our obligations to the secured creditor. In addition, our loan agreements impose certain restrictive covenants, including financial covenants. Failure to satisfy any of these covenants could result in all or any of the following:

•	acceleration of the payment of our outstanding indebtedness;

•	cross defaults to and acceleration of the payment under other financing arrangements;

•	our inability to borrow additional amounts under our existing financing arrangements; and

•	our inability to secure financing on favorable terms or at all from alternative sources.

Any of these consequences could adversely affect our ability to acquire consumer receivable portfolios and operate our business.

The failure to maintain our relationships with our existing customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.  We maintain purchase orders for the sales of our products to our customers. Although we have entered into agreements to supply our customers, we cannot assure that such agreements will be renewed when the terms of such agreements expire or that our relationships with our customers will be maintained on satisfactory terms, if at all. The failure to maintain our relationships with our customers or the failure to obtain new customers could (i) negatively affect our revenues and decrease our earnings or (ii) adversely impact our business.

We rely on a limited number of suppliers and the loss of any of our suppliers, or delays or problems in the supply of materials used in our products, could materially and adversely affect our business, financial condition, results of operations and growth prospects.  We generally rely on one or two suppliers for each of the primary materials used in our products, including paper, polyethylene and aluminum, and otherwise rely on a limited number of suppliers for the other materials used in our products. Our suppliers may not be able to supply the necessary materials without interruption. We may not have adequate remedies for their failure to supply us which could result in a shortage of our products. If one of our suppliers fails or refuses to supply us for any reason, it could take time and expense to obtain a new supplier. In addition, our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could negatively affect our ability to obtain the materials used in our products in a timely manner. The search for new suppliers could potentially delay the manufacture of our products, resulting in shortages in the marketplace and may cause us to incur additional expense. Failure to comply with applicable legal requirements subjects our suppliers to possible legal or regulatory action, including shutdown, which may adversely affect their ability to supply us with the materials we need for our products. Any delay in supplying, or failure to supply, materials for our products by any of our suppliers could result in our inability to meet the commercial demand for our products, and could adversely affect our business, financial condition, results of operations and growth prospects.

We may not be able to adequately protect our intellectual property, which could harm our competitive advantage.  We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Piracy of intellectual property is widespread in China and despite our efforts to protect our intellectual proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our technology is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriations of our technology, particularly in countries where the laws may not protect our intellectual property rights as fully as in other countries such as the United States of America. In addition, third parties may seek to challenge, invalidate, circumvent or render unenforceable any intellectual property rights owned by us. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs, diversion of our management’s attention and diversion of our other resources.

The failure to increase our current manufacturing capacity could materially and adversely affect our business, financial condition, results of operations and growth prospects.  We currently manufacture our products at a single facility with two production lines. Manufacturing products at a single site presents risks because a disaster, such as a fire or hurricane, may interrupt our manufacturing capability. In such an event, we will have to resort to alternative sources of manufacturing that could increase our costs as well as result in significant delays. Any increase in costs, slowdowns or shutdowns could have a material adverse affect on our business, financial condition, results of operations and growth prospects.

Our use of a single manufacturing facility with two production lines may restrict our ability to attract large customers who require certainty in the production process. We intend to expand our manufacturing operations by adding additional production lines, but there is no assurance that we will have the financial resources required for this planned expansion or that any such expansion will be successful or completed in a timely fashion or within budget. We may encounter difficulties and significant unexpected costs and delays in scaling up our manufacturing operations. The failure to scale-up manufacturing operations in a timely and cost-effective way may adversely affect our income. In the event the demand for our products rapidly increases or spikes in a certain period, we may not have the manufacturing ability to fulfill demand, either in our own facilities or through agreements with third parties. This lack of manufacturing capacity could have a material adverse affect on our business, financial condition, results of operations and growth prospects.

Our failure to successfully develop new business segments could have a material adverse affect on our business, financial condition, results of operations and growth prospects.  We are currently pursuing and in the future may pursue new technologies and businesses segments internally or through acquisitions or combinations which involve significant risks. Any such acquisition or combination may involve, among other things, the payment of cash, the incurrence of contingent liabilities and the amortization of expenses related to goodwill and other intangible assets, and transaction costs, which may adversely affect our business, financial condition, results of operations and growth prospects. Our ability to integrate and organize any new businesses and/or products, whether internally developed or obtained by acquisition or combination, will likely require significant expansion of our operations. There is no assurance that we will have or be able to obtain the necessary resources to satisfactorily effect such expansion, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, future acquisitions or combinations by us involve risks of, among other things, entering markets or segments in which we have no or limited prior experience, the potential loss of key employees or difficulty, delay or failure in the integration of the operations of any such new business with our current business and operating and financial difficulties of any new or newly combined operations, any of which could have a materially adverse effect on our business, financial condition, results of operations and growth prospects. Moreover, there can be no assurance that the anticipated benefits of any internally developed new business segment or business combination will be realized.

The loss of one or more members of our management team or other key employees could affect our ability to successfully grow our business.  Our success and future growth depends to a significant degree on the skills and continued services of our management team and other key employees, including but not limited to, Yijun Wang, our Chairman, Chief Executive Officer and President (and Chairman and Chief Executive Officer of Qingdao Renmin) and Qingjun Yang, the President of Qingdao Renmin. Qingdao Renmin currently has employment agreements with its named executive officers but does not currently maintain key person life insurance. If one or more members of our management or other key employees were to resign or no longer be able to serve as our employees, it could impair our revenue growth, business and future prospects. Further, our ability to execute our business plan is dependent on our ability to attract and retain additional highly skilled personnel.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.  We do not have a majority of independent directors serving on our board of directors and we cannot guarantee that our board of directors will have a majority of independent directors in the future. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.  Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and at some point, a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify additional areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

We face significant competition in each product we offer and each geographic market in which we operate, and if we fail to compete effectively, we may lose our market share and our profitability may be adversely affected.  The aseptic liquid food and beverage carton market in China is rapidly evolving and highly competitive. We expect competition in this market to persist and intensify. We face competition in each major product line we offer and each geographic market in which we operate. We face nationwide competition primarily from Tetra Pack and SIG Cambibloc (“SIG”), both multi-national companies which currently have an estimated combined 90% of the aseptic carton market. We also face competition from domestic aseptic carton suppliers in China. Existing or future competing products may provide (i) better quality and technology, (ii) greater utility, lower cost or other benefits from their intended uses than our products, or (iii) may offer comparable performance at lower cost. Many of these companies are well-established, have substantially greater financial and other resources, and have more experience in manufacturing and marketing than we do. There can be no assurance that we will be able to compete successfully with such competitors. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues, and our business could suffer.

High margins for the aseptic liquid food and beverage cartons business will attract more businesses to enter this field. Our business could suffer as a result of more competition.  Our business has enjoyed relatively high profit margins so far due to the fact that we have concentrated in the aseptic liquid food and beverage carton business. Such high margins will attract more businesses to enter into this field. As a result, competition may intensify and our profits may drop significantly.

Risks Related To Doing Business in China

Changes in China’s political or economic situation could harm us and our operational results. Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	level of government involvement in the economy;

•	control of foreign exchange;

•	methods of allocating resources;

•	balance of payments position;

•	international trade restrictions; and

•	international conflict.

                       The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. The economic reforms in China have been conducted under a tight grip of the Chinese government. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited. The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. Because most of our officers and directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or its officers and directors by a shareholder or group of shareholders in the United States. Also, because our officers will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of our assets are located in the People’s Republic of China (“PRC”) it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

Recent PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties . On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce (“MOFCOM”), the State Assets Supervision and Administration Commission (“SASAC”), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange, (“SAFE”), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“New M&A Rule”), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles (“SPVs”), formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permits”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

Based on our understanding of current PRC Laws, we believe that the New M&A Rule does not require us or our Chinese shareholders or our entities in China to obtain the CSRC approval in connection with the transaction contemplated by the share exchange agreement, by and among the Company, Jpak and the shareholders of Jpak named therein, dated as of August 9, 2007 (the “Securities Exchange Agreement” or “SEA”), in connection with the Share Exchange because Grand International completed the approval procedures of the acquisition of the 88.23% equity interest in Qingdao Renmin at MOFCOM before September 8, 2006 when the New M&A Rule became effective.

There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule. Accordingly, we cannot assure you that PRC government authorities will not ultimately take a view contrary to our understanding that we do not need the CSRC approval, and PRC government authorities may impose some additional approvals and requirements.

Further, if the PRC government finds that we or our Chinese shareholders did not obtain the CSRC approval, which CSRC may think we should have obtained before our executing the Securities Exchange Agreement, we could be subject to severe penalties. The New M&A Rule does not stipulate the specific penalty terms, so we are not able to predict what penalties we may face, and how such penalties will affect our business operations or future strategy.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. China only recently has permitted provincial and local economic autonomy and private economic activities and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our activity to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively. The majority of our revenues will be settled in RMB (“RMB”) and, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB. The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should the RMB appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Government regulations and environmental matter in China may adversely impact on our business. Our manufacturing operations are subject to numerous laws, regulations,     rules and specifications relating to human health and safety and     the environment. These laws and regulations address and regulate, among other     matters, wastewater discharge, air quality and the generation, handling,     storage, treatment, disposal and transportation of solid and hazardous wastes     and releases of hazardous substances into the environment. In addition, third     parties and governmental agencies in some cases have the power under such laws     and regulations to require remediation of environmental conditions and, in the     case of governmental agencies, to impose fines and penalties. We make capital expenditures from time to time to stay in compliance with     applicable laws and regulations.

We have obtained all permits and approvals and filed all registrations required for the conduct of its business, except where the failure to obtain any permit or approval or file any registration would not have a material adverse effect on our business, financial condition and results of operations. We are in compliance in all material respects with the numerous laws, regulations,     rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on our business, financial condition and results of operations.

The PRC governmental authorities have not revealed any material environmental liability that would have a material adverse effect on us. We have not been notified by any governmental authority of any continuing noncompliance, liability or other claim in connection with any of our properties or business operations, nor are we aware of any other material environmental condition with respect to any of our properties or arising out of our business operations at any other location. However, in connection with the ownership and operation of our properties (including locations to which we may have sent waste in the past) and the conduct of our business, we potentially may be liable for damages or cleanup, investigation or remediation costs.

No assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to us. Moreover, no assurance can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the properties will not be affected by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. State and local environmental regulatory requirements change often.

It is possible that compliance with a new regulatory requirement could impose significant compliance costs on us. Such costs could have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty establishing adequate management, legal and financial controls in the PRC. The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.  RMB is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

In addition, on October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”), which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005.

According to Notice 75:

•
prior to establishing or assuming control of an offshore company for the purpose of obtaining overseas equity financing with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•
an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•
an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of the offshore company that does not involve any return investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests.

                       Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

In addition, SAFE issued updated internal implementing rules (“Implementing Rules”) in relation to Notice 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. The Implementing Rules permits retroactive registration for PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past but did not complete the relevant overseas investment foreign exchange registration procedures before March 31, 2006. But there may be penalties on the relevant PRC residents and the relevant onshore company if any foreign exchange transactions were paid out from the relevant onshore company to the relevant offshore company between April 21, 2005 and the date of the application for the registration. However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. It remains uncertain whether PRC residents shall go through the overseas investment foreign exchange registration procedures under Notice 75 or Implementing Rules, who may indirectly hold our shares through the participation and exercise of incentive stock option granted by Joyrich Group Limited and Fabregas Group Limited, shareholders of our company.

As a result, we cannot predict how they will affect our business operations following our business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, if required by Notice 75, Implementing Rules or other applicable PRC laws and regulations, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our business combination strategy and adversely affect our business and prospects following a business combination.

Our future employee stock option plan or stock ownership plan involving any PRC domestic individual will be subject to the administration of foreign exchange in the PRC . In accordance with the Measures of Administration on Foreign Exchange of Individuals promulgated on December 25, 2006 (the “Measures”) and the Implementing Rules of the Measures of Administration on Foreign Exchange of Individuals (the “Implementing Rules of Measures”), which became effective in February 2007, a PRC domestic individual (i.e., a Chinese citizen as defined) who participates in the employees stock option plan or stock plan of an overseas listed company shall conduct foreign exchange related affairs upon the prior approval of SAFE and/or its local branch through its employer or a PRC agency. The dividends of the shares or proceeds received from sale of shares under the stock option plan or stock ownership plan in foreign exchange by such PRC domestic individual shall be remitted and deposited into the special onshore foreign currency bank account in the PRC opened by the employer or the PRC agency. Furthermore, following the Implementing Rules of Measures, SAFE issued the Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company (Hui Zong Fa [2007] No. 78, the “Circular 78”) on April 6, 2007. Circular 78, which introduces a number of new and highly restrictive requirements, applies to any employee stock option plan or stock ownership plan offered by a PRC or non-PRC company whose shares are listed on an overseas stock exchange. Given these PRC regulations, if we approve and implement any employee stock option plan or stock ownership plan which will involve any PRC domestic individual, the SAFE registration for such PRC domestic individual participating in the employee stock ownership plan or stock option plan shall apply and be required. Nevertheless, Circular 78 only applies to the overseas listed company other than an overseas private company and as a result, the incentive stock option granted by Joyrich Group Limited and Fabregas Group Limited, shareholders of our company and private companies, to PRC residents do not fall into such SAFE registration under Circular 78. Currently it is silent in terms of PRC statutory requirements with respect to the PRC domestic individuals participating in employee stock ownership plan or stock option plan of an overseas private company, since there are no applicable PRC laws or regulations. It is unclear how future regulations will impact the incentive stock options granted by by Joyrich Group Limited and Fabregas Group Limited.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.  Our executive officers, directors, and principal stockholders who hold 5% or more of our outstanding common stock own, in the aggregate, approximately 96% of our outstanding common stock. These stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There is no active public trading market for our common stock and there can be no assurance that one will develop in the future.  There is no active public trading market for our common stock. Our common stock is quoted on the OTC Bulletin Board. There can be no assurance that a regular trading market will develop or that if developed, will be sustained. The development of an active trading market will depend on the existence of willing buyers and sellers, the presence of which is not within our control, or the control of any market maker or specialist. The number of active buyers and sellers of our common stock at any particular time may be limited. Under such circumstances, our shareholders could have difficulty selling our shares on short notice, and, therefore, our common stock should not be viewed as a short-term or liquid investment. In the absence of a trading market, a shareholder will be unable to liquidate his investment except by private sale.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our company.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions, which could impair liquidity and make trading difficult.  SEC Rule 15g-9, as amended, establishes the definition of a "penny stock" as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.   To approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.  OTC Bulletin Board securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC Bulletin Board reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

In the event that we raise additional capital through the issuance of equity securities, or securities exercisable for or convertible into our equity securities, our stockholders could experience substantial dilution.  If we raise additional capital by issuing equity securities or convertible debt securities, our existing stockholders may incur substantial dilution. Further, any shares so issued may have rights, preferences and privileges superior to the rights, preferences and privileges of our outstanding Securities.

The market price of our common stock may be volatile. The market price of our common stock will likely be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in industries in which we operate, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.  We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our stock. We plan to retain any future earnings to finance growth.

Future sales of our common stock may depress our stock price. Sales of a substantial number of shares of our common stock in the public market could cause a decrease in the market price of our common stock. As of  May 18, 2009 , we had approximately 44,355,461 shares of common stock outstanding (assuming conversion of our outstanding Series A and Series B preferred stock). We also have warrants to purchase approximately 21,073,334 shares of our common stock outstanding. We may also issue additional shares of stock and securities convertible into or exercisable for stock in connection with our business. In addition, we have agreed to file this registration statement covering the sale of the shares of our common stock underlying the securities issued in the financing transaction, which shares will be freely tradable following the effective date of this registration statement. Certain of our shareholders holding an aggregate of 23,005,000 shares of our common stock (including shares held in escrow as described herein) have agreed that, for a period of six months following the effectiveness of the registration statement for which this prospectus forms a part, they will not, subject to certain limited exceptions set forth in the Lock-Up Agreement (defined herein), including consent by the investors, offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in or other dispose of any shares of common Stock. In addition, for a period of 12 months following such six month period, no such shareholder shall sell more than one-twelfth of their total shares of common stock during any one month period. If a significant portion of our shares of common stock were sold in the public market, the market value of our common stock could be adversely affected.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.  If you are not an “institutional investor,” you will need to be a resident of certain jurisdictions to purchase our securities in this offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in the states and in other jurisdictions in which an applicable exemption is available or a registration application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our shares.

We are planning to seek a listing in a securities manual. Publication of certain information with respect to us in a securities manual is significant because it will allow you, in certain circumstances, to sell the any shares of common stock that you purchase in this offering pursuant to a commonly used selling stockholder exemption to state securities registration known as the “manual exemption.” The manual exemption permits a security to be distributed in a particular state without being registered if the issuer of that security has a listing for that security in a securities manual recognized by the state. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions. Most of the accepted manuals are those published by Standard and Poor’s, Mergent Investor Relation Services, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals, although some states impose additional requirements. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. Other states do not have any provisions and therefore do not expressly recognize the manual exemption. If you are not an institutional investor, you generally will not be permitted to purchase shares in this offering unless there is an available exemption (including the manual exemption) or we register the shares covered by this prospectus in such states. You will be permitted to purchase shares in this offering in New York as we have taken the steps required by the state to allow for the secondary trading of securities under this registration statement.

Anti-takeover provisions of Nevada law, our articles of incorporation and our bylaws may prevent or delay an acquisition of us that shareholders may consider favorable or attempts to replace or remove our management that could be beneficial to our shareholders.  Our articles of incorporation and bylaws contain provisions which could make it more difficult for a third party to acquire us without the consent of our board of directors. Our bylaws impose restrictions on the persons who may call special shareholder meetings. Furthermore, the Nevada Revised Statutes contain an affiliated transaction provision that prohibits a publicly-held Nevada corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested stockholder” unless, among others, (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder or (ii) the transaction is approved by the holders of a majority of the corporation’s voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation’s outstanding voting shares. This provision may have the effect of delaying or preventing a change of control of our company even if this change of control would benefit our shareholders.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “continue” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading “Risk Factors” beginning on page 4. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock covered by this prospectus.

In May 2007, we received gross proceeds of $5,500,000 in conjunction with the Financing. In December, 2007 we received proceeds of $5,000,000 in connection with the exercise of our Series J Warrants.  We used these proceeds for working capital and general corporate purposes.

In addition, if our outstanding warrants are exercised for cash, we will receive additional gross proceeds of up to approximately US$14.1 million. Certain of such warrants are subject to cashless exercise, in which case we will receive no proceeds from their exercise. We plan to use proceeds, if any, for working capital and general corporate purposes.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock commenced trading on the Over-The-Counter Bulletin Board on August 15, 2007 and trades under the symbol “JPAK.OB.”

The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market.

Transactions in our common stock have been sporadic and do not constitute an active market. Prior to the Share Exchange our shares of common stock did not trade publicly.

The following table sets forth the quarterly high and low bid prices for the common stock since the quarter ended September 30, 2007, the first quarter during which our common stock was listed on an exchange.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	High	Low
Quarter ended September 30, 2007	$1.40	$0.65
Quarter ended December 31, 2007	$1.65	$1.11
Quarter ended March 31, 2008	$1.80	$1.30
Quarter ended June 30, 2008	$1.56	$0.95
Quarter ended September 30, 2008	$1.20	$0.30
Quarter ended December 31, 2008	$1.01	$0.13
Quarter ended March 31, 2009	$0.75	$0.05

At May 18 , 2009, the closing bid price of the common stock was $0.10 and we had approximately 30 record holders of our common stock, 3 record holders of our Series A Preferred Stock and 3 record holders of our Series B Preferred Stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

There are Series A warrants to purchase 5,500,000 shares common stock at $0.60 per share and Series B warrants to purchase 5,500,000 shares at $0.70 per share; these warrants were issued to investors on August 9, 2007 and expire in 2013. There are also warrants to purchase 990,000 shares of common stock at $0.50 per share, which were issued to the placement agent in the Financing. The placement agent warrants will expire in 2013.

There are Series C Warrants to purchase an aggregate of 4,166,667 shares of our common stock at an exercise price of US$0.72 per share and Series D Warrants to purchase an aggregate of 4,166,667 shares of our common stock (subject to adjustment) at an exercise price of US$0.84 per share. The Series C Warrants and Series D Warrants were issued to investors on December 28, 2007 and expire in 2013. There are also warrants to purchase 750,000 shares of common stock at $0.60 per share, which were issued to the placement agent in the exercise of the Series J Warrants. The placement agent warrants will expire in 2013.

Effective August 11, 1993, the SEC adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) states that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Dividend Policy

We have never declared or paid dividends on our common stock. We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Description of Equity Compensation Plans Approved By Shareholders

We do not have any equity compensation plans. Our Board of Directors may adopt one or more equity compensation plans in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We did not conduct any operations during periods up through the date of the Share Exchange. However, we have included elsewhere in this prospectus the historical consolidated financial statements of Jpak and its subsidiaries, which we own as a result of the Share Exchange. The following discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Jpak for the  fiscal years ended June 30,2008 and 2007 and the quarter ended March 31, 2009 and should be read in conjunction with such financial statements and related notes included in this prospectus.

Overview

We are engaged primarily in the development, manufacture, and distribution of aseptic liquid food and beverage cartons for milk, fruit juices, soy milk, yogurt drinks, iced tea, wine, sauces and other liquid foods and beverages in China. Since 2004, we have focused on research and development and we believe we are the largest and leading domestic supplier of aseptic liquid food and beverage cartons in China. Our business is primarily in China, but we have recently begun contract manufacturing products for export to several other countries.

Company History

Qingdao Renmin commenced operations in China in 1958 as a state-owned, traditional printing and packaging company. Management completed the buyout of 88.23% of the state-owned equity interest in 2004, and in the same year started the development of aseptic liquid food and beverage cartons which was launched in the China market in 2005.

On June, 22, 2006, Jpak was incorporated in the Cayman Islands as Winner Dragon Limited. Winner Dragon Limited and was renamed Jpak Group Co., Ltd. on September 18, 2006. Additionally, during September 2006, Jpak completed the acquisition of 88.23% of the equity interest in Qingdao Renmin through Grand International, the 100% owned subsidiary of Jpak. Currently, substantially, all of our operations are conducted in China through Qingdao Renmin.

In July 2007, Grand International completed the acquisition of the remaining 11.77% of the state-owned equity interest and now owns 100% of the equity interest of Qingdao Renmin.

Competitive environment

The market for packaging products is competitive. Our operations may be affected by technological advances of competitors, industry consolidation, competitive combination products and new information of marketed products or post-marketing surveillance.  In addition, the recent milk scandal has brought significant downward pressure on the industry.

Due to China’s new anti-monopoly laws, some of our larger competitors have recently decreased the amount of bundled products that they offer.  This may cause some of these competitors to actually lower their price points, but we believe it will allow us to be more competitive since the sale of bundled products still maintains a relative large portion of the overall market.  As such, we will continue to try and compete and build on our offerings of bundled materials and equipment.

Milk scandal and its continuing impact on operations

In September 2008, the Chinese health ministry announced that over the previous months several babies died and thousands were sickened by contaminated milk formula powder.  The authorities later confirmed that the tainted powder was laced with melamine, an industrial chemical sometimes used to make plastics and fertilizer. Adding the chemical to the milk makes the formula test at higher concentrations of protein.

The tainted milk powder was traced to the Sanlu Group, one of China's biggest dairy producers, which operates as a joint venture with a New Zealand-based dairy conglomerate, Fonterra.  Further investigation revealed that milk formula powders produced by dozens of other dairy producers were also contaminated. Following this scandal, the Chinese government began strengthening its supervision of both the milk and beverage industries. As a result, some smaller plants have stopped their production and other larger companies within the industry are still working to recover from the damage caused by the scandal.

In recent years and prior to the milk scandal, we began focusing more efforts in the dairy packaged segment as it typically has higher margins than the fruit juice market. Due to the scandal, our previously developed relationship with Sanlu has been terminated and all orders from them have been cancelled. Additionally, orders from Taizinai and Yinying, two of our other customers in the diary sector, have also fallen sharply.

Management continues to monitor both the short and long-term impact that the milk scandal will have on our business and operations. Although we are currently taking every action necessary to attempt to minimize the impact, since medium and small size companies constitute most of our customers, our short term revenue has been adversely impacted.   Despite these short-term problems, management’s current effort to realign our marketing effort in the post-scandal market place is beginning to show positive results and we expect our revenues to increase in the near future.  In the past quarter, we began discussions with several new customers including some milk producers. In fact, Wondersun, a client that we recently obtained, became one of our top 10 clients in terms of sales during the previous quarter.

As a result of recent downturn in the worldwide financial and credit markets, some of our key customers are experiencing a challenging business environment in conjunction with mounting financial pressure.  As a result, management has tightened our credit control by installing ceilings on our customers’ credit limits and more closely monitoring the financial situation of our customers.

Although many companies are facing challenges from the worldwide economic downturn, our sales department has developed eleven new domestic clients which amounted to 8% of the total sales in the three months ended March 31, 2009.  In addition, we are making progress in our negotiations with a leading Chinese milk producer and if these negotiations are successful, our orders may increase significantly.

Strategy

Our growth strategy consists of consolidating our market leader position among domestic liquid food and beverage aseptic carton suppliers and to pursue expansion in the China market as well as selective Asian and Middle Eastern markets. We intend to achieve our goal by pursuing the following strategies:

●	Increasing output to further penetrate the China market;
●	Offering bundled packaging materials and liquid filling machines;
●	Increasing sales to selective Asian and other markets;
●	Continuing and increasing the recent orders from Russia and other Eastern European markets;
●	Establishing brand names and brand awareness; and
●	Enhancing the Company’s competitive advantages through continued R&D.

Research and Development

In October 2006, Qingdao Renmin invested in Qingdao Delikang Packing Machinery Co., Ltd., (“Qingdao Delikang”), a joint venture with Xi’an Heiniu Machinery, Co. Qingdao Renmin is the 51% owner of Qingdao Delikang.  The main focus of this joint venture is the research and development of liquid filling machines.  We are currently in the process of finalizing the development of certain new filling machine technology and techniques. Management is currently formalizing its strategies for these new filling machines and hopes to launch these products by July 2009. Our initial testing has shown that these updated filling machines can produce 12,000 packages per hour.  We are currently monitoring the stability of all parts of the machines to determine if any additional adjustments are needed.

In addition, we successfully developed packaging which can be used in the filling machines created by SIG.  Management believes this new packaging could result in significantly increased revenues with a higher gross margin. These new products are still being tested by ourselves and among our customers and we expect customer approval in the near term.. Provided that the product tests are successful, the sales of SIG packaging are expected to generate significant additional revenue.

Manufacturing, Sales and marketing

We support commercialized products with manufacturing, sales and marketing efforts. We are also moving forward with additional investments to enhance our infrastructure and business, including capital expenditures for the new production machinery. We have increased the annual capacity from 2 billion packs last year to approximate 3.5 billion packs under our current normal packaging. Additionally, once our SIG packaging system passes its initial testing,, management plans to introduce up to eight more production lines with annual capacity of 80 million packs per line (as funding becomes available).

Management continually reviews the business, including manufacturing operations, to identify actions that will enhance long-term competitiveness. By continuously streamlining the management of the production processes and improving production efficiency, we decreased the scrap percentage and lowered our costs.

We expanded our market by increasing the number of transactions with existing key clients and new clients; during fiscal year 2008, we gained a number of additional clients.  We have received orders from customers in Russia and Eastern Europe, who currently account for only small amount of our total sales, but we intend to expand the amount of customers in these regions. Management also believes we are well positioned to attain new strategic clients in the year 2009 with our new filling machines and once the SIG packaging becomes fully operational.

Results of Operations
The following table shows the results of operations of our business.

Comparison of results for the fiscal year ended June 30, 2008, to the fiscal year ended June 30, 2007

Year Ended June 30	2008	2007
Sales	$37,263,624	$30,438,550
Cost of sales	$27,379,350	$23,556,328
Total expenses	$6,054,118	$4,693,147
Other income (expense)	$(24,945)	$(224,478)
Income taxes	$-	$263,870
Minority interest	$(1,460)	$-
Net income	$3,806,671	$1,700,727
Beneficial conversion feature related to issuance of series A&B convertible preferred stock	$(3,875,079)	$-
Foreign currency translation adjustment	$2,109,409	$366,698

Comprehensive income (Loss)	$2,041,001	$2,067,425

Sales.  Total sales were approximately US$37.2 million for the fiscal year ended June 30, 2008 as compared to approximately US$30.4 million for the fiscal year ended June 30, 2007, an increase of approximately US$6.8 million, or 22.4%. Besides the factor of the appreciation of RMB to US$, the sales increased by 13.9% for the year ended June 30, 2007. The increase resulted from increased sale of our products to major key clients as well as to new customers in 2008. The sales to two key clients for the year ended June 30, 2008 increased by US$1.9 million comparing to that for the year ended June 30, 2007. The increase of new customers was mainly due to shifting of the product lines from traditional printing and packaging to aseptic liquid food and beverage cartons. There were 18 new customers solely for aseptic products in 2008 as compared to 2007 and the amount of increased sales for the 18 new customers was US$1.8 million. Existing customers for aseptic products accounted for the remaining US$3.1 million increase in sales for 2008 as compared to 2007.

Cost of Sales.  Cost of sales for the fiscal year ended June 30, 2008 was approximately US$27.4 million, or 73.5% of sales, as compared to US$23.6 million, or 77.4% of sales, for the fiscal year ended June 30, 2007. Our cost of sales are primarily composed of the costs of direct raw materials (mainly paper materials, polyethylene materials, aluminum materials, printing materials), labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead. There was no significant change in cost of sales to sales for 2008 and 2007. The slight change was due to less scrap percentage than the expected percentage, more efficient use of the materials, as well as less unit cost of fixed cost under the enlarged production. Our management is investing in more research and development expenses for improving the cost of sales to sales percentage.

Operating Expenses. Selling, general and administrative expenses were approximately US$6.0 million for the fiscal year ended June 30, 2008 as compared to approximately US$4.7 million for the fiscal year ended June 30, 2007, an increase of approximately US$1.3 million, or 27.7%. The increase was primarily due to an increase in general and administrative expenses by US$0.9 million for 2008, as compared to 2007, as a result of listing as a public company in the United States.

Although increase in sales of approximately US$6.8 million, the sales and sales related expenses decreased by $196,015. Selling expenses primarily consist of advertising, promotional and other sales and marketing expenses, salaries, commissions, and benefits for our sales and marketing personnel. The decrease of selling expenses was mainly due to the travelling expense of the sales staff that decreased by 69%, which was the result of the company strengthening the control of after sales service. We expect that our selling expenses will increase in absolute terms in the near future as we increase our sales efforts, expansion of the markets to more markets, hire additional sales personnel, and initiate additional marketing programs.

Income Taxes. We are not subject to any income taxes in the United States or the Cayman Islands. Under the Interim Regulations of the People's Republic of China on Enterprises Income Tax effective from January 1, 1994 to December 31, 2007 and the Income Tax Law of the People's Republic of China for Foreign Investment Enterprises and Foreign Enterprises effective from July 1, 1991 to December 31, 2007, a company is generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments with the following “tax holidays”: If the enterprise is a manufacturing related joint venture with a foreign enterprise or a wholly owned subsidiary of a foreign enterprise, with an operation of 10 years or more, it enjoys a two-year income tax exemption from the year that it is profitable and a 50% income tax reduction for the following three years ( the “2-3 tax holiday”).

Our subsidiary, Qingdao Renmin has been a domestic limited liability company since May 24, 2001 and has been subject to an income tax at an effective rate of 33%. However, since September 7, 2006, as a result of our acquisition, Qingdao Renmin is now a foreign investment enterprise and started to enjoy the 2-3 tax holidays.

On March 16, 2007, the PRC promulgated a new income tax law for enterprises that have become effective on January 1, 2008. Under the new income tax law, a company incorporated in the PRC will be generally subject to an income tax at an effective rate of 25%. In accordance with the new tax law, Qingao Renmin may continue to enjoy the 2-3 tax holidays that it currently enjoys as a foreign investment enterprise subject to the regulations to be promulgated by the State Council of the PRC.

Net income.  Net income was approximately US$3.8 million for the fiscal year ended June 30, 2008 as compared to net income of approximately US$1.7 for the fiscal year ended June 30, 2007, an increase of US$2.1 million. The increase was primarily attributed to the increase of sales and increase of profit margin of products.

Foreign currency translation adjustment: Our reporting currency is the US dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to US$ 2.1 million as of June 30, 2008 as compared to US$0.4 million as of June 30, 2007. The balance sheet amounts with the exception of equity at June 30, 2008 were translated at 6.854 RMB to 1.00 US dollar as compared to 7.6 RMB at June 30, 2007. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the fiscal years ended June 30, 2008, and June 30, 2007 were RMB 7.263 and RMB7.81, respectively.

Comprehensive Income.  The comprehensive income, which adds the currency adjustment to Net Income, were US$2.0 million for the year ended June 30, 2008, as compared to the comprehensive income of US$2.1 million for the year ended June 30, 2007, an decrease of US$0.1 million.  The decrease was primarily due to the beneficial conversion feature related to issuance of Series A and Series B convertible preferred stock, which amounts to a negative US$3.9 million.

Liquidity and Capital Resources

As of June 30, 2008, we had working capital totaling approximately US$12.3 million, including cash and cash equivalents of US$7.2 million.

Net cash provided by operating activities was US$0.9 million for the fiscal year ended June 30, 2008, which was mainly due to the addition of other receivables and advance payments and reduction of accounts payable. Net cash used by US$1.8 million for the fiscal year ended June 30, 2007 was mainly due to reduction of accounts payable, accrued expenses and other payables.

Net cash used in investing activities for the fiscal year ended June 30, 2008 totaled US$3.6 million and related primarily to the purchase of property and equipment at US$ 4.4 million less the disposal of machinery with the net book value of 0.7 million. Net cash used in investing activities for the fiscal year ended June 30, 2007 totaled US$6.9 million and related to the purchase of property and equipment and acquisition of the outstanding equity of Qingdao Renmin not owned by us.

Net cash provided  by financing activities for the fiscal year ended June 30, 2008 was US$4.6 million. Net cash generated  by financing activities for the fiscal year ended June 30, 2007 totaled US$12.2 million. The decrease in the 2008 period was primarily the result of a decrease in capital contributions, and no proceeds from the sale of the convertible notes in 2008 compared to 2007.

We have entered into several loan agreements with our primary lenders, Industrial and Commercial Bank of China and Qingdao City Commercial Bank, under which we have term loans. As of June 30, 2008, we had an aggregate principal amount of US$3.1 million outstanding under the loan agreements, which amounts mature from January 2009 to May 2009 and accrue interest at 7.47%. The loan agreements contain customary affirmative and negative covenants. As of June 30, 2008, we were in material compliance with the terms of our loan agreements.

Since the principal amount of US$4.1 million will fall due between January 2009 and May 2009, we will either repay the term loan or renew the loan according to the financial position and cashflow position as at the maturity date of the term loan. Since the financial and cashflow position is strengthening as compared for the last year, we will repay some of the term loan, provided that that there is no additional working capital requirement.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

Our consolidated financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments, estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

Revenue recognition.

We derive our revenues primarily from sales of printing packaging products. We generally recognize product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and the collectibility is probable. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. We are generally not contractually obligated to accept returns.

Accounts Receivable and Allowance for Doubtful Accounts.

Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at the end of the period. An allowance is estimated based upon (i) management’s assessment of the credit history with customers having outstanding balances and (ii) the current status of the relationship with the customer. It is possible the allowance for doubtful accounts could materially differ than management’s estimate.

Inventory.

Our provision for inventory write-downs is based on our best estimates of (i) product sale prices, (ii) customer demand patterns, and (iii) our plan to transition products. However, since we operate in a highly competitive industry that is characterized by aggressive pricing practices, downward pressures on gross margins, and rapid technological advances it is foreseeable that the estimates used by us to determine its provisions for inventory write-downs will be materially different from the actual amounts or results. Such differences could result in higher than expected inventory provisions and related costs, which could have a materially adverse effect on our results of operations and financial condition in the near term.

Property and Equipment.

Property and equipment are stated at cost and depreciated using the straight-line method, over 5 and 40 years. The carrying value of long lived assets is evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, we recognize an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based upon current and anticipated future undiscounted cash flows. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. Based upon our most recent analysis, we believe that no impairment of property and equipment existed for the fiscal year ended June 30, 2008.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On October 2, 2007, we appointed Patrizio & Zhao, LLC, as our independent registered public accounting firm to replace Bagell, Josephs, Levine & Company, LLC following their dismissal on October 2, 2007. This action was ratified by our board of directors on October 2, 2007. During our fiscal years ended December 31, 2006 and 2005 and the subsequent interim period through October 2, 2007, we had no disagreements with Bagell, Josephs, Levine & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Bagell, Josephs, Levine & Company, LLC would have caused it to make reference to the subject matter of the disagreements in its report. Bagell, Josephs, Levine & Company, LLC’s report on our financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. A letter addressed to the SEC from Bagell, Josephs, Levine & Company, LLC stating that it agrees with the above statement was attached as an exhibit to our Current Report on 8-K filed with the SEC on October 8, 2007.

Comparison of the three months ended March 31, 2009 and 2008

Three Months Ended March 31	2009	2008
Sales	$11,968,137	$10,813,896
Cost of sales	$8,637,784	$7,876,883
Total expenses	$3,152,896	$1,277,004
Other income (expense)	$(55,316)	$(79,086)
Income taxes	$167,372	$-
Net income (loss)	$(44,853)	$1,578,943
Foreign currency translation adjustment	$(40,888)	$801,923
Comprehensive income (loss)	$(85,741)	$2,380,866

Sales. Total sales were approximately US$12.0 million for the three months ended March 31, 2009 as compared to approximately US$10.8 million for the same period of 2008, an increase of approximately US$1.2 million, or 10.7%. The growth of revenue was mainly due to partial recovery from the impact of the milk scandal discussed above and the global financial crisis.   In addition, our recent adjustment in sales strategy and our continuing efforts to locate and develop new customers also contributed to the sales growth.  With our competitive pricing advantage, we have added 11 new domestic customers in this quarter which accounted for 8% of total revenue.

Cost of Sales. Cost of sales for the three months ended March 31, 2009 was approximately US$8.6 million, or 72.2% of sales, as compared to US$7.9 million, or 72.8% of sales, for the same period of 2008. Our cost of sales are primarily composed of raw materials costs (mainly paper materials, polyethylene materials, aluminum materials, printing materials), labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead. Under the difficult current market conditions, we reduced our selling price to enhance our competitive edge and continue to attract new customers. Additionally, we have adopted tighter cost management procedures in order to maintain our cost advantage over certain competitors.

Selling, general and administrative expenses. Selling, general and administrative expenses were approximately US$3.2 million for the three months ended March 31, 2009 as compared to approximately US$1.3 million for the same period of 2008, a dramatic increase of approximately US$1.9 million, or 147%. This increase was mainly result of a onetime bad debt allowance of approximately US$1.4 million due to a former major customer who was near bankruptcy. In addition, our R&D expenses increased by US$0.2 million over the previous period.  As a result of the bad debt allowance, management has tightened our credit procedures and control by having ceilings on our customers’ credit limits and is more closely monitoring the financial situation of our customers.

Net income (loss).  Net loss was approximately US$0.04 million for three months ended March 31, 2009 as compared to net income of approximately US$1.6 million for the same period of 2008, a decrease of approximately US$1.6 million. The decrease in net income was primarily the result of the one-time bad debt allowance of almost US$1.4 million.  Without this bad debt allowance, net income would have only decreased by approximately US$0.2 million.

Foreign currency translation adjustment.  Our reporting currency is the US dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to loss of US$40,888 as of March 31, 2009 as compared to gain of US$0.8 million as of March 31, 2008. The balance sheet amounts with the exception of equity at March 31, 2009 were translated at RMB6.8259 to US$1.00 as compared to RMB7.0028 at March 31, 2008. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the three months ended March 31, 2009 and 2008 were RMB6.8253 and RMB7.4286, respectively.

Comprehensive loss. The comprehensive income, which adds the currency adjustment to net income, was a loss of approximately US$0.09 million for the three months ended March 31, 2009 as compared to an income of US$2.4 million for the three months ended March 31, 2008, a decrease of income by $2.5 million. The decrease of income was mainly due to the reduction of our operating profit in this period.

Comparison of the nine months ended March 31, 2009 and 2008

Nine Months Ended March 31	2009	2008
Sales	$27,507,254	$26,232,788
Cost of sales	$20,840,352	$19,183,182
Total expenses	$6,777,984	$4,219,602
Other income (expense)	$(149,163)	$(15,884)
Income taxes	$167,372	$-
Net income (loss)	$(426,680)	$2,814,120
Foreign currency translation adjustment	$(80,171)	$1,626,073
Comprehensive income (loss)	$(506,851)	$565,114

Sales. Total sales were approximately US$27.5 million for the nine months ended March 31, 2009 as compared to approximately US$26.2 million for the same period of 2008, increased by approximately US$1.3 million, or 4.9%. The limited growth of revenue was mainly due to the downturn of our dairy package sales as a result of the milk scandal discussed above.  In addition, the recent global financial crisis caused some of our customers to decrease orders and reduced our projected overall sales volume. To help deal with these issues, we reduced certain prices which increased sales volume but had a negative effect on revenue.

Cost of Sales. Cost of sales for the nine months ended March 31, 2009 was approximately US$20.8 million, or 75.8% of sales, as compared to US$19.2 million, or 73.1% of sales, for the same period of 2008. Our cost of sales are primarily composed of raw materials costs (mainly paper materials, polyethylene materials, aluminum materials, printing materials), labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead. Under the difficult current market conditions, we have reduced our selling price to enhance our competitive edge and to continue to attract new customers.   Although this strategy allowed us to increase sales volume it also contributed to our decreased gross margin by 2.7%.

Selling, general and administrative expenses. Selling, general and administrative expenses were approximately US$6.8 million for the nine months ended March 31, 2009 as compared to approximately US$4.2 million for the same period of 2008, an increase of approximately US$2.6 million, or 61%. The increase was mainly due to an increase of research and development expenses and the bad debt allowance for the nine months ended March 31, 2009. The Company continuously strengthened our research and development activities, which caused the total R&D expense to reach almost US$1.5 million, as compared to the R&D expense of US$0.8 million in the same period of 2008. For the nine months ended March 31, 2009, we had bad debt allowance of approximately US$1.4 million due to a former major customer who was near bankruptcy. As a result of the bad debt allowance, management tightened our credit procedures and control by having ceilings on our customers’ credit limits and more closely monitoring the financial situation of our customers.

Net income (loss).  Net loss was approximately US$0.4 million for nine months ended March 31, 2009 as compared to net income of approximately US$2.8 million for the same period of 2008, a decrease of approximately US$3.3 million. The decrease in net income was primarily due to the increase of $US2.6 million in selling, general and administrative expenses. In addition, the sales price reduction that we initiated to increase sales volume decreased the gross profit margin and therefore also had a negative impact on net income.

Foreign currency translation adjustment.  Our reporting currency is the US dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to loss of US$0.08 million as of March 31, 2009 as compared to gain of US$1.6 million as of March 31, 2008. The balance sheet amounts with the exception of equity at March 31, 2009 were translated at RMB6.8259 to US$1.00 as compared to RMB7.0028 at March 31, 2008. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the nine months ended March 31, 2009 and 2008 were RMB6.8241 and RMB7.3725, respectively.

Comprehensive loss. The comprehensive loss, which adds the currency adjustment to net income/loss, was approximately US$0.5 million loss for the nine months ended March 31, 2009 as compared to an income of US$0.6 million for the same period of 2008, a decrease of $1.1 million. The decrease of income was mainly due to the reduction of our operating profit in this period.

Liquidity and Capital Resources

As of March 31, 2009, we had working capital totaling approximately US$12.5 million, including cash and cash equivalents of US$4.9 million.

Net cash used in operating activities was US$135,338 for the nine months ended March 31, 2009. This net cash used was primarily due to the increase of accounts receivable and advanced payment during this period.  Net cash generated in operating activities was US$351,635 for the nine months ended March 31, 2008. This net cash generated was primarily the result of revenue growth which led to an increase in net income during the same period of 2008.

Net cash used in investing activities for the nine months ended March 31, 2009 totaled US$1.5 million and related primarily to the purchase of property and equipment and non interest-bearing loans provided to a customer. Net cash used in investing activities for the nine months ended March 31, 2008 totaled US$3.3 million and related primarily to the purchase of property and equipment and the acquisition of the outstanding equity of Qindao Renmin which was not owned by us.

Net cash used in financing activities for the nine months ended March 31, 2009 was US$0.5 million and related primarily to the decrease of trade notes payable deducted by new borrowings from staff. Net cash generated in financing activities for the nine months ended March 31, 2008 was US$2.7 million and related primarily to capital contribution during the same period of 2008.

We have entered into several loan agreements with our primary lenders, Industrial and Commercial Bank of China and Qingdao City Commercial Bank, under which we have term loans. As of March 31, 2009, we had an aggregate principal amount of US$3.0 million outstanding under the loan agreements, with amounts mature from May 2009 to January 2010 and bear interest at a rate of 7.47% and 5.31% per annum. The loan agreements contain customary affirmative and negative covenants and were secured by the property and equipment of Qindao Renmin. As of March 31, 2009, we were in material compliance with the terms of our loan agreements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Income Taxes

We are not subject to any income taxes in the United States or the Cayman Islands. Under the Interim Regulations of the People's Republic of China on Enterprises Income Tax effective from January 1, 1994 to December 31, 2007 and the Income Tax Law of the People's Republic of China for Foreign Investment Enterprises and Foreign Enterprises effective from July 1, 1991 to December 31, 2007, a company is generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments with the following “tax holidays”: If the enterprise is a manufacturing related joint venture with a foreign enterprise or a wholly owned subsidiary of a foreign enterprise, with an operation of 10 years or more, it enjoys a two-year income tax exemption from the year that it is profitable and a 50% income tax reduction for the following three years ( the “2-3 tax holiday”).

Our subsidiary, Qingdao Renmin has been a domestic limited liability company since May 24, 2001 and has been subject to an income tax at an effective rate of 33%. However, since September 7, 2006, as a result of our acquisition, Qingdao Renmin is now a foreign investment enterprise and started to enjoy the 2-3 tax holidays.

On March 16, 2007, the PRC promulgated a new income tax law for enterprises that became effective on January 1, 2008. Under the new income tax law, a company incorporated in the PRC will be generally subject to an income tax at an effective rate of 25%. In accordance with the new tax law, Qingdao Renmin may continue to enjoy the 2-3 tax holidays that it currently enjoys as a foreign investment enterprise subject to the regulations to be promulgated by the State Council of the PRC. Since January 1, 2009, Qingdao Renmin has entered to the three-year period of tax holiday by a 50% reduction of income tax with effective rate of 12.5%.

Critical Accounting Policies and Estimates

Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our 10-K/A for the year ending June 30, 2008 for disclosures regarding Jpak’s critical accounting policies and estimates.  The interim financial statements follow the same accounting policies and methods of computations as those for the year ended June 30, 2008.

BUSINESS

Overview

We are engaged primarily in the development, manufacture, and distribution of aseptic liquid food and beverage cartons for milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages in China.

We believe we are the largest and leading domestic supplier of aseptic liquid food and beverage cartons in China. Our business is primarily in China, but we have recently begun contract manufacturing products for the export market.

Established in 1958, Qingdao Renmin was a state-owned, traditional printing and packaging company. On August 21, 2006, Grand International entered into a sales and purchase agreement with three of the then-existing five shareholders (the “Original Shareholders”) of Qingdao Renmin, pursuant to which Grand International purchased 88.23% of the equity interest in Qingdao Renmin. The total purchase consideration was RMB 40,999,000 which was determined based upon the net asset value of Qingdao Renmin as of August 21, 2006. On September 5, 2006, this transfer was approved by the Qingdao Municipal Bureau of Foreign Trade and Economic Cooperation, and the registration with the Qingdao State Administration for Industry and Commerce was completed on December 7, 2006. As a result of this transfer, Grand International acquired an 88.23% equity interest in Qingdao Renmin. In July 2007, Grand International purchased the remaining 11.77% state-owned equity interest in Qingdao Renmin and now owns 100% equity interest in Qingdao Renmin.

The acquisition of Qingdao has been accounted for in the financial statements using the reverse merger accounting method.

We have experienced significant growth in our business in recent years. Our total net sales reached US$37.3 million for the fiscal year ended June 30, 2008, up $6.9 million from US$30.4 million for the fiscal year ended June 30, 2007 and US$30.4 million for the fiscal year ended June 30, 2007, up from US$22.6 million for the fiscal year ended June 30, 2006. Additionally, our total net sales for reached US$37.3 million for the year ended June 30, 2008 as compared to approximately US$30.4 million for the year ended June 30, 2007, an increase of approximately US$6.9 million or 23%.

Our Corporate Structure

We were incorporated in the state of Nevada on December 6, 2004 under the name RX Staffing, Inc. On August 9, 2007 we entered into that certain Share Exchange, pursuant to which Jpak became our wholly owned subsidiary. In connection with the Share Exchange, we changed our corporate name to Jpak Group, Inc. We function as a holding company and, through our subsidiaries, own 100% equity interest in Qingdao Renmin, our operating subsidiary.

Jpak was incorporated in the Cayman Islands on June 22, 2006 under the name Winner Dragon Limited. On September 18, 2006, Winner Dragon Limited was renamed Jpak Group Co., Ltd. In September 2006, Jpak completed the acquisition of 88.23% of the equity interest in Qingdao Renmin through Grand International, the 100% owned subsidiary of Jpak. Substantially, all of our operations are conducted in China through Qingdao Renmin. In July 2007, Grand International purchased the remaining 11.77% state-owned equity interest in Qingdao Renmin and now owns 100% equity interest in Qingdao Renmin.

Our Industry

We believe that the liquid food and beverage carton market in China is approximately 26 billion packages annually with sales of US$1.68 billion. We believe the key factor that will continue to drive the growth of the liquid food and beverage carton market in China is the rapidly increasing per capita consumptions of milk and non-carbonated beverages in the major coastal cities as well as the rural regions.

Based on studies we have completed, we believe the annual consumption in the Asian (excluding China and Japan) and Middle Eastern markets is estimated at 21 billion and 4 billion packages, respectively, with double digit annual growth rates expected in most countries. We attribute such growth to a steady increase in consumption of aseptic packaged milk and other beverage products. We also believe that multinational suppliers currently supply nearly 90% of aseptic packaged milk and other beverage products, whilst domestic suppliers supply the remaining 10% of the liquid food and beverage packaging market in China.

Our Growth Strategy

We strive to consolidate our market leader position among domestic liquid food and beverage aseptic carton suppliers and intend to pursue expansion in the China market as well as selective Asian and Middle Eastern markets. We intend to achieve our goal by pursuing the following strategies:

Increasing output to further penetrate the China market.

We are continuing our efforts to increase our production output as well as widen the range of aseptic carton products to further penetrate the packaged milk and other liquid food and beverage markets in China.

Offering bundled packaging materials and filling machines.

We are developing aseptic liquid filling machines to augment the sales of our aseptic carton packaging products, enabling us to offer a complete packaging solution as well as increase per customer sales.

Increasing sales to selective Asian and other markets.

We are aggressively pursuing Asian, Middle Eastern, Russsia, Eastern European and other markets to increase market penetration via direct sales and channel partnerships in selective countries.

Establishing brand names and brand awareness.

We are continuing to establish a strong corporate identity as well as enhance our product brand names and brand awareness to enhance an accelerated adoption of our existing and new products.

Our Products

We provide a wide variety of aseptic liquid food and beverage carton products intended to address the needs of our customers.

Aseptic Packaging Technology

We use aseptic packaging technology in our products. An aseptic liquid food and beverage processing and packaging ensure that the packaged contents and packaging materials are free of harmful bacteria and microorganisms in a closed, sterile production environment under ultra high temperature treatment.

Our cartons are designed and constructed for processing under aseptic conditions, keeping the liquid foods and beverages safe, fresh and flavorful without refrigeration or preservatives during storage, and allowing the liquid food and beverages to retain their nutrition, taste, texture and color.

Liquid Food and Beverage Cartons

Our aseptic liquid food and beverage cartons are made of multiple layers of polyethylene, paper board, and aluminum materials which are intended for the packaging of milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and others. Aseptic cartons are available in brick or pillow shapes in standard and slim formats, with various filling volume specifications.

Aseptic Carton Features and Advantages

Our aseptic liquid food and beverage cartons are produced with several proprietary, core product and process technologies which enable the packaging materials to have many distinctive features and advantages, including:

•	Aseptic packaging materials keep the liquid foods and beverages safe, fresh, and flavorful.

•	Cartons ensure the packaged contents are free of harmful bacteria and microorganisms.

•	Multi-layered materials are moisture-, air- and light-proof, allowing the packaged contents to retain their original nutrition, taste, texture and color.

•	Aseptic packaged materials allow liquid foods and beverages to be stored for a long period of time without refrigeration and preservatives.

•	Special printing process makes the carton package printing attractive and eye-catching.

•	Durable packaging materials are suitable for long distance shipping and handling.

•	A variety of shapes, forms and volume specifications to suit the various packaging needs.

•	Packaging materials of used and discarded cartons are renewable and recyclable.

Manufacturing

Our manufacturing and operations facility is 18,000 square meters with a current annual production output of up to 3.5 billion aseptic liquid food and beverage cartons. Our production facility is equipped with both imported and self-developed equipment and machines, including printing production lines, coating/forming processing lines, and other cutting and processing equipment.

We have established a stringent quality assurance system that is in conformance with ISO9001:2000, Aseptic Liquid Food Packaging Standards, and Food Safety and Management Requirements. We have obtained the certificates of ISO9001-2000, HACCP Food Safety and Management System as well as Advanced Technology and Product Enterprise.

We believe that our current production wastage ratio is one of the lowest in the industry. We are striving to minimize the wastage by enhancing online testing procedures, employee training as well as improving equipment and fixture efficiency.

Suppliers

Raw materials and supplies are generally procured from domestic suppliers, including paper materials, polyethylene materials, aluminum materials, and other materials. We rely on a single or limited number of suppliers for such raw materials, parts, components and other items. Although there are many suppliers for each of these raw materials, parts, components and other items, we are dependent on a limited number of suppliers for many of the significant raw materials and components. We do not have any long-term or exclusive purchase commitments with any of our suppliers.

Sales, Customers and Marketing

We sell and distribute our aseptic liquid food and beverage cartons directly to our customers who are manufacturers and suppliers of packaged milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages throughout China.

We are developing and expanding our customer base via distributors in selective Asian and the Middle Eastern countries to target manufacturers and suppliers of packaged milk, fruit juices, iced tea and other non-carbonated drinks.  In the first quarter of our 2009 fiscal year, we began receiving orders from customers in Russia and Eastern Europe; although these customers currently only account for a small amount of our total sales, we plan to try and expand the amount of customers in these regions.  Management also believes we are well positioned to attain new strategic clients in the coming year with our new filling machines and SIG packaging.

We conduct our marketing activities to further penetrate the China market and to enter selective Asian and Middle Eastern markets, including: attending industry trade shows, advertising in industry publications, using internet marketing, collaborating with the government as well as increasing brand and brand awareness.

Competition

China Market

The aseptic liquid food and beverage carton market in China is dominated by Tetra Pack, followed by SIG, both multi-national suppliers with a combined 90% of the market share. Tetra Pack provides packaging materials, packaging machines and processing solutions for the food and beverage industries. Worldwide, it is the dominant market leader in these industries. SIG is a Swiss public company that provides food and beverage carton and plastic bottle packaging materials and filling machines. In 2006 it had an estimated worldwide sales of 1.3 billion Euros. Domestic suppliers currently have an estimated 10% of the China aseptic carton market and have been gaining market shares from Tetra Pack and SIG. These gains have been primarily due to their lower offering price with comparable products. While domestic suppliers have penetrated the non-carbonated soft drink carton market, the higher growth milk carton market continues to be dominated by Tetra Pack and SIG.

           We believe we currently lead the domestic suppliers with an annual production output of two billion packages. We plan to expand our production capacity and increase our market penetration with a bundle of sales of aseptic cartons and liquid filling machines to our existing and new customers.

Asian and Middle Eastern Markets

Tetra Pack dominates the aseptic carton packaging materials and filling machines as well as the liquid food and beverage processing markets in most of the Asian and Middle Eastern countries. Since 2004, SIG has established manufacturing plants in Thailand, Vietnam and Saudi Arabia and has taken market shares from Tetra Pack in these regional markets.

With the exception of China, where alternative domestic suppliers exist, Tetra Pack and SIG are not challenged by other suppliers in most Asian and Middle Eastern markets. China based suppliers however, like us, are beginning to enter these markets. Collectively, we are expected to capture a portion of the market share over the course of the next few years.

Our Competitive Strengths

Leveraging our competitive strengths, we believe that we have established ourselves as a leader among domestic suppliers in China and are in a strong position to challenge the dominant market positions held by other suppliers. We are aggressively penetrating the aseptic carton market and expect to take significant market shares within next few years. Our competitive strengths include:

Expedited development and time-to-market capability.

We have demonstrated our ability to timely develop and bring to market a line of aseptic carton products within an eighteen 18 month time frame. We will continue capitalizing on this capability for our newly developed products.

Substantially lower manufacturing system cost.

We have developed a complete manufacturing system for the production of aseptic cartons at a cost that we believe to be significantly lower than the industry’s average. We believe that this significant cost saving makes our products the most price-competitive in the market.

Significantly reduced direct cost and lower price.

We have developed proprietary product and process technologies that allow for minimal production wastage and we believe one of the lowest direct costs in the industry, collectively giving us a critical competitive edge and thus allowing us to offer attractive prices to customers.

High product quality and proven market acceptance.

Our aseptic carton products are proven to be comparable to those of Tetra Pak and SIG and are well-received by our customers.

Experienced and cohesive management team for rapid growth.

Most key executives have been with us and working together for over 20 years. This experienced and cohesive management team is committed and ready to rapidly grow our business.

Intellectual Property

We develop our own proprietary product and process technologies for the aseptic carton packaging materials. We have filed a total of 22 patents on material structure, production equipment fixtures, testing equipment and have been granted seven patents with another 15 pending. Our seven issued patents expire between April and November 2015.

We have submitted two registered trademark applications, one of which has been accepted by the State Administration for Industry and Commerce of China. We are in the process of submitting another registered trademark application.

Government Regulation

The PRC government regulates the printing and packaging industry. This section summarizes the principal PRC regulations relating to our businesses:

We operate our business in China under a legal regime consisting of the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under our authority, including the General Administration of Press and Publication, or GAPP, the State General Administration of the Quality Supervision, Inspection and Quarantine (“AQSIQ”), the State Administration for Industry and Commerce (“SAIC”), and their respective authorized local counterparts.

Regulations on Printing and Manufacturing of Food and Beverage Packaging Products

The principal regulations governing printing and manufacturing of food and beverage packaging products in China consist of the Regulations on the Administration of Printing Industry, the Interim Rules on Establishment of the Foreign Invested Printing Companies, the General Specification on the Manufacturing License of Food Packaging Products, Vessel, Tools and Other Products. Below is a summary of relevant provisions of these regulations.

Regulations on the Administration of Printing Industry

On August 2, 2001, the State Council enacted the Regulations on the Administration of Printing Industry, or Printing Regulations. Such Printing Regulations set forth detailed requirements on the qualification and operations of the operators of printing industry. Under the Printing Regulations, the operators of printing industry shall obtain the operating license, such as the “License for Printing Operations”. Our subsidiary, Qingdao Renmin, has been granted a License for Printing Operations issued by the Shandong Provincial Bureau of Press and Publication that allows Qingdao Renmin to operate the printing business. Qingdao Renmin has also obtained a License for Special Industry issued by the Qingdao Municipal Bureau of Public Security on August 9, 2001. However, such License for Special Industry has not been required for the printing industry since the promulgation of the Decision of the State Council on the Enactment of Administrative Licensing for the Expressly Reserved Items Subject to Administrative Examination and Approval Rules on June 29, 2004.

General Specification on the Manufacturing License of Food Packaging, Vessel, Tools and Other Products

Pursuant to the General Specification on the Manufacturing License of Food Packaging, Vessel, Tools and Other Products, or General Specification, promulgated by AQSIQ on July 18, 2006 and came into enforcement on the same day, the food and beverage packaging products must meet certain quality standards and the operators of the food packaging shall obtain a Manufacturing License from the AQSIQ. Such General Specification sets forth the detailed examination and approval procedures for applying the Manufacturing License, which include five steps to obtain the license: (i) preliminary examination at the local counterpart of AQSIQ, (ii) testing manufacturing, (iii) on-the-spot verification, (iv) examination of sample product and (v) the final approval and issuance of the license. We have obtained the Manufacturing License issued by AQSIQ in April 2007.

Regulations on Foreign Invested Printing Companies

Foreign invested printing companies are specifically governed by the Interim Rules on Establishment of the Foreign Invested Printing Companies, jointly promulgated by the GAPP and the Ministry of Commerce of China, or MOFCOM, in 2002 in accordance with the Law on Sino-Foreign Equity Joint Venture (2001), the Law on Sino-Foreign Contractual Joint Venture (2000), the Law on Wholly Foreign-Funded Enterprises (2000) and the Regulations on the Administration of Printing Industry.

The Interim Rules on Establishment of the Foreign Invested Printing Companies allow and encourage the establishment of the sino-foreign equity joint ventures and wholly foreign-funded enterprises engaged in the printing business of packaging products. Furthermore, such sino-foreign equity joint ventures and wholly foreign-funded enterprises shall also obtain the License for Printing Operations to operating the printing business in China, in accordance with the Regulations on the Administration of Printing Industry and other applicable laws and regulations.

We have applied and updated the License for Printing Operations for Qingdao Renmin since its 88.23% equity interests have been acquired by Grand International and subsequently transformed into the sino-foreign equity joint ventures.

Research and Development

Development focus.

Our research and development effort focuses on developing proprietary technology in aseptic packaging materials and liquid filling machines to meet the growing market demand. Our research and development expenditures were approximately US$ 1.30 million and US$1.28 million for the fiscal years ended June 30, 2008 and 2007, respectively.

Research team.

We have an experienced and multi-disciplined research and development team of engineers and technicians with a proven track record working with aseptic packaging materials and machinery.

Laboratory equipment.

Our research and development center has 6 laboratories and is built with state-of-the-art laboratory equipment for experiments on, but not limited to, packaging printing, plastic materials, aluminum materials, compound material strength, microorganism assessments and trial filling processing.

Projects and partnerships.

We currently have 22 research and development projects ongoing, 4 of which are classified as “Focused Innovative Technology Development Projects” by Qingdao City. We have formed numerous strategic research and development partnerships with educational institutions, research institutions, material suppliers, machinery builders and liquid food and beverage manufacturers.

Product Pipeline.

We have a continuous pipeline for (i) new products for aseptic liquid food and beverage carton packaging materials, (ii) current product extension and (iii) new products. In our efforts to develop our own line of liquid food and beverage filling machines, we launched a prototype of our liquid filling machine in the fourth quarter of 2008 and are hoping that after consumer testing, we can have a market launch date sometime in the first quarter of fiscal 2010.  Currently, the filling machines can run at 12,000 packages output per hour during our tests and we are currently monitoring the stability of all parts of the machines to determine if any additional adjustments are needed.

In addition, we successfully developed packaging which can be used in the filling machines created by SIG (SIG is a  Swiss public company that provides food and beverage carton and plastic bottle packaging materials and filling machines and maintains a huge portion of the market share.)  Currently, the new products are being tested by ourselves and among our customers.  Provided that the product tests are successful, the sales of SIG packaging are expected to generate a significant amount of revenue

Employees

As of June 30, 2008, we had 316 employees, consisting of 186 in manufacturing and operation, 37 in research and development, 20 in sales and marketing and 73 in general and administrative. All of our employees are full-time employees.

None of our personnel are represented under collective bargaining agreements. We consider our relations with our employees to be good.

Description of Property

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations. Qingdao Renmin currently owns land use rights to approximately 277,480 square meters of land consisting of manufacturing facilities, employee quarters and office buildings in Qingdao, China. Qingdao Renmin holds four State-owned Land Use Rights and the Building Ownership Certificates for the land use rights and buildings owned by it. On the State-owned Land Use Rights and the Building Ownership Certificate (No.: Qing Fang Di Quan 3738), State-owned Land Use Rights and Building Ownership Certificate (No.: Qing Fang Di Quan 14621) and State-owned Land Use Rights and Building Ownership Certificate (No.: Qing Fang Di Quan 45171), there is a note stating that because the information of the land is incomplete, the land use right registration is pending. On the State-owned Land Use Rights and Building Ownership Certificate (No.: Qing Fang Di Quan 19508), the type of the land use right is shown as allocated, meaning that no consideration needed to be paid for the land use right.

We intend to expand our manufacturing facility over the next few years but believe that we currently have enough land to satisfy such expansion.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following individuals were appointed as our officers and directors upon the completion of the Share Exchange between us and Jpak. The officers and directors below were not affiliated with us prior to the Share Exchange. The officers and directors of the company prior to the Share Exchange resigned from their positions in connection with the Share Exchange.  Additionally, on May 8, 2008, we appointed Dongliang (Frank) Su as our Acting Chief Financial Officer; Ming Qi resigned as our Chief Financial Officer on that same date, although he will maintain his position as a director on our Board.  Mr. Su is not related to any of our directors or executive officers and is not involved in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.    We appointed Mr. Su as part of our efforts to ensure the proper interpretation of accounting issues in the future and avoid future restatements of our financial statements.  We believe that Mr. Su’s experience will benefit us greatly and assist us to maintain adequate controls and procedures, as well as accurately prepare our financial statements.

Name	Age	Position

Yijun Wang	57	Chairman of the Board of Directors, Chief Executive Officer and President

Dongliang (Frank) Su	40	Acting Chief Financial Officer

Qingjun Yang	53	Director and President (Qingdao Renmin)

Huatian Sha	53	Director and Secretary

Ming Qi	44	Director

Stewart Shiang Lor	45	Director

Yuanbo Wang	52	Vice President, Technology (Qingdao Renmin)

Ligui Jiao	50	Vice President, Manufacturing (Qingdao Renmin)

Mr. Yijun Wang, the Chairman of the Board and Chief Executive Officer and President. Mr. Wang is our current President and Chairman of the Board of Directors. He has over 30 years of working experience in corporate management, product development, manufacturing and operations, technology management as well as government relations. He has been with Qingdao Renmin and served as CEO since 1984. Prior to joining Qingdao Renmin, Mr. Wang served in several technical management positions at Qingdao Light Industrial Co., Ltd. He has received numerous government and industry awards and distinctions, among them the “Outstanding Corporate Executive - Qingdao”; and “National Top Executive in Packaging Industry”. Mr. Wang is a certified Senior Economist and a certified Senior Mechanical and Electrical Engineer. He graduated from Nanjing Machinery and Electrical Institute, Qingdao Light Industrial Management School, and National Economic Council University.

Mr. Dongliang (Frank) Su, Acting Chief Financial Officer.  Prior to becoming our Acting CFO, he founded Kvalue Financial Services Co., Ltd. (Kvalue), an advisory firm specialized in providing CFO advisory services and IPO related financial services.  Prior to Kvalue, Mr. Su worked as a Senior Manager for KPMG China, where he was one of the founders of the departments of Internal Audit Services and Business Performance Services at KPMG Shanghai.  Mr. Su is also the CFO of Magiland Property, a company in Qingdao, China.  Mr. Su has over sixteen years of experience in business, financial management, internal auditing and consulting and led many projects dealing with Sarbanes-Oxley Act Section 404, finance function transformation, assurance and internal auditing for Fortune 500 companies and local conglomerates in China.  Mr. Su is a US Certified Public Accountant (CPA), Chartered Financial Analyst (CFA), and Certified Internal Auditor (CIA).  Mr. Su earned his Master of Business and Administration (MBA) with distinction from York University, Canada.

Mr. Qingjun Yang, Director. Mr. Yang is a Director and he serves as President of Qingdao Renmin and also leads the Marketing and Sales Division. He has been with Qingdao Renmin for over 30 years, starting as a technical manager on the production line and ultimately becoming the President in 2001. Mr. Yang is experienced in technical management, marketing and sales, distribution management, product development as well as manufacturing and operations. Mr. Yang has received several government and industry awards and distinctions, including the “Top Packaging Executive in Shandong Province - 2005”. He has completed several technical and management courses at Beijing Printing Institute, Ministry of Light Industry Management School, and Qinghua University. Mr. Yang received his bachelor degree in Mechanical Engineering from Qingdao Zhigong University.

Mr. Huatian Sha, Director and Secretary. Mr. Sha is a Direcotr and our Secretary. As Vice President, Accounting (Qindgao Renmin), he is responsible for Qingdao Renmin’s finance and accounting operations. He has more than 30 years of extensive experience in finance and accounting, operations management and technical management. Prior to joining Qingdao Renmin, Mr. Sha served various operations and accounting management positions at Xinhe Cultural and Sporting Co., Ltd., Qingdao State Holding Co., Ltd, and Qingdao Sewing Machinery Co., Ltd. Mr. Sha graduated from Shandong Mechanical and Industry College and Qingdao State Management School.

Mr. Ming Qi, Director. Mr. Qi is a Director and Chief Financial Officer of Qindgao Renmin. He has over 20 years of extensive experience in corporate and financial management, international trade and export management, manufacturing and operations, sales and marketing. Prior to joining Qingdao Renmin, he was General Manager at a Qingdao food process plant of Zhengda Group and served senior management positions at several Qingdao based companies. Mr. Qi received bachelor degree in Mechanical Engineering from Shandong University.

Mr. Stewart Shiang Lor, Director. Mr. Lor serves as Director. He has over 20 years of working experience in diverse disciplines including corporate management, manufacturing and operations, international trade, corporate finance and investment, information technology as well as sales and marketing. Mr. Lor cofounded Lorons International Corporation, PowerBridge Technology Co., Ltd. and Cmark Capital Co., Ltd. and served senior management positions at several U.S. and China based companies. Mr. Lor graduated from State University of New York at Stony Brook and studied Management at Baruch College.

Mr. Yuanbo Wang, Vice President, Technology (Qindgao Renmin). Mr. Wang is the Vice President, Technology (Qindgao Renmin) and is responsible for our research and development, quality assurance and equipment management. He has 35 years of extensive experience in product design and formulation, production process and equipment research, development and optimization as well as quality assurance and control. Prior to joining Qingdao Renmin, Mr. Wang served as Vice President at Qingdao Sensitization Material Co., Ltd. and Operations Manager at Qingdao Carpet Co., Ltd. He received bachelor degree in Mechanical Engineering from Shandong Chemical Engineering University.

                       Mr. Ligui Jiao, Vice President, Manufacturing (Qindgao Renmin). Mr. Jiao is the Vice President, Manufacturing (Qindgao Renmin) and is responsible for our manufacturing, inventory and material management operations. He has over 30 years of working experience in production planning, production management, inventory control, and material management as well as manufacturing resource planning applications. Prior to joining Qingdao Renmin, Mr. Jiao served in various equipment and manufacturing management positions at Qingdao Textile Electronics Equipment Co., Ltd. Mr. Jiao graduated from Qingdao Zhigong University in Mechanical and Process Engineering and Shandong Electrical and Industry College in Economics and Management.

Board Committees

Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by our board of directors, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee.

Summary Compensation Table

The Company

We have not paid any compensation to our chief executive officer or any other executive officer during the last three fiscal years.

Jpak

The following table sets forth the compensation paid by Jpak to its chief executive officer and chief financial officer and to all other executive officers for services rendered during the last three fiscal years. In reviewing the table, please note that:

•	The compensation amounts paid to Yijun Wang reflects compensation paid to him by the operating subsidiaries of Jpak during the reported periods; and

•	No officer earned more than US$100,000 per annum

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)
Yijun Wang Chief Executive Officer	2008	50,000	0	0	0
Yijun Wang Chief Executive Officer	2007	50,000 (1)	0	0	0
Yijun Wang Chief Executive Officer	2006	0	0	0	0
Ming Qi Chief Accounting Officer	2008	30,000 (2)	0	0	0
Ming Qi Chief Accounting Officer	2007	30,000 (3)	0	0	0
Ming Qi Chief Accounting Officer	2006	0	0	0	0
Dongliang (Frank) Su Acting Chief Financial Officer (3)	2008	18,000 (4)	0	0	0
Dongliang (Frank) Su Acting Chief Financial Officer	2007	0	0	0	0
Dongliang (Frank) Su Acting Chief Financial Officer	2006	0	0	0	0

Name and Principal Position	Year	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
(a)	(b)	(g)	(h)	(i)	(j)
Yijun Wang Chief Executive Officer	2008	0	0	0	50,000
Yijun Wang Chief Executive Officer	2007	0	0	0	50,000
Yijun Wang Chief Executive Officer	2006	0	0	0	0
Ming Qi Chief Accounting Officer	2008	0	0	0	30,000
Ming Qi Chief Accounting Officer	2007	0	0	0	30,000
Ming Qi Chief Accounting Officer	2006	0	0	0	0
Dongliang (Frank) Su Acting Chief Financial Officer	2008	0	0	0	18,000
Dongliang (Frank) Su Acting Chief Financial Officer	2007	0	0	0	0
Dongliang (Frank) Su Acting Chief Financial Officer	2006	0	0	0	0

(1) The compensation for Yijun Wang reflects his salary at Qingdao Renmin prior to the Share Exchange.

(2) Ming Qi served as our Chief Financial Officer from January 2007 until May 2008.

(3) The compensation for Ming Qi in 2007 reflects his salary at Qingdao Renmin prior to the Share Exchange.

(4) Frank Su has served as our Acting Chief Financial Officer since May 2008; accordingly, he did not receive any compensation from us prior to such time, however we are required to include him in the table for the preceding three fiscal years.

Potential Payments upon Trmination

Our employment agreements with Yijun Wang, our Chief Executive Officer, and Ming Qi, our Chief Financial Officer provide for various payments and benefits upon termination of their employment. Ming Qi waived all potential payments and benefits upon his resignation as our CFO.  Pursuant to a one year agreement that we entered into with Mr. Su, he agreed to serve as our Acting Chief Financial Officer until we find an adequate replacement. After we have negotiated the termination of the contract with the applicable employee, the employee shall be provided with a compensation subsidy as per relevant national, provincial and municipal regulations. We do not have any other policies, agreements or arrangements regarding potential payments upon termination of employment.

Compensation of Directors

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We reimburse each director for reasonable travel expenses related to such director’s attendance at board of directors and committee meetings.

Limitation on Liability and Indemnification Matters

Article X of our Articles of Incorporation provide that no director or officer of the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law and for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes is not so eliminated. The corporation shall advance or reimburse reasonable expenses incurred by this individual without regard to the limitations in Nevada Revised Statute 78.7502, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation.

Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock, Series A Preferred Stock and Series B Preferred Stock. The information below indicates:

•
each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock or our issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock;

•	each of our directors, executive officers and nominees to become directors; and

•	all directors and executive officers as a group.

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

As of  May 18 , 2009, we have 24,805,000 shares of common stock outstanding; 5,608,564 shares of Series A Preferred Stock outstanding, which converts into 11,217,128 shares of common stock; and 5,000,000 shares of Series B Preferred Stock outstanding, which convert into 8,333,333 shares of common stock.  Each holder of Series A and Series B Preferred Stock are entitled to vote on all matters, together with the holders of Common Stock, on an as converted basis up to 9.99% of (A) the Common Stock issuable upon conversion of the Series A and Series B Preferred Stock held by such holder, plus (B) all other shares of Common Stock beneficially owned by the holder at such time.  However, based upon the terms of the preferred stock and the Warrants, the holders thereof may not convert or exercise such securities if on any date, such holder would be deemed the beneficial owner of either more than 4.9% or 9.9%, depending upon the holder’s specific cap, of the then outstanding shares of our common stock; although, the holder can elect to waive the cap upon 61 days notice to us, but the cap shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the Warrant.  See “Description of Securities.” Accordingly, the column entitled “Percent of Class” represents the total voting power that a shareholder possesses based on his/her current holdings, taking the ownership cap into account.

Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock and Series A and Series B Preferred Stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of any shares of common stock, Series A Preferred Stock or Series B Preferred Stock, over which he or she has or shares, directly or indirectly, voting or investment power, or of which he or she has the right to acquire beneficial ownership at any time within 60 days after May 18 , 2009. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address*	Amount and Nature of beneficial ownership	Percent of Class
Joyrich Group Limited (1)	17,023,700	68.6%
Fabregas Group Limited (2)	3,163,188	12.8%
Statepro Investments Ltd. (3)	1,170,954	4.7%
Vision Opportunity Master Fund (4)	631,340(5)	4.9% (5)
Vision Capital Advantage Fund (4)	186,563 (5)	4.9% (5)
QVT Fund LP (6)	2,425,995 (7)	9.8% (7)
Quintessence Fund LP (6)	1,944,189(8)	7.8%(8)
Yijun Wang	—	—
Qingjun Yang	—	—
Huatian Sha	—	—
Ming Qi	—	—
Yuanbo Wang	—	—
Ligui Jiao	—	—
Stewart Shiang Lor (9)	21,357,842	86.1%
All executive officers and directors as a group (seven persons)	21,357,842	86.1%

* The address for the officers and directors is 15 Xinghua Road, Qingdao, Shandong Province, the People’s Republic of China, (86-532) 8461 6387.

(1)   Joyrich Group Limited is a BVI company of which Stewart Shiang Lor is the sole shareholder and has sole voting and dispositive power over these shares. Mr. Lor is a one of our directors.

(2)   Fabregas Group Limited is a BVI company of which Stewart Shiang Lor is the sole shareholder and has sole voting and dispositive power over these shares. Mr. Lor is a one of our directors.

(3)   Statepro Investments Ltd. is a BVI company of which Stewart Shiang Lor is the sole shareholder and has sole voting and dispositive power over these shares. Mr. Lor is a one of our directors.

(4)   The investment manager for Vision Opportunity Master Fund, Ltd. (“VOMF”) and Vision Capital Advantage Fund, LP (“VCAF,” together with VOMF they are collectively referred to as “Vision”)) is Vision Capital Advisors, LLC (“VCA”). Ultimate voting and dispositive control rests with Adam Benowitz, as VCA’s Senior Managing Member and the portfolio manager of VOMF and VCAF. Each of VCA and Adam Benowitz disclaim beneficial ownership of these shares.  The amount listed under “Common Stock” represents shares of Common Stock issuable upon exercise of warrants and conversion of the preferred stock that are exercisable and convertible within 60 days of May 18, 2009.

(5) This amount represents 4.9% of the shares of common stock underlying all of the Series A Preferred Stock, Series B Preferred Stock and Warrants Vision owns.  Vision currently owns 2,804,282 shares of Series A Preferred Stock (convertible into 5,608,564 shares of common stock), 2,500,000 shares of Series B Preferred Stock (convertible into 4,166,667 shares of common stock) and warrants to purchase up to 9,666,666 shares of common stock; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table.  As a result of a private transfer transaction between VOMF and VCAF, (i) VOMF currently owns 2,164,540 shares of Series A Preferred Stock (convertible into 4,329,080 shares of common stock), 1,929,674 shares of Series B Preferred Stock (convertible into 3,216,124 shares of common stock) and warrants to purchase up to an aggregate of 7,461,404 shares of common stock; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table and (ii) VCAF currently owns 639,742 shares of Series A Preferred Stock (convertible into 1,279,484 shares of common stock), 570,326 shares of Series B Preferred Stock (convertible into 950,543 shares of common stock) and warrants to purchase up to an aggregate of 2,205,262 shares of common stock; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table.

(6)   Management of QVT Fund and Quintessence is vested in its general partner, QVT Associates GP LLC. QVT Financial LP is the investment manager for QVT Fund LP and shares voting and investment control over the securities held in QVT Fund LP.  QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP.  AVT Associates GP LLC is the general partner of QVT Fund LP and may be deemed to beneficially own the securities.  The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm.  Each of QVT Financial LP, QVT Financial GP LLC< Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of our securities held by QVT Fund and Quintessence, except to the extend of its pecuniary interest therein.

(7)  This amount represents 9.9% of the shares of common stock underlying QVT’s Series A Preferred Stock, Series B Preferred Stock and Warrants.  QVT currently owns 2,523,854 shares of Series A Preferred Stock (convertible into 5,047,708 shares of common stock), 2,250,000 shares of Series B Preferred Stock (convertible into 3,750,000 shares of common stock) and warrants to purchase up to 8,700,000 shares of common stock; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table.

(8) This amount represents 9.9% of the shares of common stock underlying Quintessence’s Series A Preferred Stock, Series B Preferred Stock and Warrants.  Quintessence currently owns 280,428 shares of Series A Preferred Stock (convertible into 560,856 shares of common stock), 250,000 shares of Series B Preferred Stock (convertible into 416,667 shares of common stock) and warrants to purchase up to 966,666 shares of common stock; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table.

(9)   Mr. Lor has sole voting and dispositive power over the shares of common stock beneficially owned by Joyrich Group Limited, Fabregas Group Limited and Statepro Investments Ltd. See footnotes (1) through (3).

ABOUT THE OFFERING

On August 9, 2007, we became a party to the NPA by and among the Company, Jpak, Grand International and the Investors. The NPA was originally entered into in May 2007 pursuant to which Jpak issued Convertible Promissory Notes in the aggregate principal amount of US$5.5 million to the Investors. As a result of the Share Exchange, the Notes automatically converted into 5,608,564 shares of Series A Convertible Preferred Stock outstanding. The shares of Series A Convertible Preferred Stock are convertible into an aggregate of 11,217,128 shares of common stock. Under the terms of the Notes, we also issued (i) Series A Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of US$.60 per share until August 2013 (the “Series A Warrants”), (ii) Series B Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of US$.70 per share until August 2013 (the “Series B Warrants”) and (iii) Series J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Convertible Preferred Stock, which preferred stock shall contain the same terms as the Series A Convertible Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of our common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of US$.72 per share (the “Series C Warrants”) and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of US$.84 per share (the “Series D Warrants”). The Series J Warrants shall be exercisable at an exercise price of US$1.00 per warrant and shall only be exercisable until 90 days following the effective date of the registration statement for which this prospectus forms a part. Finally, we also granted warrants to purchase 990,000 shares of common stock with an exercise price of US$.50 per share to the placement agent in the financing transaction. These warrants have the same terms as the Series A and Series B Warrants, except that they contain a “cashless” exercise provision.

On August 9, 2007, we also entered into a Registration Rights Agreement with the Investors (the “Investor RRA”). Under the Investor RRA, we were required to prepare and file a registration statement for the sale of the Common Stock issuable to the Investors under the Series A and Series B Preferred Stock and the Warrants and to use our best efforts to cause, and to maintain, the effectiveness of the registration statement. We filed this registration statement to fulfill our obligations under the RRA. We are subject to certain monetary obligations if this registration statement is not declared effective by the SEC by March 31, 2008. The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%. Under the Investor RRA, the shareholders of Jpak were granted piggyback registration rights for 15,805,000 shares of our common stock.

The Investor RRA also made provisions if we cannot register all of the shares underlying all of the Series A and Series B Preferred Stock and Warrants due to the SEC’s application of Rule 415.  Pursuant to those provisions, if we receive a 415 comment from the SEC, then we must first try to register the common stock underlying the preferred stock (on a pro rata basis among the holders of the Preferred Stock) and then register all of the common underlying the Warrants (on a pro rata basis among the holders of the Warrants).   The SEC did issue a 415 comment to us on March 27, 2008 and accordingly, we are filing this Registration Statement to register for resale 687,106 shares of common stock underlying the Series A Preferred Stock, as required by the Investor RRA when we receive a 415 comment.  Subsequent registration statements required to be filed to register the rest of the common stock underlying the preferred stock and warrants issued in the financing will be filed on the later of (i) 60 days following the sale of substantially all of the shares of common stock included in this Registration Statement or any subsequent Registration Statement and (ii) 6 months following the effective date of this Registration Statement or any subsequent Registration Statement, as applicable, or such earlier or later date as permitted or required by the Commission.  Each such subsequent registration statement must be declared effective by the earlier of (A) the 90th day following the filing date of such Registration Statement (or in the event such Registration Statement is reviewed by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) 5 business days after SEC has no more comments. However, we do not have any monetary obligations for any securities that were not permitted to be included in a registration statement because of the SEC’s application of Rule 415 until such time as such securities are required to be filed pursuant to the Investor RRA.  In such case, the liquidated damages shall be calculated to only apply to the percentage of securities which are permitted by the Commission to be included in the Registration Statement.

On December 28, 2007, the holders of our outstanding Series J Warrants exercised in full such warrants for aggregate gross proceeds of US$5.0 million to us. Upon exercise of the Series J Warrants and pursuant to their stated terms, we issued to the holders of the Series J Warrants (a) an aggregate of 5,000,000 shares of our Series B Convertible Preferred Stock, which are convertible into an aggregate of 8,333,333 shares of our common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of our common stock at an exercise price of US$0.72 per share and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of our common stock (subject to adjustment) at an exercise price of US$0.84 per share. The Series C Warrants and Series D Warrants have a term of six years from the date of issuance.

In connection with such exercise, the holders of the Series J Warrants agreed not to exercise their demand registration rights with respect to the shares of our common stock underlying the Series B Convertible Preferred Stock, the Series C Warrants and the Series D Warrants during the period beginning on the date of exercise of the Series J Warrants and ending on the ninetieth (90th) day following the effective date of this prospectus

In connection with the exercise of the Series J Warrants, we extended the term of our Series A Warrants and Series B Warrants from four years to six years, so that such warrants shall now expire on August 9, 2013, and the deadline for effectiveness of this registration statement was extended to March 31, 2008; however, pursuant to the Rule 415 comment and additional comments we received from the SEC, the effectiveness deadline was further extended.

SELLING STOCKHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 687,106 shares of our common stock held by the stockholders named in the table below, which amount includes common shares issuable upon the conversion of the Series A Preferred Stock held by the selling stockholders. The selling stockholders may convert their preferred stock at any time in their sole discretion subject to certain limitations.

Set forth below is information, to the extent known to us, setting forth the name of each selling stockholder and the amount and percentage of common stock owned by each (including shares that can be acquired on the conversion of outstanding preferred stock prior to the offering, the shares to be sold in the offering, and the amount and percentage of common stock to be owned by each (including shares that can be acquired on the conversion of outstanding preferred stock) after the offering assuming all shares are sold.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the SEC, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe, based on information by each selling stockholder, that each selling stockholder possesses sole voting and investment power with respect to all of the shares of common stock owned by that selling stockholder. In computing the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock subject to options or warrants held by that stockholder that are currently exercisable or are exercisable within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

The selling stockholders may sell all or some of the shares of common stock they are offering, and may sell shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that each selling stockholder converts all of shares of preferred stock being offered and sells all of the shares issued upon conversion thereof, and that each selling stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. See “Plan of Distribution.”

The terms of the preferred stock prohibit conversion of the preferred stock to the extent that conversion of the preferred stock would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% for Vision Opportunity Master Fund and 9.999% for QVT Fund LP and Quintessence Fund LP, in each case of our outstanding shares of our common stock.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Number of Shares to be Offered (2)	Number of Shares Beneficially Owned After Offering (3)	Percentage Ownership After Offering (4)
Vision Opportunity Master Fund Ltd.(5)	974,612	265,177	709,435	1.60%
Vision Capital Advantage Fund, Ltd. (5)	288,002	78,375	209,627	0.47%
QVT Fund LP (6)	2,425,995	309,198	2,116,797	4.77%
Quintessence Fund LP (6)	1,497,094	34,356	1,462,738	3.29%

* Less than 1%

1)        Unless otherwise noted, the Selling Stockholder became one of our shareholders pursuant to the Financing we completed on August 9. 2007.  Accordingly, prior to the Offering, the Selling Stockholder only owned shares of common stock underlying the Preferred Stock and Warrants received in the Financing (the “Securities”).  However, the terms of the preferred stock and warrants prohibit conversion of the preferred stock and exercise of the warrants to the extent that conversion of the preferred stock and exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% for Vision Opportunity Master Fund and 9.999% for QVT Fund LP and Quintessence Fund LP, in each case of our outstanding shares of our common stock.  Therefore, unless otherwise noted, this number represents the number of Securities the Selling Stockholder received in the Financing that he/she can own based upon the ownership cap.

2)        Due to Rule 415 of the Securities Act of 1933, as amended and the 415 related procedures required by the Registration Rights Agreement, only a certain percentage of each Stockholder’s Securities may be registered in this Registration Statement.  Specifically, only a certain percentage of the shares of common stock underlying the Selling Stockholder’s Series A Preferred Stock may be offered at this time.  Therefore, unless otherwise noted, this number represents the number of Securities the Selling Stockholder received in the Financing that he/she can own based upon the ownership cap described above and the Rule 415 limits.  Additionally, the shares of preferred stock are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the price at which we sold the Notes.  See “Prospectus Summary – Recent Developments - Financing” and “Description of Securities.”

3)        Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that the selling shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and their percentage of ownership following the offering. This number also accounts for the ownership cap described above in footnote 2.

4)        All Percentages have been rounded up to the nearest one hundredth of one percent.

        5)            The investment manager for Vision Opportunity Master Fund, Ltd. (“VOMF”) and Vision Capital Advantage Fund, LP (“VCAF”) is Vision Capital Advisors, LLC (“VCA”). Ultimate voting and dispositive control rests with Adam Benowitz, as VCA’s Senior Managing Member and the portfolio manager of VOMF and VCAF. Each of VCA and Adam Benowitz disclaim beneficial ownership of these shares.

6)        Management of the fund is vested in its general partner, QVT Associates GP LLC. QVT Financial LP is the investment manager for the fund and shares voting and investment control over the securities held by the fund. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. QVT Associates GP LLC is the general partner of the fund and may be deemed to beneficially own the securities. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm. Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the securities held by the fund. QVT Associates GP LLC disclaims beneficial ownership of the securities held by the fund except to the extent of its pecuniary interest therein.

None of the selling stockholders is a broker-dealer or affiliate of a broker-dealer. Each of such selling stockholders has indicated to us that it or he obtained the shares of our common stock such selling stockholder owns in the ordinary course and that such selling stockholder has no agreement or understanding with respect to distributing those shares.

Except as described above or as described elsewhere in this prospectus, including under “Certain Relationships and Related Transactions”, none of the other selling stockholders has held any position or office or had any material relationship with us or any of our predecessors or affiliates within three years of the date of this prospectus.

Company's Intention and Ability to Satisfy its Obligations to Selling Stockholders

We have the intention, and a reasonable basis to believe, we will have the financial ability to make payments on the outstanding preferred stock and warrants (including the shares of common stock underlying such securities) both in cash and shares of our common stock, if any. We have duly accounted for such payments as part of our strategic plan.

Existing Short Positions by Selling Stockholders

Based upon information provided by the selling stockholders, we have a reasonable belief no selling stockholders currently have a short position in our common stock.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

                           The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling stockholder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8.0% of the gross proceeds received by a selling stockholder from the sale of any of its securities registered hereunder pursuant to SEC Rule 415.

Any member of FINRA participating in the distribution of the shares offered under this prospectus will be subject to compliance with FINRA rules and regulations, including rules governing the timely filing of documents and disclosures with the Corporate Finance Department of FINRA.

                      H.C. Wainwright & Co., Inc. acted as the placement agent in connection with the Financing. In addition to cash compensation and fees and expenses paid to the placement agent, we issued warrants to purchase up to 990,000 shares of our common stock, with an exercise price of US$.50 per share, and warrants to purchase up to 750,000 shares of our Common Stock, with an exercise price of US$0.60 per share, to the placement agent and affiliates of the placement agent. The placement agent warrants have the same terms as our other warrants, except that they contain a “cashless” exercise provision and expire four years after issuance. The warrants issued to our placement agent and its affiliates have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up from the date of this prospectus pursuant to Rule 2710(g)(1) of the Conduct Rules of FINRA. Additionally, the warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days following the date of this prospectus. However, the warrants may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, the warrants will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Such warrants contain customary anti-dilution protection for stock splits, dividends and recapitalization consistent with FINRA regulations.

     We have also granted H.C. Wainwright a right of first refusal, for a period of 18 months from the August 2007 Share Exchange, to act as lead underwriter or placement agent for any and all future public and private equity and debt offerings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transactions with any member of the immediate families of the foregoing person (include spouse, parents, children, siblings, and in-laws) nor is any such transaction proposed, except as follows:

Reorganization of Qingdao Renmin

On August 21, 2006, Grand International entered into a sales and purchase agreement with three of the then-existing five shareholders (the “Original Shareholders”) of Qingdao Renmin, pursuant to which Grand International purchased 88.23% of the equity interest in Qingdao Renmin. The total purchase consideration was RMB40,999,000 which was determined based upon the net asset value of Qingdao Renmin as of August 21, 2006. On September 5, 2006, this transfer was approved by the Qingdao Municipal Bureau of Foreign Trade and Economic Cooperation, and the registration with the Qingdao State Administration for Industry and Commerce was completed on December 7, 2006. As a result of this transfer, Grand International acquired an 88.23% equity interest in Qingdao Renmin. In July 2007, Grand International purchased the remaining 11.77% state-owned equity interest in Qingdao Renmin and now owns 100% equity interest in Qingdao Renmin.

In March 2007, Joyrich Group Limited and Fabregas Group Limited, two of our principal shareholders, issued stock options to the executives and management team of Qingdao Renmin pursuant to which such persons will be entitled to acquire shares of Joyrich Group Limited and Fabregas Group Limited. Under the terms of the options, such person will have the right to purchase 100% of the outstanding capital stock of Joyrich Group Limited and 43.63% of the outstanding capital stock of Fabregas Group Limited. These options may be exercised in accordance with the following schedule: 75% of the shares subject to these options vested; 25% of the shares subject to these options shall be vested as of December 31, 2007; provided, that the revenue of Qingdao Renmin for the period from October 1, 2007 to December 31, 2007 reaches RMB 30,000,000.

Share Exchange

On August 9, 2007, we entered into and consummated the transactions contemplated under a Securities Exchange Agreement, pursuant to which all the shares of Jpak were transferred to us and Jpak became our wholly-owned subsidiary and at the same time the shareholders of Jpak were issued 23,005,000 shares of our common stock, which represented 64.4% of all the issued and outstanding shares of our common stock (assuming conversion of the preferred stock described below) following the Share Exchange and the Financing.

Registration Rights Agreement

On August 9, 2007, we also entered into a Registration Rights Agreement with the Investors (the “Investor RRA”). Under the Investor RRA, we are required to prepare and file a registration statement for the sale of the common stock issuable to the Investors under the Series A Preferred Stock and the Series A and Series B Warrants and to use our best efforts to cause, and to maintain, the effectiveness of the registration statement. We are subject to certain monetary obligations if this registration statement is not declared effective by the effective date specified in the Investor RRA. The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%.  The Investor RRA provides for specific registration procedures if the SEC issues a Rule 415 comment.  Since we received a Rule 415 comment, we are required to register a certain number of shares of common stock underlying the Series A Preferred Stock in this registration statement; subsequent registration statements will be filed to register the rest of the common stock underlying the preferred stock and warrants.  Each such subsequent registration statement must be declared effective by the earlier of (A) the 90th day following the filing date of such Registration Statement (or in the event such Registration Statement is reviewed by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) 5 business days after SEC has no more comments. We do not have any monetary obligations for any securities that were not permitted to be included in a registration statement because of the SEC’s application of Rule 415 until such time as such securities are required to be filed pursuant to the Investor RRA.  In such case, the liquidated damages shall be calculated to only apply to the percentage of securities which are permitted by the Commission to be included in the Registration Statement.

Under the Investor RRA, the shareholders of Jpak were granted piggyback registration rights with respect to the registration statement to be filed under the Investor RRA for 15,805,000 shares of common stock.

Securities Escrow Agreement

In addition, on August 9, 2007, we entered into the securities escrow agreement with the Investors, the principal stockholders named therein (the “Escrow Stockholders”) and the escrow agent named therein (the “Escrow Agent”), (the “Securities Escrow Agreement”). Under the Securities Escrow Agreement, the Escrow Stockholders agreed to place an aggregate of 7.2 million shares of common stock into escrow for the benefit of the Investors in the event we fail to achieve net income for Fiscal 2008 of at least US$3.955 million (the “Fiscal 2008 Performance Threshold”).  We obtained the Fiscal 2008 Performance Threshold and therefore all of the escrowed shares were returned to the Escrow Stockholders.

Lock-Up Agreement

Pursuant to that certain lock-up agreement, dated as of August 9, 2007 entered into by the former Jpak shareholders (the “Lock-Up Agreement”), shareholders holding an aggregate of 23,005,000 shares of our common stock have agreed that, for a period of six months following the effectiveness of the registration statement, of which this prospectus is a part, they will not, subject to certain limited exceptions set forth in the Lock-Up Agreement, including consent by the Investors, offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in or other dispose of any shares of common stock. In addition, for a period of 12 months following such six month period, no such shareholder shall sell more than one-twelfth of their total shares of common stock during any one month period.

  Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted, prior to the Share Exchange, formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of the NYSE Altnernext (formerly the American Stock Exchange). The board of directors also will consult with counsel to ensure that the board of directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. The NYSE Alternext listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently we do not satisfy the “independent director” requirements of the NYSE Alternext, which requires that a majority of a company’s directors be independent. Our board of directors intends to appoint additional members, each of whom will satisfy such independence requirements.

DESCRIPTION OF SECURITIES

Common Stock

            We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, of which 24,805,000 are currently issued and outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant. Each share shall be entitled to the same dividend. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.001 per share.

Our certificate of incorporation gives our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. Except for the Series A preferred stock and the Series B preferred stock issuable upon exercise of the Series J Warrant, we have no present plans to issue any shares of preferred stock.

Convertible Preferred Stock

Series A Preferred Stock

The board of directors has created a series of Series A preferred stock consisting of 5,800,000 shares of which 5,608,564 shares are issued and outstanding. Each share of Series A preferred stock is convertible into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the original Series A issue price set forth therein divided by (ii) the conversion price. The initial issue price shall be US$1.00 and the initial conversion price shall be US$.50. Currently, the Series A preferred stock is convertible into 11,217,128 shares of common stock.

The Series A preferred stock has no preemptive rights. The Series A preferred stock will not accrue dividends. However, in the event that any dividends are paid on our common stock, the holders of Series A preferred stock shall share with the holders of common stock on an as converted basis in such dividends.

The Series A preferred stock has certain class voting rights. Each holder of Series A preferred stock shall be entitled to vote on all matters, together with the holders of common stock, on an as converted basis, subject to a 9.99% limitation. So long as any shares of Series A preferred stock are outstanding, we shall not, without the affirmative approval of at least a majority of the shares of the Series A preferred stock outstanding, (i) amend, alter or repeal the provisions of the Series A preferred stock, so as to adversely affect any right, preference, privilege or voting power of the Series A preferred stock; or (ii) amend our Articles of Incorporation or By-Laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series A preferred stock.

The holders of record of shares of Series A preferred stock shall not be entitled to receive any liquidation preference in the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Series B Preferred Stock

The board of directors has created a series of Series B preferred stock consisting of 5,000,000 shares of which 5,000,000 shares are issued and outstanding. Each share of Series B preferred stock is convertible into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the original Series B issue price set forth therein divided by (ii) the conversion price. The initial issue price shall be US$1.00 and the initial conversion price shall be US$.60. Currently, the Series B preferred stock is convertible into 8,333,333 shares of common stock.

The Series B preferred stock has no preemptive rights. The Series B preferred stock will not accrue dividends. However, in the event that any dividends are paid on our common stock, the holders of Series B preferred stock shall share with the holders of common stock on an as converted basis in such dividends.

The Series B preferred stock has certain class voting rights. Each holder of Series B preferred stock shall be entitled to vote on all matters, together with the holders of common stock, on an as converted basis, subject to a 9.99% limitation. So long as any shares of Series B preferred stock are outstanding, we shall not, without the affirmative approval of at least a majority of the shares of the Series B preferred stock outstanding, (i) amend, alter or repeal the provisions of the Series B preferred stock, so as to adversely affect any right, preference, privilege or voting power of the Series B preferred stock; or (ii) amend our Articles of Incorporation or By-Laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series B preferred stock.

The holders of record of shares of Series B preferred stock shall not be entitled to receive any liquidation preference in the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Warrants

 Series A Warrants

We have 5,500,000 Series A Warrants issued and outstanding. The Series A Warrants are exercisable at US$.60 per share in cash or, in certain circumstances pursuant to a “cashless” exercise, for a term of six years.

We have a redemption option if the average daily trading volume of the common stock for any 15 consecutive trading days equals or exceeds US$1.0 million shares of common stock. The redemption price shall equal 250% of the exercise price. Our ability to redeem the Series A Warrant is subject to certain conditions set forth in the warrants. Notwithstanding any notice of redemption, the holders of the warrants will have the right to exercise the warrants at any time prior to the redemption date.

 Series B Warrants

We have 5,500,000 Series B Warrants issued and outstanding. The Series B Warrants are exercisable at US$.70 per share in cash or, in certain circumstances pursuant to a “cashless” exercise, for a term of six years. The Series B Warrants contain the same rights as the Series A Warrants.

Series C Warrants

We have 4,166,667 Series C Warrants issued and outstanding. The Series C Warrants are exercisable at US$.72 per share in cash or, in certain circumstances pursuant to a “cashless” exercise, for a term of six years. The Series C Warrants contain the same rights as the Series A and B Warrants except that the Series C Warrants only contain weighted average anti-dilution protection.

Series D Warrants

We have 4,166,667 Series D Warrants issued and outstanding. The Series D Warrants are exercisable at US$.84 per share in cash or, in certain circumstances pursuant to a “cashless” exercise, for a term of six years. The Series D Warrants contain the same rights as the Series C Warrants.

 Placement Agent Warrants

We have 990,000 placement agent warrants that were issued to the placement agent in our Financing and are exercisable at US$0.50 per share. We also have 750,000 placement agent warrants that were issued to the placement agent in connection with the Series J Warrant exercise and are exercisable at US$0.60 per share. The placement agent warrants have the same terms as our other warrants, except that they contain a “cashless” exercise provision, they do not contain weighted average anti dilution protection and are for a term of six years.

Anti-Dilution Provisions in Preferred Stock and Warrants.

If certain changes occur to our capitalization, such as a stock split or stock dividend of the common stock, then the exercise price and number of shares issuable upon conversion or exercise of the preferred stock and warrants will be adjusted appropriately. In the event that we issue or are deemed to issue additional shares of our common stock in certain non-exempt transactions for a price less than the conversion price or exercise price per share under the preferred stock and the warrants, then the conversion price or the exercise price, as the case may be, will be adjusted downward as follows (i) with respect to the Series A Preferred Series A Warrants, Series B Warrants until August 9, 2008, to the actual per share price at which we issue or are deemed to issue the additional shares or (y) following August 9, 2008, to a conversion price or exercise price that is calculated based on a “weighted average” formula described therein and (ii) with respect to the Series B Preferred, Series C Warrants and Series D Warrants, to a conversion price that is calculated based on a "weighted average" formula described therein.

Generally, if we have any capital reorganization, reclassification of our capital stock, consolidation or merger in which we are not the survivor, or sale, transfer or other disposition of all or substantially all of our assets to another corporation, then the holder will have the right to receive in lieu of the shares issuable upon conversion or exercise of their securities, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares equal to the number of shares immediately convertible or exercisable before such transaction took place and appropriate adjustments to the terms of the preferred stock or warrants, as the case may be, including the conversion price or exercise price, will be made.

Dividends

We have never declared or paid dividends on our common stock. We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

Transfer Agent

The transfer agent for our common stock and preferred stock is Holladay Stock Transfer, 2939 N 67th Place, No. C, Scottsdale, Arizona 85251.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Leser, Hunter, Taubman & Taubman, New York, New York.

EXPERTS

The financial statements for the fiscal years ended June 30, 2008 and 2007 included in this prospectus have been audited by Patrizio & Zhao, LLC, independent auditors, as stated in its report appearing in this prospectus and elsewhere in the registration statement of which this prospectus forms a part, and have been so included in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the SEC. Our reports and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site that contains reports and other information regarding registrants that file electronically with the SEC. The address of the SEC’s Web site is http://www.sec.gov ..

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC’s Web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.

JPAK GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
JPAK Group, Inc.:

We have audited the accompanying consolidated balance sheets of JPAK Group, Inc. and Subsidiaries (the “Company”) as of June 30, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JPAK Group, Inc. and Subsidiaries as of June 30, 2008 and 2007, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  Patrizio & Zhao, LLC
Patrizio & Zhao, LLC

Parsippany, New Jersey
September 9, 2008
(Except for Note 18 and 19 as to which
the date is December 11, 2008)

JPAK GROUP, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,	June 30,
	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$7,218,904	$4,938,200
Accounts receivable, net of allowance for doubtful accounts of $45,359
and $38,945 at June 30, 2008 and June 30, 2007, respectively	9,026,455	8,583,396
Inventory	5,420,631	3,393,896
Other receivables	1,131,511	-
Prepaid expenses and other current assets	96,751	772,792
Advance payments	1,367,622	-
Deferred financing costs, net	-	405,072
Total Current Assets	24,261,874	18,093,356

PROPERTY AND EQUIPMENT, NET	11,660,063	7,935,920

Total Assets	$35,921,937	$26,029,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,598,732	$4,634,457
Trade notes payable	3,784,956	526,000
Convertible notes	-	5,500,000
Short term bank loans	3,063,900	4,812,900
Current portion of long-term debt	1,263,786	-
Other payables	259,861	65,378
Total Current Liabilities	11,971,235	15,538,735

LONG-TERM DEBT	655,091	2,008,893

MINORITY INTEREST	105,690	-

Total Liabilities	12,732,016	17,547,628

STOCKHOLDERS’ EQUITY
Series A convertible preferred stock, $0.0001 par value, 5,608,564
shares authorized, issued and outstanding at June 30, 2008	561	-
Common stock, $0.001 par value, 300,000,000 shares authorized 24,505,000
and 23,005,000 shares issued and outstanding at June 30 2008 and 2007	24,505	23,005
Series B convertible preferred stock, $0.0001 par value, 5,000,000
shares authorized, issued and outstanding at June 30, 2008	500	-
Series A Preferred Shares	2,484,226	-
Series B Preferred Shares	1,390,853	-
Warrants	4,634,678	-
Placement Agent Warrants	1,172,487	-
Additional paid-in capital	11,048,604	5,676,259
Retained earnings	(562,030)	1,896,256
Statutory reserves	348,009	348,009
Accumulated other comprehensive income	2,647,528	538,119
Total Stockholders’ Equity	23,189,921	8,481,648

Total Liabilities and Stockholders’ Equity	$35,921,937	$26,029,276

The accompanying notes are an integral part of these consolidated financial statements.

JPAK GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2008		2007

SALES		$37,263,624	$30,438,550

COST OF SALES		27,379,350	23,556,328

GROSS PROFIT		9,884,274	6,882,222

OPERATING EXPENSES
Selling, general and administrative		6,054,118	4,693,147

INCOME FROM OPERATIONS		3,830,156	2,189,075

OTHER INCOME (EXPENSES)
Non-operating income		43,154	46,734
Interest Income		90,801	79,908
Interest expense		(356,589)	(449,014)
Non-operating expense		(21,644)	(48,641)
Government subsidy income		219,333	146,535

Total Other Income (Expenses)		(24,945)	(224,478)

INCOME BEFORE PROVISION FOR INCOME TAXES		3,805,211	1,964,597

PROVISION FOR INCOME TAXES		-	263,870

NET INCOME BEFORE MINORITY INTEREST		3,805,211	1,700,727

MINORITY INTEREST		(1,460)	-

NET INCOME		3,806,671	1,700,727

BENEFICIAL CONVERSION FEATURE RELATED TO ISSUANCE OF
SERIES A CONVERTIBLE PREFERRED STOCK		(2,484,226)	-

BENEFICIAL CONVERSION FEATUREE RELATED TO ISSUANCE OF
SERIES B CONVERTIBLE PREFERRED STOCK		(1,390,853)	-

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS		(68,408)	1,700,727

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment		2,109,409	366,698

COMPREHENSIVE INCOME		$2,041,001	$2,067,425

BASIC EARNINGS PER SHARE	$	( .00)	$.07
DILUTED EARNINGS PER SHARE	$	( .00)	$.06

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC		24,341,066	23,005,000
DILUTED		24,341,066	29,085,831

The accompanying notes are an integral part of these consolidated financial statements.

JPAK GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

			Series A		Series B
			Convertible preferred		Convertible preferred		Allocation of	Allocation of			Commission Series A	Commission Series B				Accumulated Other	Total
	Common Stock		Stock		Stock		Series A	Series B		Placement	of	of	Additional	Retained		Compre-	Stock-
		Par		Par		Par	Preferred	Preferred		Agent	Preferred	Preferred	Paid-in	Earnings	Statutory	hensive	holders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Shares	Warrants	Warrants	Shares	Shares	Capital	(Deficit)	Reserves	Income	Equity

Balance June 30, 2006	23,005,000	$23,005	-	$-	-	$-	$-	$-	$-	$-	$-	$-	$5,343,390	$535,675	$177,936	$171,421	$6,251,427

Capital contribution	-	-	-	-	-	-	-	-	-	-	-	-	332,869	-	-	-	332,869
															.
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	1,530,654	-	-	1,530,654

Other comprehensive income	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	366,698	366,698

Statutory reserves	-	-	-	-	-	-	-	-	-	-	-	-	-	(170,073)	170,073	-	-

Balance June 30, 2007	23,005,000	$23,005	-	$-	-	$-	$-	$-	$-	$-	$-	$-	$5,676,259	$1,896,256	$348,009	$538,119	$8,481,648

Common stock issued in conjunction
with RX Staffing recapitalization	1,500,000	1,500	-	-	-	-	-	-	-	-	-	-	(1,500)	-	-	-	-

Proceeds of preferred shares
allocated on Aug 9, 2007	-	-	-	-	-	-	2,484,226	-	2,327,600	332,937	355,237	-	(5,500,000)	-	-	-	-

Proceeds of preferred shares
allocated on Dec 8, 2007	-	-	-	-	-	-	-	1,390,853	2,307,078	839,550	-	462,519	(5,000,000)	-	-	-	-

Series A & B convertible
preferred stock	-	-	5,608,564	561	5,000,000	500	-	-	-	-	-	-	-	-	-	-	1,061

Capital contribution	-	-	-	-	-	-	-	-	-	-	-	-	11,181,010	(2,389,878)	-	-	8,791,132

Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	3,806,671	-	-	3,806,671

Beneficial conversion feature related to issuance of Series A
preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	2,484,226	(2,484,226)	-	-	-

Beneficial conversion feature related to issuance of Series B
convertible preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	1,390,853	(1,390,853)	-	-	-

Other comprehensive income	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,109,409	2,109,409

Balance June 30, 2008	24,505,000	$24,505	5,606,564	$561	5,000,000	$500	$2,484,226	$1,390,853	$4,634,678	$1,172,487	$355,237	$462,519	$10,230,848	$ (562,030)	$348,009	$2,647,528	$23,189,921

The accompanying notes are an integral part of these consolidated financial statements

JPAK GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$3,806,671	$1,700,727
Adjustments to reconcile net income to net cash
Provided by (used in) operating activities:
Minority interest	(1,460)	-
Depreciation and amortization	1,048,719	824,614
Loss (Gain) on disposal of fixed assets	(10,955)	29,018
Bad debt expense	2,029	25,235
Changes in assets and liabilities:
Accounts receivable	466,883	915,768
Inventory	(1,561,951)	(899,953)
Restricted cash for trade notes repayment	-	993,658
Other receivables	(1,067,840)	-
Prepaid expenses and other current assets	686,148	(710,974)
Advance payments	(1,290,664)	-
Accounts payable and accrued expenses	(1,390,329)	(2,114,928)
Advanced payment from customers	197,157	-
Other payables	(20,374)	(2,507,625)
Other current liabilities	-	(23,107)
Total Adjustments	(2,942,637)	(3,468,294)

Net Cash Provided By (Used in) Operating Activities	864,034	(1,767,567)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(3,702,732)	(1,808,675)
Additions to construction in progress	(696,586)	-
Proceeds from disposal of fixed assets	716,936	155,331
Proceeds from minority interest	101,202	-
Acquisition of Qingdao’s equity	-	(5,243,900)

Net Cash Used In Investing Activities	(3,581,180)	(6,897,244)

CASH FLOWS FROM FINANCING ACTIVITIES:
Additional paid-in capital	4,043,414	5,406,695
Issuance of trade notes payable	3,021,211	-
Repayment of trade notes payable	-	(343,281)
Issuance of convertible notes	-	5,500,000
Repayment of bank loans	(2,440,521)	-
Proceeds from bank loans	-	2,212,979
Repayment of shareholder loans	-	(47,387)
Deferred financing cost	-	(460,019)

Net Cash Provided By Financing Activities	4,624,104	12,268,987

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	373,746	44,029

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,280,704	3,648,205

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	4,938,200	1,289,995

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,218,904	$4,938,200

The accompanying notes are an integral part of these consolidated financial statements.

JPAK GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

JPAK Group, Inc. (Formerly Rx Staffing Inc.), a public shell company as defined in Rule 12b-2 of the Exchange Act of 1934, established under the laws of Nevada on December 6, 2004. The accompanying consolidated financial statements include the financial statements of JPAK Group, Inc. and its subsidiaries (the “Company”). The Company’s primary business is to print and produce packaging products for sale to the beverage and other industries.

On August 9, 2007, Rx Staffing Inc. (“Rx Staffing) completed a reverse acquisition of JPAK Group Co., Ltd., (“JPAK”), which was incorporated in the Cayman Islands on June 22, 2006. To accomplish the exchange of shares Rx Staffing issued 23,005,000 shares of common stock on a one to one ratio for a 100% equity interest in JPAK, per the terms of the Share Exchange and Bill of Sale of assets of Rx Staffing and Shaun Jones. Rx Staffing was delivered with zero assets and zero liabilities at time of closing. Following the reverse acquisition, Rx Staffing changed the name to JPAK Group, Inc. The transaction was regarded as a reverse merger whereby JPAK was considered to be the accounting acquirer as its shareholders retained control of RX Staffing after the exchange. Although the Company is the legal parent company, the share exchange was treated as a recapitalization of JPAK. Thus, JPAK is the continuing entity for financial reporting purposes. The Financial Statements have been prepared as if JPAK had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

In September 2006, JPAK acquired 100% interest in Grand International Industrial Ltd. which was incorporated on August 4, 2006, in the city of Hong Kong, the People’s Republic of China (“PRC”). In August 2006, Grand International acquired 88.23% interest in Qingdao Renmin, which was incorporated in May 2001 in the city of Qingdao, the People’s Republic of China. On July 3, 2007, Grand International acquired the remaining 11.77% interest in Qingdao Renmin. The consolidated financial statements reflect all predecessor statements of income and cash flow from the inception of Qingdao Renmin in August 2006. In October 2007, Qingdao Renmin invested in Qingdao Delikang Packing Machinery Co., Ltd., (“Qingdao Delikang”), a joint venture with Xi’an Heiniu Machinery, Co. Qingdao Renmin acquired 51% interest of Qingdao Delikang.

Substantially all of the Company’s business is conducted through Qingdao Renmin, an operating subsidiary established in the Peoples Republic of China, in which the Company indirectly holds a 100% interest.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND CONSOLIDATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Stated of America. The consolidated financial statements include the accounts of JPAK Group Inc. and its wholly-owned subsidiaries. All inter-company transactions and balances have been eliminated in consolidation.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

CASH AND CASH EQUIVALENTS

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” the Company considers all highly liquid instruments with original maturities of three months or less to be “cash equivalents”.

ACCOUNTS RECEIVABLE

Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at the end of the period. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that the realization of losses on balances outstanding at year-end will be immaterial. The allowance for bad debts at June 30, 2008 and 2007 was $45,359 and $38,945, respectively.

INVENTORY

Inventory is stated at the lower of cost or market. Cost is determined using the weighted-average cost method. Provisions are made for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Management continually evaluates the recoverability based on assumptions about customer demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required that could negatively impact our gross margin and operating results. The Company did not record any provision for slow-moving and obsolete inventory as of June 30, 2007 and 2008.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is calculated are provided on the straight-line method over the estimated useful lives of the assets as follows:

Vehicles                                                                              5 to 10 years
Furniture, machinery and equipment                             5 to 20 years
Buildings and improvements                                                  40 years

Construction in progress primarily represents the renovation costs of plant, machinery and equipment Costs incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences.

Expenditures for repairs and maintenance are expensed as incurred. Gain or loss on disposal of property and equipment, if any, is recognized in the consolidated statement of operations.

LONG-LIVED ASSETS

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total of the expected future undiscounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REVENUE RECOGNITION

The Company derives its revenues primarily from sale of printed packaging products. In accordance with the provisions of Staff Accounting Bulletin No. 103, revenue is recognized when merchandise is shipped, title and risk of loss pass to the customer and collectibility is reasonably assured.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed when incurred. Research and development costs for the years ended June 30, 2008 and 2007 was $1,299,157 and $1,280,466, respectively.

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is provided to reduce the carrying amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively. Therefore, there are no deferred tax assets or liabilities for the years ended June 30, 2008 and 2007.The standard corporate income tax rate has decreased from 33% to 25% with effect from January 1, 2008, when new Chinese tax law became effective.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, investment securities, accounts receivable, accounts payable, accrued expenses and other obligations, approximate their fair value due to the short-term maturities of the related instruments.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The financial position and results of operations of the Company is determined using local currency (Chinese Yuan) as the functional currency.  Assets and liabilities are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is contributed. Income statement accounts are translated at the average rate of exchange during the year. Currency translation adjustments arising from the use of different exchange rates are included in accumulated other comprehensive income (loss) in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

COMPREHENSIVE INCOME (LOSS)

The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which establishes rules for the reporting and display of comprehensive income, its components and accumulated balances. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on available-for-sale marketable securities, except those resulting from investments by owners and distributions to owners.

EARNINGS (LOSS) PER SHARE

In accordance with SFAS No. 128, “Computation of Earnings Per Share” (“SFAS No. 128”) and EITF No. 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128” (“EITF No. 03-6”), basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two class method, net income is allocated between ordinary shares and other participating securities based on their respective participating rights. The Company’s Series A redeemable convertible preferred shares are participating securities. Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares consist of the ordinary shares issuable upon the conversion of the convertible preferred shares (using the if-converted method) and ordinary shares issuable upon the exercise of outstanding share options (using the treasury stock method).

USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation reserves for accounts receivable, inventory and income taxes and valuation of goodwill. Actual results could differ from those estimates

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 110 (“SAB 110”). SAB 110 states that the staff will continue to accept, under certain circumstances, the use of the simplified method for estimating the expected term of “plain vanilla” share options in accordance with SFAS 123(R) beyond December 31, 2007. The Company believed there will be no material impact on the Company’s financial statements upon adoption of this standard.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB Statement No. 51.” SFAS No. 160 amends Accounting Research Bulletin (ARB) No. 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as a minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements.  Among other requirements, SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest.  It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and the non-controlling interest. SFAS No. 160 will be effective for the Company on January 1, 2009, and is not expected to have a significant impact on the Company’s financial condition or results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations (Revised)”, to replace SFAS No. 141, “Business Combinations. SFAS No. 141(R) requires the use of the acquisition method of accounting, defines the acquirer, establishes the acquisition date and broadens the scope to all transactions and other events in which one entity obtains control over one or more other businesses. This statement is effective for business combinations or transactions entered into for fiscal years beginning on or after December 15, 2008. The Company is evaluating the impact of SFAS No. 141 (R).

NOTE 3 – INVENTORY

Inventory at June 30, 2008 and 2007 consists of the following:
	June 30, 2008	June 30, 2007
Finished goods	$787,872	$571,357
Raw materials	4,011,065	2,206,420
Parts and supplies	66,599	41,280
Work in process	555,095	574,839
Total	$5,420,631	$3,393,896

NOTE 4 – ADVANCE PAYMENTS

The Company makes advances to certain vendors for inventory, equipment, and construction-in-progress. The advances on purchase of inventory amounted to $825,795 and $-0- as of June 30, 2008 and 2007. Additionally, the Company made advances on equipment purchases amounting to $541,827 and $-0- as of June 30, 2008 and 2007, respectively.

NOTE 5 – DEFERRED FINANCING COSTS

Costs related to obtaining the convertible notes are capitalized and amortized over the term of the related debt using the straight-line method, which is 12 months. Deferred financing costs at June 30, 2008 and 2007 were as follows:

	June 30, 2008	June 30, 2007
Deferred financing costs	$460,017	$460,017
Accumulated amortization	(460,017)	(54,945)
Net deferred financing costs	$-	$405,072

Amortization of deferred financing costs charged to operations for the years ended June 30, 2008 and 2007 was $405,072 and $54,945, respectively

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2008 and 2007 consisted of the following:

	June 30, 2008	June 30, 2007
Buildings	$3,972,267	$3,533,677
Machinery and equipment	13,973,256	9,848,634
Subtotal	17,945,523	13,382,311
Less: Accumulated depreciation	7,023,582	5,446,391
	10,921,941	7,935,920
Add: Construction in progress	738,122	-
Total	$11,660,063	$7,935,920

Depreciation expense for the years ended June 30, 2008 and 2007 was $998,884 and $769,669, respectively.

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	June 30, 2008	June 30, 2007
Accounts payable	$3,256,552	$4,066,655
Accrued expenses	342,180	567,802
Total	$3,598,732	$4,634,457

The carrying value of accounts payable and accrued expenses approximates fair value due to the short-term nature of these obligations.

NOTE 8 – TRADE NOTES PAYABLE

Trade notes payable consists of noncollateralized non-interest bearing promissory notes issued in connection with the acquisition of certain inventory and equipment. Balances outstanding under the notes as of June 30, 2008 and 2007 was $3,784,956 and $526,000, respectively.

NOTE 9 - CONVERTIBLE NOTES

On August 9, 2007, the convertible notes converted to the following items: (i) 5,608,564 shares of the Company’s Series A Convertible Preferred Stock, par value $.0001 per share (the “Preferred Stock”), which shares are convertible into an aggregate of 11,217,128 shares of Common Stock, (ii) Class A Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of $.60 per share until August 2011 (the “Class A Warrants”), (iii) Class B Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of $.70 per share until August 2011 (the “Class B Warrants”) and (iv) Class J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Preferred Stock, which preferred stock shall contain the same terms as the Series A Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of the Company’s Common Stock, (b) Class C Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of $.72 per share (the “Class C Warrants”) and (c) Class D Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of $.84 per share (the “Class D

Warrants” and together with the Class A Warrants, Class B Warrants and Class C Warrants, the “Warrants”). The Class J Warrants shall only be exercisable until 90 days following the effective date of a registration statement registering for sale the shares of common stock underlying the securities issued in the financing.  (Please see Note 20 – Allocation of Proceeds of Convertible Promissory Notes to see a detailed description of the accounting for the Series A preferred stock issued with the warrants.)

The conversion of convertible notes is considered as a non-cash financing transaction.

NOTE 10 – SHORT TERM BANK LOANS

Short term bank loans consist of the following:

	June 30, 2008	June 30, 2007
On September 7th 2006, the Company obtained a loan from China Industrial and Commercial Bank, of which the principal is to be paid in full by August
27th, 2008. The interest is to be calculated using an annual fixed interest rate of
6.732% and paid monthly. The loan is secured by the company's equipment.	$-	$867,900

On February 2nd, 2007, the Company obtained a loan from China Industrial and Commercial Bank, of which the principal is to be paid in full by February
11th 2008, The interest is to be calculated using an annual fixed interest rate of
6.732% and paid monthly. The loan is secured by the company's equipment.	$-	$657,500

On April 10th, 2007 the Company obtained a loan from China Industrial and Commercial Bank, of which principal is to be paid in full by April 9th
2008. Interest is to be calculated using an annual fixed rate of
7.029% and paid monthly. The loan is secured by the company's equipment.	$-	$789,000

On February 12th 2007, the Company obtained a loan from Qingdao City
Commercial Bank, of which principal is to be paid in full by February 11th
2008. Interest is to be calculated using an annual fixed rate of
6.732% and paid monthly. The loan is secured by the company's equipment.	$-	$2,104,000

On May 25th 2007, the Company obtained a loan from China Merchant Bank,

NOTE 10 – SHORT TERM BANK LOANS (continued)

of which principal is to be paid in full by May 25th 2008. The interest is to be calculated using an annual fixed rate of 6.57% and paid monthly.
The loan is secured by the company's equipment.	$-	$394,500

On January 29th 2008, the Company obtained a loan from Qingdao City
Commercial Bank, of which principal is to be paid in full by January 29, 2009
Interest is to be calculated using an annual fixed rate of 7.47% and
paid monthly. The loan is secured by the company's property and equipment.	$2,334,400	$-

On May 30th, 2008, the Company obtained a loan from China Industrial and
Commercial Bank, of which principal is to be paid in full by May 29th , 2009
Interest is to be calculated using an annual fixed rate of 7.47% and
paid monthly. The loan is secured by the company's equipment.	$729,500	$-

Total short term bank loans	$3,063,900	$4,812,900

NOTE 11 – INCOME TAXES

JPAK Group Co., Ltd. was incorporated in the Cayman Islands. Under the laws of Cayman Islands, the Company is not subject to tax on income or capital gain.

The operating subsidiary Qingdao Renmin is a wholly foreign-owned enterprise incorporated in the PRC and subject to PRC Foreign Enterprise Income Tax (“FEIT”) Law. Pursuant to FEIT Law, foreigninvested enterprises (“FIEs”) are subject to FEIT at a state tax rate of 30% plus a local tax rate of 3% on PRC taxable income. FIEs are also entitled to be exempted from FEIT for a 2-year period starting from their first profit-making year followed by a 50% reduction of FEIT payable for the subsequent three years, if they fall into the category of production-oriented enterprises with an operational period of more than 10 years in China. Qingdao Renmin started its tax holiday period on January 1, 2007, which will end on December 31, 2011.

On March 16, 2007, the National People’s Congress of China enacted a new Corporate Income Tax (“CIT”) law, under which FIEs and domestic companies would be subject to CIT at a uniform rate of 25%. The new CIT law became effective on January 1, 2008. The grandfathering treatments for unutilized tax holiday are provided for certain qualified FIEs. For those FIEs which have already commenced their qualified tax holidays before 2008, they can continue to enjoy the remaining unutilized tax holidays until expiry. For those qualified old FIEs which have not commenced their tax holidays before 2008 due to cumulative losses, their tax holidays will be deemed to commence in 2008 and can be utilized until expiry. Currently, the Company do not believe the new CIT law will affect the preferential tax treatments (i.e. the unutilized tax holiday) enjoyed by them.

NOTE 11 – INCOME TAXES (continued)
On February 22, 2008, the Ministry of Finance (“MOF”) and the State Administration of Taxation (“SAT”) jointly issued Cai Shui [2008] Circular 1 (“Circular 1”). According to Article 4 of Circular 1, distributions of accumulated profits earned by a FIE prior to January 1, 2008 to foreign investor(s) in 2008 or after will be exempt from withholding tax (“WHT”) while distribution of the profit earned by an FIE after January 1,2008 to its foreign investor(s) shall be subject to WHT. Since the Company intend to reinvest its earnings to further expand its businesses in mainland China, its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies in the foreseeable future. Accordingly, as of June 30, 2008, the Company has not recorded any withholding tax on the retained earnings of its foreign invested enterprises in China.

NOTE 12 – LONG-TERM DEBT

As of June 30, 2008, the Company had an outstanding long-term debt of $1,918,877, including the current portion of $1,263,786. These loans represent borrowings from employees at an annual interest rate of 10%. Interest payments are made semi-annually with no principal payments due until May 31, 2010, as per the terms of the loan agreement.

NOTE 13 – EMPLOYEE WELFARE PLAN

The Company has established an employee welfare plan in accordance with Chinese laws and regulations. Full-time employees of the Company in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Company to accrue for these benefits based on certain percentage of the employees’ salaries. The total contribution for such employee benefits was $ 356,359 and $ 63,835 for the years ended June, 2008 and 2007, respectively.

NOTE 14 – STATUTORY COMMON WELFARE FUND

As stipulated by the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up cumulative prior years’ losses, if any;

(ii)
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees;

NOTE 14 – STATUTORY COMMON WELFARE FUND (continued)

Allocations to the discretionary surplus reserve, is approved in the shareholders’ general meeting. The Company did not provide a reserve for the welfare fund for the years ended June 30, 2008 and 2007, respectively.

NOTE 15 – RISK FACTORS

In the fiscal year 2008 and 2007, five vendors accounted for approximately 62% and 50% of the Company’s purchases.

In fiscal year 2008, five customers accounted for approximately 57% of the Company’s sales, while in fiscal year 2007, five customers accounted for approximately 50% of the Company’s sales.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 16 - CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with financial institutions. Management believes that the financial institutions that hold the Company’s cash and cash equivalents are financially sound and minimal credit risk exists with respect to these investments.

NOTE 17 – SUPPLEMENTAL CASH FLOW INFORMATION

The following is supplemental information relating to the consolidated statements of cash flows:

	June 30, 2008	June 30, 2007

Cash paid for interest	$356,589	$449,014
Cash paid for income taxes	$-	$263,870

NOTE 18 – EARNINGS PER SHARE

The Company presents earnings per share on a basic and diluted basis. Basic earnings per share have been computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share have been computed by dividing income available to common shareholders by the weighted average number of shares outstanding including the dilutive effect of equity securities. All share and per share data have been adjusted retroactively to reflect the recapitalization of the Company pursuant to the Securities Exchange Agreement with Rx Staffing.

NOTE 18 – EARNINGS PER SHARE (continued)

	June 30, 2008		June 30, 2007

Net income		$3,806,671	$1,700,727

Beneficial conversion feature related to issuance
of Series A convertible preferred stock		(2,484,226)	-

Beneficial conversion feature related to issuance
of Series B convertible preferred stock		(1,390,853)	-

Net income (loss) applicable to common stockholders		(68,408)	1,700,727

Weighted average common shares
(denominator for basic income per share)		24,341,066	23,005,000

Effect of diluted securities:
Convertible preferred stock		-	1,500,000
Convertible notes		-	4,580,831

Weighted average common shares
(denominator for diluted income per share)		24,341,066	29,085,831

Basic net income (loss) per share	$	(0.00)	$0.07
Diluted net income (loss) per share	$	(0.00)	$0.06

NOTE 19 – ALLOCATION OF PROCEEDS FROM THE EXERCISE OF SERIES J WARRANTS

On August 9, 2007, the Company became a party to the NPA (Note Purchase Agreement dated May 17, 2007) by and among the Company, JPAK, Grand International and the Investors. Pursuant to the NPA JPAK issued Convertible Promissory Notes in the aggregate principal amount of US$5.5 million to the Investors. As a result of the Share Exchange, and under the terms of the Notes and the NPA,  the convertible notes converted to the following items: (i) 5,608,564 shares of the Company’s Series A Convertible Preferred Stock, par value $.0001 per share (the “Preferred Stock”), which shares are convertible into an aggregate of 11,217,128 shares of Common Stock, (ii) Class A Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of $.60 per share until August 2011 (the “Class A Warrants”), (iii) Class B Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of $.70 per share until August 2011 (the “Class B Warrants”) and (iv) Class J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Preferred Stock, which preferred stock shall contain the same terms as the Series A Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of the Company’s Common Stock, (b) Class C Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of $.72 per share (the “Class C Warrants”) and (c) Class D Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of $.84 per share (the “Class D Warrants” and together with the Class A Warrants, Class B Warrants and Class C Warrants, the “Warrants”). The Class J Warrants were be exercisable until 90 days following the effective date of a registration statement registering for sale the shares of common stock underlying the securities issued in the financing. Finally, the Company also granted warrants to purchase 990,000 shares of common stock with an exercise price of US$.50 per share to the placement agent in the financing transaction. These warrants have the same terms as the Series A and Series B Warrants, except that they contain a “cashless” exercise provision.

NOTE 19 – ALLOCATION OF PROCEEDS FROM THE EXERCISE OF SERIES J WARRANTS (continued)

On December 28, 2007, the holders of the Company’s outstanding Series J Warrants exercised in full such warrants for aggregate gross proceeds of US$5.0 million to The Company. Upon exercise of the Series J Warrants and pursuant to their stated terms, the Company issued to the holders of the Series J Warrants (a) an aggregate of 5,000,000 shares of the Company’s Series B Convertible Preferred Stock, which are convertible into an aggregate of 8,333,333 shares of the Company’s common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of the Company’s common stock at an exercise price of US$0.72 per share and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of the Company’s common stock (subject to adjustment) at an exercise price of US$0.84 per share. The Series C Warrants and Series D Warrants have a term of six years from the date of issuance.

In connection with the exercise of the Series J Warrants, we extended the term of our Series A Warrants and Series B Warrants from four years to six years, so that such warrants shall now expire on August 9, 2013. The extension of the term of the Series A and Series B Warrants (from four to six years) was a condition of the exercise of the Series J Warrants and the subsequent issuance of the Series B Preferred stock (the “Series B financing”).

Originally we considered the incremental costs as part of the issuance costs for the Series B Preferred Shares.  Nevertheless, after reviewing the comments from the SEC, now we believe these costs are indirect costs associated with the offering of our securities and should be changed to an expense.  The incremental value of Series A warrants, Series B Warrants and investors warrants are US$540,430.

   As per SAB Topic 5.A, “specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering.”

As per SEC accounting and reporting manual on reverse merger, “costs of issuing equity securities are charged directly to equity as deduction of the fair value assigned to share issued.”

Accordingly, we believe the warrants issued to the placement agents are directly attributable to raising capital.  If we had not issued the warrants to the placement agent, we would have had to pay the same amount of cash as the fair value. Therefore, we have deducted the fair value of the placement agent warrants $839,550 and the financing commissions $462,519 from the proceeds of Preferred Shares of $5,000,000.

Allocation of proceed from the exercise of J warrants	2007-12-28
Proceeds of Series B Preferred Shares	5,000,000
Commission of Series B Preferred Shares	462,519
Proceeds of Series B Preferred Shares after deducting commission	4,537,481
Value of Placement Agent Warrants	839,550
Incremental value of original Placement Agent Warrants	31,680

NOTE 19 – ALLOCATION OF PROCEEDS FROM THE EXERCISE OF SERIES J WARRANTS (continued)

Net proceeds after deduction of value and incremental value of placement agent warrants	3,697,931
Series C Warrants	4,308,750
Series D Warrants	3,985,000
Incremental value of Series A Warrants (Note 1)	223,850
Incremental value of Series B Warrants (Note 1)	284,900
Total value of investor warrants, incremental value of investors warrants and preferred shares	8,293,751
Value of Series B Preferred Shares	5,000,000
Allocation of Warrants	2,307,078
Allocation of Series B Preferred Shares	1,390,853

Note 1:  Incremental value of Series A and Series B warrants was expensed in the period as indirect financing costs.

The key assumptions we utilized for the calculation of warrants are:

•
Volatility is based on our estimate of expected volatility by utilizing the historical, expected or implied volatility of similar entities whose instruments are publicly available.  Our estimate of the expected volatility of Jpak is 30.28%

•	Risk-free Rate of Return based on the rate of treasury note with the same expiry term.
•	Black-Scholes Call Value is calculated using the like of http://www.blobek.com/black-scholes.html
•	Warrant Valuation = Black-Scholes Call Value * number of Series warrants outstanding.

Furthermore, we allocated the remaining proceeds of $3,697,931 between investor warrants and Preferred Shares on a relative fair value basis.  The total value of investors warrants including incremental value of the original investors warrants and the value of Series B Preferred shares were $8,293,751 and $5,000,000 respectively.  Therefore, the Company allocated $2,307,078 and $1,390,853 to the investor warrants and preferred stocks respectively from the $3,697,931 remaining proceeds of J warrants exercise.

Valuation	December 28, 2007
Proceeds of Series B Preferred Shares	5,000,000
Commission of Series B Preferred Shares	462,519
Proceeds of Series B Preferred Shares after deducting
commission	4,537,481
Value of Placement Agent Warrants	839,550
Incremental value of original Placement Agent Warrants	31,680
Net proceeds after deduction of value and incremental
value of placement agent warrants	3,697,931
Series C Warrants	4,308,750
Series D Warrants	3,985,000
Total value of investor warrants and incremental value of
investors warrants	8,293,751
Value of Series B Preferred Shares	5,000,000
Allocation of Warrants	2,307,078
Allocation of Series B Preferred Shares	1,390,853

NOTE 19 – ALLOCATION OF PROCEEDS FROM THE EXERCISE OF SERIES J WARRANTS (continued)

Agent Warrants		December 28, 2007

Expiration Date:	December 28, 2013
Strike Price:	$0.60
Share Price:		$1.60
Time to Expiration:		2,192
Volatility:		30.28%
Risk-free Rate of Return:		3.18%
Black-Scholes Call Value:		$1.12
Warrant Valuation:		$839,550.00

Warrant market price
Series A Warrants		August 9, 2007	December 28, 2007	December 28, 2007
			Original	Revised
Expiration Date:	August 09, 2011
	August 09, 2013
Strike Price:	$0.60
Share Price:		$0.72	$1.60	$1.60
Time to Expiration:		1,461	1,320	2,051
Volatility:		30.28%	30.28%	30.28%
Risk-free Rate of Return:		4.57%	3.18%	3.18%

Black-Scholes Call Value:		$0.28	$1.07	$1.11
Warrant Valuation:		$1,543,300.00	$5,887,750.00	$6,111,600.00

Series B Warrants		August 9, 2007	December 28, 2007	December 28, 2007
			Original	Revised
Expiration Date:	August 9, 2011
	August 9, 2013
Strike Price:	$0.70
Share Price:		$0.72	$1.60	$1.60
Time to Expiration:		1,461	1,320	2,051
Volatility:		30.28%	30.28%	30.28%
Risk-free Rate of Return:		4.57%	3.18%	3.18%

Black-Scholes Call Value:		$0.23	$0.99	$1.04
Warrant Valuation:		$1,271,600.00	$5,430,700.00	$5,715,600.00

NOTE 19 – ALLOCATION OF PROCEEDS FROM THE EXERCISE OF SERIES J WARRANTS (continued)

Series C Warrants		August 9, 2007	December 28, 2007	December 28, 2007

Expiration Date:	December 28, 2013
Strike Price:	$0.72
Share Price:		$0.72	$1.60	$1.60
Time to Expiration:		2,333	2,192	2,192
Volatility:		30.28%	30.28%	30.28%
Risk-free Rate of Return:		4.57%	3.18%	3.18%

Black-Scholes Call Value:		$0.29	$1.03	$1.03
Warrant Valuation:		$1,209,166.76	$4,308,750.34	$4,308,750.34

Series D Warrants		August 9, 2007	December 28, 2007	December 28, 2007

Expiration Date:	December 28, 2013
Strike Price:	$0.84
Share Price:		$0.72	$1.60	$1.60
Time to Expiration:		2,333	2,192	2,192
Volatility:		30.28%	30.28%	30.28%
Risk-free Rate of Return:		4.57%	3.18%	3.18%

Black-Scholes Call Value:		$0.25	$0.96	$0.96
Warrant Valuation:		$1,037,083.42	$3,985,000.32	$3,985,000.32

NOTE 20 – ALLOCATION OF PROCEEDS OF CONVERTIBLE PROMISSORY NOTES

On August 9, 2007, the Company became a party to the NPA (Note Purchase Agreement dated  May 17,2007 by and among Jpak, Grand International Industrial Limited and in certain identified investors) by and among the Company, Jpak, Grand International and the Investors. Under the NPA Jpak issued Convertible Promissory Notes in the aggregate principal amount of US$5.5 million to the Investors. As a result of the Share Exchange, the Notes automatically converted into 5,608,564 shares of Series A Convertible Preferred Stock outstanding. The shares of Series A Convertible Preferred Stock are convertible into an aggregate of 11,217,128 shares of common stock. Under the terms of the Notes, the company also issued (i) Series A Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of US$.60 per share until August 2013 (the “Series A Warrants”), (ii) Series B Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of US$.70 per share until August 2013 (the “Series B Warrants”) and (iii) Series J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Convertible Preferred Stock, which preferred stock shall contain the same terms as the Series A Convertible Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of the Company’ common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of US$.72 per share (the “Series C Warrants”) and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of US$.84 per share (the “Series D Warrants”). The Series J Warrants contain an exercise price of US$1.00 per warrant and shall only be exercisable until 90 days following the effective date of the applicable registration statement and prospectus. Finally, the Company also granted warrants to purchase 990,000 shares of common stock with an exercise price of US$.50 per share to the placement agent in the financing transaction. These warrants have the same terms as the Series A and Series B Warrants, except that they contain a “cashless” exercise provision.

NOTE 20 – ALLOCATION OF PROCEEDS OF CONVERTIBLE PROMISSORY NOTES (continued)

As per SAB Topic 5.A, “specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering.”

As per SEC accounting and reporting manual on reverse merger, “costs of issuing equity securities are charged directly to equity as deduction of the fair value assigned to share issued”.

Accordingly, we believe the warrants issued to the placement agents are directly attributable to raising capital.  If we had not issued the warrants to the placement agent, we would have had to pay the same amount of cash as the fair value.  Therefore, we have deducted the fair value of the placement agent warrants $332,937 and the remaining deferred financing costs of $355,237 from the proceeds of Preferred Shares $5,500,000.  Furthermore, we allocated the remaining proceeds of $4,811,826 between investors warrants and Preferred Shares on a relative fair value basis.

Originally, we used an expected volatility approximate 7% and assumed that expected volatility would be the same as historical volatility for calculations of value assigned the preferred stock and warrants.  After reviewing comments from the SEC, we changed certain assumptions utilized, particularly volatility, and therefore changed values assigned to the preferred stock and warrants resulting from the automatic conversion of convertible promissory notes into Series A preferred stock.

The key assumptions we utilized for the calculation of warrants are:

•
Volatility is based on our estimate of expected volatility by utilizing the historical, expected or implied volatility of similar entities whose instruments are publicly available.  Our estimate of the expected volatility of Jpak is 30.28%

•	Risk-free Rate of Return based on the rate of treasury note with the same expiry term.
•	Black-Scholes Call Value is calculated using the like of http://www.blobek.com/black-scholes.html
•	Warrant Valuation = Black-Scholes Call Value * number of Series warrants outstanding.

The total value of warrants and the value of Series A Preferred shares on the date of conversion were $5,153,233 and $5,500,000 respectively.  Therefore, the Company allocated $2,327,600 and $2,484,226 to warrants and preferred stocks respectively from the $4,811,826 remaining proceeds of Convertible Promissory Notes.

NOTE 20 – ALLOCATION OF PROCEEDS OF CONVERTIBLE PROMISSORY NOTES (continued)

Proceeds of Series A Preferred Shares	5,500,000
Financing commission of Series A Preferred Shares	355,237
Proceeds of Series A Preferred Shares after deducting commission	5,144,763
Value of Placement Agent Warrants	332,937
Net proceeds after deduction of value of placement agent warrants and financing commission of Series A Preferred Shares	4,811,826
Series A Warrants	1,543,300
Series B Warrants	1,271,600
Series J Warrants	2,338,333
Total value of investor warrants, incremental value of investors warrants and preferred shares	5,153,233
Value of Series A Preferred Shares	5,500,000
Allocation of Warrants	2,327,600
Allocation of Series A Preferred Shares	2,484,226

Warrant valuation

Agent Warrants		August 9, 2007

Expiration Date:	August 9, 2011
	August 9, 2013
Strike Price:	$0.50
Share Price:		$0.72
Time to Expiration:		1,461
Volatility:		30.28%
Risk-free Rate of Return:		4.57%

Black-Scholes Call Value:		$0.34
Warrant Valuation:		$332,937.00

NOTE 20 – ALLOCATION OF PROCEEDS OF CONVERTIBLE PROMISSORY NOTES (continued)

Series A Warrants		August 9, 2007

Expiration Date:	August 9, 2011
	August 9, 2013
Strike Price:	$0.60
Share Price:		$0.72
Time to Expiration:		1,461
Volatility:		30.28%
Risk-free Rate of Return:		4.57%

Black-Scholes Call Value:		$0.28
Warrant Valuation:		$1,543,300.00

Series B Warrants		August 9, 2007

Expiration Date:	August 9, 2011
	August 9, 2013
Strike Price:	$0.70
Share Price:		$0.72
Time to Expiration:		1,461
Volatility:		30.28%
Risk-free Rate of Return:		4.57%

Black-Scholes Call Value:		$0.23
Warrant Valuation:		$1,271,600.00

Series J Warrants		August 9, 2007

Expiration Date:	August 9, 2011
Strike Price:	$0.60
Share Price:		$0.72
Time to Expiration:		1,461
Volatility:		30.28%
Risk-free Rate of Return:		4.57%

Black-Scholes Call Value:		$0.28
Warrant Valuation:		$2,338,333.24

NOTE 21 – BENIFICIAL CONVERSION FEATURE OF SERIES B PREFERRED SHARES

On December 28, 2007, the conversion feature of the Series B Convertible Preferred Stock is “in the money” and is therefore deemed to contain a beneficial conversion feature.

According to EITF 00-27, the effective conversion price based on the proceeds received for or allocated to the convertible instrument should be used to compute the intrinsic value, if any, of the embedded conversion option. An issuer should first allocate the proceeds received in a financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis. Then, the Issue 98-5 model should be applied to the amount allocated to the convertible instrument, and an effective conversion price should be calculated and used to measure the intrinsic value, if any, of the embedded conversion option.

On a relative fair value basis, we have allocated $1,390,853 and $2,307,078 to the Series B Convertible Preferred Shares and the warrants respectively.  The effective conversion price is $0.167, the allocated proceeds of $1,390,853 divided by 8,333,333 (the number of shares to be received on conversion).

The intrinsic value of the conversion option therefore is $11,942,480 [(8,333,333 shares) × ($1.60 – $0.167)].  Because $11, 942,480 is more than $1,390,853, the proceeds allocated to the A Convertible Preferred Shares, the intrinsic value of the conversion option is limited to $1,390,853.

At the date of issuance, we make the following entry for recording:

Preferred Stock Discount:                                                                                 1,390,853
APIC – beneficial conversion option                                                    1,390,853

We also make the following entry to amortize the preferred stock discount on the date of issuance because the preferred stock is not mandatorily redeemable and is immediately convertible into common stock:

Retained Earnings:                                                                                 1,390,853
Preferred Stock Discount                                                            1,390,853

The net result of the two entries is a reclassification of $1,390,853 from retained earnings to additional paid-in capital.  This amount is also a reduction to the net income available to the common shareholders in the numerator of the earning-per-share calculation in the second quarter ended December 31, 2007.

NOTE 22 – LIQUIDATED DAMAGE FOR INEFFECTIVE REGISTRATION STATEMENT

On August 9, 2007, the Company entered into a Registration Rights Agreement with the Investors (the “Investor RRA”). Under the Investor RRA, the Company was required to prepare and file a registration statement for the sale of the Common Stock issuable to the Investors under the Series A and Series B Preferred Stock and the Warrants and to use the Company’s best efforts to cause, and to maintain, the effectiveness of the registration statement. The Company filed this registration statement to fulfill the Company’s obligations under the RRA. The Company is subject to certain monetary obligations if, the registration statement is not declared effective by the SEC by March 31, 2008. The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%. Under the Investor RRA, the shareholders of JPAK were granted piggyback registration rights for 15,805,000 shares of the Company’s common stock.

NOTE 22 – LIQUIDATED DAMAGE FOR INEFFECTIVE REGISTRATION STATEMENT (continued)

The Investor “RAA” also contains provisions for the inability to register all of the shares underlying all of the Series A and Series B Preferred Stock and Warrants due to the SEC’s application of Rule 415.  Pursuant to those provisions, if the SEC issues us a 415 comment, then the Company must first try to register the common stock underlying the preferred stock (on a pro rata basis among the holders of the Preferred Stock) and then register all of the common underlying the Warrants (on a pro rata basis among the holders of the Warrants). The Company is filing the Registration Statement to register for resale 687,106 shares of common stock underlying the Series A Preferred Stock, as required by the terms of the Investor RRA.  Subsequent registration statements required to be filed to register the rest of the common stock underlying the preferred stock and warrants issued in the financing will be filed on the later of (i) 60 days following the sale of substantially all of the shares of common stock included in this Registration Statement or any subsequent Registration Statement and (ii) 6 months following the effective date of this Registration Statement or any subsequent Registration Statement, as applicable, or such earlier or later date as permitted or required by the Commission.  Each such subsequent registration statement must be declared effective by the earlier of (A) the 90th day following the filing date of such Registration Statement (or in the event such Registration Statement is reviewed by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) 5 business days after SEC has no more comments. However, the Company does not have any monetary obligations for any securities that were not permitted to be included in a registration statement because of the SEC’s application of Rule 415 until such time as such securities are required to be filed pursuant to the Investor RRA.  In such case, the liquidated damages shall be calculated to only apply to the percentage of securities which are permitted by the Commission to be included in the Registration Statement.

Since the Company is only able to register 687,106 common shares and the total common shares underlying the Series A convertible preferred stock is 11,217,128, the Company is only required to pay 6.13% (680,106/11,217,128) of the 2 percent ($110,000) due per month under the terms of the Company’s RAA. Therefore, the Company’s monthly liquated damages will be roughly $6,738.07. Pursuant to discussions with SEC staff covering interpretations of Rule 415, the Company based the number of shares eligible for registration on the number of shares currently outstanding (24,505,000) and the number of common shares currently held by non-affilates (1,500,000 issued by RX Staffing prior to the reverse merger and the 561,322 shares issued the American Capital Markets, Ltd. as part of the merger).

NOTE 23 – SUBSEQUENT EVENTS

On July 3, 2008, the Company issued 300,000 common shares, which increases the number of shares outstanding accordingly.

INTERIM FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
JPAK Group, Inc.:

We have reviewed the accompanying consolidated balance sheet of JPAK Group, Inc. and subsidiaries (the “Company”) as of March 31, 2009, and the related consolidated statements of operations and other comprehensive income, and cash flows for the nine months ended March 31, 2009 and 2008. These consolidated financial statements are the responsibility of the company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/  Patrizio & Zhao, LLC
Patrizio & Zhao, LLC

Parsippany, New Jersey
April 28, 2009

JPAK GROUP, INC.

Consolidated Balance Sheets

	March 31,	June 30,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,952,631	$3,433,948
Restricted cash	2,989,178	3,784,956
Accounts receivable, net of allowance for doubtful accounts of $1,441,909
and $45,359 at March 31, 2009 and June 30, 2008, respectively	10,110,173	9,026,455
Inventory	3,239,498	5,420,631
Other receivables	1,238,718	1,131,511
Loan receivable-current	131,850	-
Prepaid expenses and other current assets	114,159	96,751
Advance payments	2,358,112	1,367,622
Total Current Assets	22,134,319	24,261,874

PROPERTY AND EQUIPMENT, NET	12,167,373	11,660,063

LOAN RECEIVABLE-NON CURRENT	43,950	-

Total Assets	$34,345,642	$35,921,937

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,057,293	$3,442,859
Trade notes payable	2,734,622	3,784,956
Short term bank loans	3,076,500	3,063,900
Current portion of long-term debt	951,811	1,263,786
Other payables	272,099	259,861
Income tax payable	167,429	-
Other taxes payable	383,681	155,873
Total Current Liabilities	9,643,435	11,971,235

LONG-TERM DEBT	1,508,950	655,091

MINORITY INTEREST	105,187	105,690

Total Liabilities	11,257,572	12,732,016

STOCKHOLDERS’ EQUITY
Series A convertible preferred stock, $0.0001 par value, 5,608,564
shares authorized, issued and outstanding	561	561
Common stock, $0.001 par value, 300,000,000 shares authorized
24,805,000 and 24,505,000 shares issued and outstanding at
March 31 2009 and June 30, 2008, respectively	24,805	24,505
Series B convertible preferred stock, $0.0001 par value, 5,000,000
shares authorized, issued and outstanding	500	500
Series A Preferred Shares	2,484,226	2,484,226
Series B Preferred Shares	1,390,853	1,390,853
Warrants	4,634,678	4,634,678
Placement Agent Warrants	1,172,487	1,172,487
Additional paid-in capital	11,453,304	11,048,604
Retained earnings	(988,710)	(562,030)
Statutory reserves	348,009	348,009
Accumulated other comprehensive income	2,567,357	2,647,528
Total Stockholders’ Equity	23,088,070	23,189,921

Total Liabilities and Stockholders’ Equity	$34,345,642	$35,921,937

The accompanying notes are an integral part of these consolidated financial statements.

JPAK GROUP, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended				For the Nine Months Ended
	March 31,				March 31,
	2009		2008		2009		2008

SALES		$11,968,137		$10,813,896		$27,507,254		$26,232,788

COST OF SALES		8,637,784		7,876,883		20,840,352		19,183,182

GROSS PROFIT		3,330,353		2,937,013		6,666,902		7,049,606

OPERATING EXPENSES
Selling, general and administrative		3,152,896		1,277,004		6,777,984		4,219,602

INCOME (LOSS) FROM OPERATIONS		177,457		1,660,009		(111,082)		2,830,004

OTHER INCOME (EXPENSES)
Interest expense, net		(55,803)		(60,693)		(163,420)		(246,774)
Non-operating income (expense), net		487		(18,393)		14,257		230,890

Total Other Expenses		(55,316)		(79,086)		(149,163)		(15,884)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES		122,141		1,580,923		(260,245)		2,814,120

PROVISION FOR INCOME TAXES		167,372		-		167,372		-

NET INCOME (LOSS) BEFORE MINORITY INTEREST		(45,231)		1,580,923		(427,617)		2,814,120

MINORITY INTEREST		(378)		1,980		(937)		-

NET INCOME (LOSS)		(44,853)		1,578,943		(426,680)		2,814,120

BENEFICIAL CONVERSION FEATURE RELATED TO ISSUANCE
OF SERIES A CONVERTIBLE PREFERRED STOCK		-		-		-		(2,484,226)

BENEFICIAL CONVERSION FEATURE RELATED TO ISSUANCE
OF SERIES B CONVERTIBLE PREFERRED STOCK		-		-		-		(1,390,853)

NET INCOME (LOSS) APPLICABLE TO COMMON
STOCKHOLDERS		(44,853)		1,578,943		(426,680)		(1,060,959)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment		(40,888)		801,923		(80,171)		1,626,073

COMPREHENSIVE INCOME (LOSS)	$	(85,741)		$2,380,866	$	(506,851)		$565,114

BASIC EARNINGS PER SHARE	$	(0.00)	$	(0.06)	$	(0.02)	$	(0.04)
DILUTED EARNINGS PER SHARE	$	(0.00)	$	(0.03)	$	(0.02)	$	(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING
BASIC		24,805,000		24,505,000		24,805,000		24,286,022
DILUTED		24,805,000		46,903,748		24,805,000		24,286,022

The accompanying notes are an integral part of these consolidated financial statements.

JPAK GROUP, INC.

Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	March 31,
	2009		2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$	(426,680)	$2,814,120
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Minority interest		(937)	-
Depreciation expense		909,320	722,211
Loss (Gain) on disposal of fixed assets		(332)	-
Share-based payment		405,000
Bad debt expense		1,395,887	7,521
Changes in assets and liabilities:
Accounts receivable		(2,442,127)	(271,952)
Inventory		2,202,674	(801,688)
Other receivables		(135,496)	(950,642)
Prepaid expenses and other current assets		(17,004)	536,561
Advance payments		(1,032,099)	(404,428)
Accounts payable and accrued expenses		(1,399,169)	(1,115,131)
Income tax payable		167,372	-
Other taxes payable		227,088	(220,713)
Advanced payment from customers		29,730	32,355
Other payables		(18,565)	3,421
Total Adjustments		291,342	(2,462,485)

Net Cash Provided By (Used In) Operating Activities		(135,338)	351,635

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment		(1,335,995)	(3,441,308)
Proceeds from disposal of fixed assets		48,352	-
Cash acquired from the subsidiary		-	99,695
Loan receivable		(175,740)	-

Net Cash Used In Investing Activities		(1,463,383)	(3,341,613)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance (repayment) of trade notes payable		(1,065,535)	1,085,120
Proceeds from capital contribution		-	3,976,724
Repayment of employee loans		533,810	-
Repayment of bank loans		-	(2,352,778)

Net Cash Provided By (Used In) Financing Activities		(531,725)	2,709,066

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH		(146,649)	133,285

NET DECREASE IN CASH AND CASH EQUIVALENTS		(2,277,095)	(147,627)

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH– BEGINNING		7,218,904	4,938,200

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH– ENDING		$4,941,809	$4,790,573

SUPPLEMENTAL SCHEDULE OF NON CASH ACTIVITIES
Advance payments reclassed to construction in progress		$80,548	$-

The accompanying notes are an integral part of these consolidated financial statements.

JPAK GROUP, INC.

Notes to Consolidated Financial Statements
March 31, 2009 and 2008
(Unaudited)

Note 1 – Organization and Nature of Business

JPAK Group, Inc. (Formerly Rx Staffing Inc.), a public shell company as defined in Rule 12b-2 of the Exchange Act of 1934, established under the laws of Nevada on December 6, 2004. The accompanying consolidated financial statements include the financial statements of JPAK Group, Inc. and its subsidiaries (the “Company”). The Company’s primary business is to print and produce packaging products for sale to the beverage and other industries.

On August 9, 2007, Rx Staffing Inc. (“Rx Staffing”) completed a reverse acquisition of JPAK Group Co., Ltd., (“JPAK”), which was incorporated in the Cayman Islands on June 22, 2006. To accomplish the exchange of shares Rx Staffing issued 23,005,000 shares of common stock on a one to one ratio for a 100% equity interest in JPAK, per the terms of the Share Exchange and Bill of Sale of assets of Rx Staffing and Shaun Jones. Rx Staffing was delivered with zero assets and zero liabilities at time of closing. Following the reverse acquisition, Rx Staffing changed the name to JPAK Group, Inc. The transaction was regarded as a reverse merger whereby JPAK was considered to be the accounting acquirer as its shareholders retained control of RX Staffing after the exchange. Although the Company is the legal parent company, the share exchange was treated as a recapitalization of JPAK. Thus, JPAK is the continuing entity for financial reporting purposes. The Financial Statements have been prepared as if JPAK had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

In September 2006, JPAK acquired 100% interest in Grand International Industrial Ltd. which was incorporated on August 4, 2006, in the city of Hong Kong, the People’s Republic of China (“PRC”). In August 2006, Grand International acquired 88.23% interest in Qingdao Renmin, which was incorporated in May 2001 in the city of Qingdao, the People’s Republic of China. On July 3, 2007, Grand International acquired the remaining 11.77% interest in Qingdao Renmin. The consolidated financial statements reflect all predecessor statements of income and cash flow from the inception of Qingdao Renmin in August 2006. In October 2007, Qingdao Renmin invested in Qingdao Delikang Packing Machinery Co., Ltd., (“Qingdao Delikang”), a joint venture with Xi’an Heiniu Machinery, Co. Qingdao Renmin acquired 51% interest of Qingdao Delikang.

Substantially all of the Company’s business is conducted through Qingdao Renmin, an operating subsidiary established in the Peoples Republic of China, in which the Company indirectly holds a 100% interest.

Note 2 – Summary of Significant Accounting Policies

Basis Of Presentation

The Company’s Consolidated Financial Statements include the accounts of its direct wholly-owned subsidiaries and of its indirect proportionate share of subsidiaries owned by the wholly-owned subsidiaries. All intercompany balances and transactions are eliminated in consolidation. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and with the requirements of Form 10-Q and Rule 10-01 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

JPAK GROUP, INC.

Notes to Consolidated Financial Statements
March 31, 2009 and 2008
(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Interim Financial Statements

These interim financial statements should be read in conjunction with the audited financial statements for the years ended June 30, 2008 and 2007, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the years ended June 30, 2008 and 2007.

Reclassification

Certain amounts of June 30, 2008 were reclassified for presentation purposes.

Note 3– Restricted Cash

As of March 31, 2009 and June 30, 2008, the Company had $2,989,178 and $3,784,956 restricted cash, respectively. These restricted cash balances are reserved for settlement of trade notes payable in connection with inventory purchases.  The cash is held in custody by the bank issuing the trade notes payable, is restricted as to withdrawal or use, and is currently earning interest.

Note 4– Accounts Receivable

Trade accounts receivable are stated at original invoice amount less allowance for doubtful receivables made based on management’s periodic review of aging of outstanding balances and customer credit history. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

The balance of allowance for doubtful accounts amounted to $1,441,909 and $45,359 as of March 31, 2009 and June 30, 2008, respectively. Additional allowance amounted to $1,396,363 due from a previous major customer, who was near bankruptcy as of March 31, 2009, is fully recorded.

Note 5 – Inventory

Inventory at March 31, 2009 and June 30, 2008 consists of the following:

	March 31, 2009	June 30, 2008

Finished goods	$915,041	$787,872
Raw materials	2,197,540	4,011,065
Parts and supplies	90,432	66,599
Work in process	36,485	555,095
Total	$3,239,498	$5,420,631

Note 6 – Advance Payments

The Company makes advances to certain vendors for inventory and equipment. The advances on purchase of inventory amounted to $1,523,588 and $825,795 as of March 31, 2009 and June 30, 2008. Additionally, the Company made advances on equipment purchases amounted to $834,524 and $541,827 as of March 31, 2009 and June 30, 2008 respectively.

JPAK GROUP, INC.

Notes to Consolidated Financial Statements
March 31, 2009 and 2008
(Unaudited)

Note 7 – Property and Equipment

Property and equipment at March 31, 2009 and June 30, 2008 consists of the following:

	March 31, 2009	June 30, 2008
Buildings	$4,364,355	$3,972,267
Machinery and equipment	14,866,258	13,973,256
Subtotal	19,230,613	17,945,523
Less: Accumulated depreciation	7,957,456	7,023,582
	11,273,157	10,921,941
Add: Construction in progress	894,216	738,122
Total	$12,167,373	$11,660,063

Depreciation expense for the nine months ended March 31, 2009 and 2008 were $909,320 and $722,211 respectively. Depreciation expense for the three months ended March 31, 2009 and 2008 were $311,296 and $287,583, respectively.

Note 8 – Loan Receivable

The Company provides a non interest-bearing loan amounted to $175,800 to a certain customer for purchasing a filling machine, with a commitment from the customer on buying an agreed quantity of packaging supplies from the Company. The customer agreed to pay back the loan receivable in four installments by June 30, 2010.

Note 9 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at March 31, 2009 and June 30, 2008 consist of the following:

	March 31, 2009	June 30, 2008
Accounts payable	$2,009,256	$3,256,552
Accrued expenses	48,037	186,307
Total	$2,057,293	$3,442,859

The carrying values of accounts payable and accrued expenses approximate fair values due to the short-term nature of these obligations.

Note 10 – Trade Notes Payable

Trade notes payable consists of non-collateralized non-interest bearing promissory notes issued in connection with the acquisition of certain inventory and equipment. Balances outstanding under the notes as of March 31, 2009 and June 30, 2008 were $2,734,622 and $3,784,956, respectively.

Note 11 – Short Term Bank Loans

Short term bank loans at March 31, 2009 and June 30, 2008 consist of the following:

	March 31,	June 30,
	2009	2008

On January 29 2009, the Company obtained a loan from Qingdao City
Commercial Bank, of which principal is to be paid in full by January 29, 2009.
Interest is to be calculated using an annual fixed rate of 7.47% and
paid monthly. The loan is secured by the company's property and equipment.	$-	$2,334,400

JPAK GROUP, INC.

Notes to Consolidated Financial Statements
March 31, 2009 and 2008
(Unaudited)

Note 11 – Short Term Bank Loans (continued)

	March 31,	June 30,
	2009	2008

On January 22 2009, the Company obtained a loan from Qingdao City
Commercial Bank, of which principal is to be paid in full by January 22, 2010.
Interest is to be calculated using an annual fixed rate of 5.31% and
paid monthly. The loan is secured by the company's property and equipment.	$2,344,000	$-

On May 30, 2008, the Company obtained a loan from China Industrial and
Commercial Bank, of which principal is to be paid in full by May 29, 2009.
Interest is to be calculated using an annual fixed rate of 7.47% and
paid monthly. The loan is secured by the company's equipment.	$732,500	$729,500

Total short term bank loans	$3,076,500	$3,063,900

Note 12 – Income Taxes

JPAK Group Co., Ltd. was incorporated in the Cayman Islands. Under the laws of Cayman Islands, the Company is not subject to tax on income or capital gain.

The operating subsidiary Qingdao Renmin is a wholly foreign-owned enterprise incorporated in the PRC and subject to PRC Foreign Enterprise Income Tax (“FEIT”) Law. Pursuant to FEIT Law, foreign invested enterprises (“FIEs”) are subject to FEIT at a state tax rate of 30% plus a local tax rate of 3% on PRC taxable income. FIEs are also entitled to be exempted from FEIT for a 2-year period starting from their first profit-making year followed by a 50% reduction of FEIT payable for the subsequent three years, if they fall into the category of production-oriented enterprises with an operational period of more than 10 years in China. Qingdao Renmin started its tax holiday period on January 1, 2007, which will end on December 31, 2011.

On March 16, 2007, the National People’s Congress of China enacted a new Corporate Income Tax (“CIT”) law, under which FIEs and domestic companies would be subject to CIT at a uniform rate of 25%. The new CIT law became effective on January 1, 2008. The grandfathering treatments for unutilized tax holiday are provided for certain qualified FIEs. For those FIEs which have already commenced their qualified tax holidays before 2008, they can continue to enjoy the remaining unutilized tax holidays until expiry. For those qualified old FIEs which have not commenced their tax holidays before 2008 due to cumulative losses, their tax holidays will be deemed to commence in 2008 and can be utilized until expiry. Currently, the Company does not believe that the new CIT law will affect the preferential tax treatments (i.e. the unutilized tax holiday) that it is entitled to. Accordingly, since January 1, 2009, the Company has commenced the 3-year period of tax holidays by a 50% reduction of FEIT with an effective tax rate of 12.5%, and for the period ended March 31, 2009, the income tax expense was $167,372.

On February 22, 2008, the Ministry of Finance (“MOF”) and the State Administration of Taxation (“SAT”) jointly issued Cai Shui [2008] Circular 1 (“Circular 1”). According to Article 4 of Circular 1, distributions of accumulated profits earned by a FIE prior to January 1, 2008 to foreign investor(s) in 2008 or after will be exempt from withholding tax (“WHT”) while distribution of the profit earned by an FIE after January 1, 2008 to its foreign investor(s) shall be subject to WHT. Since the Company intend to reinvest its earnings to further expand its businesses in mainland China, its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies in the foreseeable future.

JPAK GROUP, INC.

Notes to Consolidated Financial Statements
March 31, 2009 and 2008
(Unaudited)

Note 13 – Long-Term Debt

As of March 31, 2009, the Company had an outstanding long-term debt of $2,460,761, including the current portion of $951,811. As of June 30, 2008, the Company had an outstanding long-term debt of $1,918,877, including the current portion of $1,263,786. These loans represent borrowings from employees at an annual interest rate of 10%. Interest payments are made semi-annually with no principal payments due until May 31, 2010, as per the terms of the loan agreement.

Note 14 – Employee Welfare Plan

The Company has established an employee welfare plan in accordance with Chinese laws and regulations. Full-time employees of the Company in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Company to accrue for these benefits based on certain percentage of the employees’ salaries. The total contribution for such employee benefits was $ 346,014 and $ 262,211 for the quarters ended March 31, 2009 and 2008.

Note 15 – Risk Factors

In the three months ended March 31, 2009 and 2008, five vendors accounted for approximately 84% and 80% of the Company’s purchases, respectively.

In the three months ended March 31, 2009 and 2008, five customers accounted for approximately 63% and 62% of the Company’s sales, respectively.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 16 - Concentrations of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with financial institutions. Management believes that the financial institutions that hold the Company’s cash and cash equivalents are financially sound and minimal credit risk exists with respect to these investments.

Note 17 – Supplemental Cash Flow Information

	Nine Months Ended March 31
	2009	2008

Cash paid for interest	$300,148	$248,318
Cash paid for income taxes	$-	$-

JPAK GROUP, INC.

Notes to Consolidated Financial Statements
March 31, 2009 and 2008
(Unaudited)

Note 18 – Earnings Per Share

The Company presents earnings per share on a basic and diluted basis. Basic earnings per share have been computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share have been computed by dividing income available to common shareholders by the weighted average number of shares outstanding including the dilutive effect of equity securities. All share and per share data have been adjusted retroactively to reflect the recapitalization of the Company pursuant to the Securities Exchange Agreement with Rx Staffing.

		Three Months Ended March 31
		2009	2008

Net income (loss)	$	(44,853)	$1,578,943

Weighted average common shares
(denominator for basic income per share)		24,805,000	24,505,000

Effect of diluted securities:
Convertible preferred stock		-	10,608,564
Warrants		-	11,790,184

Weighted average common shares
(denominator for diluted income per share)		24,805,000	46,903,748

Basic net income (loss) per share	$	(0.00)	$0.06
Diluted net income (loss) per share	$	(0.00)	$0.03

	Nine Months Ended March 31
	2009		2008

Net income (loss)	$	(426,680)		$2,814,120

Beneficial conversion feature related to issuance
of Series A convertible preferred stock		-		(2,484,226)

Beneficial conversion feature related to issuance
of Series B convertible preferred stock		-		(1,390,853)

Net income (loss) applicable to common stockholders		(426,680)		(1,060,959)

Weighted average common shares
(denominator for basic income per share)		24,805,000		24,286,022

Effect of diluted securities:		-		-

Weighted average common shares
(denominator for diluted income per share)		24,805,000		24,286,022

Basic net income (loss) per share	$	(0.02)	$	(0.04)
Diluted net income (loss) per share	$	(0.02)	$	(0.04)

Note 19 – Liquidated Damage for Ineffective Registration Statement

On August 9, 2007, the Company entered into a Registration Rights Agreement with the Investors (the “Investor RRA”). Under the Investor RRA, the Company was required to prepare and file a registration statement for the sale of the Common Stock issuable to the Investors under the Series A and Series B Preferred Stock and the Warrants and to use the Company’s best efforts to cause, and to maintain, the effectiveness of the registration statement. The Company filed this registration statement to fulfill the Company’s obligations under the RRA. The Company is subject to certain monetary obligations if, the registration statement is not declared effective by the SEC by March 31, 2008. The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%. Under the Investor RRA, the shareholders of JPAK were granted piggyback registration rights for 15,805,000 shares of the Company’s common stock.

The Investor “RAA” also contains provisions for the inability to register all of the shares underlying all of the Series A and Series B Preferred Stock and Warrants due to the SEC’s application of Rule 415.  Pursuant to those provisions, if the SEC issues us a 415 comment, then the Company must first try to register the common stock underlying the preferred stock (on a pro rata basis among the holders of the Preferred Stock) and then register all of the common underlying the Warrants (on a pro rata basis among the holders of the Warrants). The Company is filing the Registration Statement to register for resale 687,106 shares of common stock underlying the Series A Preferred Stock, as required by the terms of the Investor RRA.  Subsequent registration statements required to be filed to register the rest of the common stock underlying the preferred stock and warrants issued in the financing will be filed on the later of (i) 60 days following the sale of substantially all of the shares of common stock included in this Registration Statement or any subsequent Registration Statement and (ii) 6 months following the effective date of this Registration Statement or any subsequent Registration Statement, as applicable, or such earlier or later date as permitted or required by the Commission.  Each such subsequent registration statement must be declared effective by the earlier of (A) the 90th day following the filing date of such Registration Statement (or in the event such Registration Statement is reviewed by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) 5 business days after SEC has no more comments. However, the Company does not have any monetary obligations for any securities that were not permitted to be included in a registration statement because of the SEC’s application of Rule 415 until such time as such securities are required to be filed pursuant to the Investor RRA.  In such case, the liquidated damages shall be calculated to only apply to the percentage of securities which are permitted by the Commission to be included in the Registration Statement.

Since the Company is only able to register 687,106 common shares and the total common shares underlying the Series A convertible preferred stock is 11,217,128, the Company is only required to pay 6.13% (687,106/11,217,128) of the 2 percent ($110,000) due per month under the terms of the Company’s RAA. Therefore, the Company’s monthly liquidated damages will be roughly $6,738.07. Pursuant to discussions with SEC staff covering interpretations of Rule 415, the Company based the number of shares eligible for registration on the number of shares currently outstanding (24,505,000) and the number of common shares currently held by non-affilates (1,500,000 issued by RX Staffing prior to the reverse merger and the 561,322 shares issued to the American Capital Markets, Ltd. as part of the merger).

Until January 7, 2009, the registration statement of the Company is declared effective by SEC and therefore the monetary obligations are terminated since then.

Note 20 – Subsequent Events

On April 1, 2009, we issued 200,000 restricted shares to Dongliang (Frank) Su for the Acting CFO duties he will provide to us from April 1, 2009 through March 31, 2010.  The fair value of these shares at the issuance date was US$20,000.  The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses we expect to incur in connection with the sale of the shares being registered. All such expenses are estimated except for the SEC and FINRA registration fees.

SEC registration fee	$1,826
FINRA registration fee	$6,450
Printing expenses	$5,000
Fees and expenses of counsel for the Company	$30,000
Fees and expenses of accountants for Company	$10,000
Blue Sky fees and expenses	$5,000
Miscellaneous	$12,224
*Total	$70,500

Item 14.	Indemnification of Directors and Officers.

Article X of our Articles of Incorporation provides that no director or officer of the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law and for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes is not so eliminated. The corporation shall advance or reimburse reasonable expenses incurred by this individual without regard to the limitations in Nevada Revised Statute 78.7502, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation.

Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

Item 15.	Recent Sales of Unregistered Securities.

On August 9, 2007, we issued 23,005,000 shares of common stock in exchange for all of the issued and outstanding shares of Jpak Group Co., Ltd, (“Jpak”).

On August 9, 2007, we became a party to that certain Note Purchase Agreement (the “NPA”) by and among Jpak, Grand International Industrial Limited and the investors named therein (collectively, the “Investors”). The NPA was originally entered into in May 2007 pursuant to which Jpak issued Convertible Promissory Notes (the “Financing”) in the aggregate principal amount of US$5.5 million to the Investors (the “Notes”). As a result of the Share Exchange, under the terms of the NPA and the Notes, the Notes automatically converted into (i) 5,608,564 shares of our Series A Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”), which shares are convertible into an aggregate of 11,217,128 shares of common stock, (ii) Series A Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of US$.60 per share until August 2011 which were amended on December 28, 2007 to extend the term to August 2013 (the “Series A Warrants”), (iii) Series B Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of US$.70 per share until August 2011 which were amended on December 28, 2007 to extend the term to August 2013 (the “Series B Warrants”) and (iv) Series J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Preferred Stock, which preferred stock shall contain the same terms as the Series A Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of our common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of US$.72 per share (the “Series C Warrants”) and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of US$.84 per share (the “Series D Warrants”. The Series J Warrants shall be exercisable at an exercise price of US$1.00 per warrant and shall only be exercisable until 90 days following the effective date of this registration statement.

On December 28, 2007, the holders of the Company's outstanding Series J Warrants exercised in full such warrants for aggregate gross proceeds of US$5.0 million to the Company. Pursuant to the terms of the Series J Warrants, the Company issued to the holders of the Series J Warrants (a) an aggregate of 5,000,000 shares of the Company's Series B Convertible Preferred Stock, which will be convertible into an aggregate of 8,333,333 shares of the Company's Common Stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of the Company's Common Stock at an exercise price of US$0.72 per share and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of the Company's Common Stock (subject to adjustment) at an exercise price of US$0.84 per share. The Series C Warrants and Series D Warrants have a term of six years from the date of issuance.

In connection with the Financing, we also granted warrants to purchase 990,000 shares of common stock with an exercise price of US$.50 per share to the placement agent in the Financing. These warrants have the same terms as the Series A and Series B Warrants, except that they contain a “cashless” exercise provision.

None of the above transactions involved a public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.

In April 2008, we engaged TriPoint Capital Advisors, LLC to provide us with business development and U.S. corporate compliance services. The initial term of the agreement is one year.  Pursuant to the agreement, TriPoint shall receive 300,000 shares of our restricted common stock – all of which was issued on July 14, 2008, with 175,000 vesting immediately and the remainder to vest in equal installments of 75,000 every 90 days thereafter - in consideration for their services. The shares were valued at $0.30 per share, the closing bid price for shares of our common stock on the date of issuance. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On April 1, 2009, we issued 200,000 restricted shares to Dongliang (Frank) Su for the Acting CFO duties he will provide to us from April 1, 2009 through March 31, 2010.  The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

Item 16.	Exhibits.

Exhibit No.	Description

2.1
Securities Exchange Agreement by and among Jpak Group, Inc., Jpak Group Co., Ltd., the shareholders of Jpak Group Co., Ltd. named therein and the selling party named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on August 15, 2007).

3.1
Articles of Incorporation of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), filed with the Secretary of State of Nevada on December 6, 2004 (incorporated by reference to Exhibit 3 of the Registrant’s Form SB-2 filed on June 10, 2005).

3.1(a)
Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on November 29, 2006 (incorporated by reference to Exhibit 3.1(a) of the Registrant’s Form 8-K filed on August 15, 2007).

3.1(b)	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on July 27, 2007.

3.2	By-laws of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), adopted on December 10, 2004 (incorporated by reference to Exhibit 3 of the Registrant’s Form SB-2 filed on June 10, 2005).

3.2(a)	First Amendment to By-laws adopted on July 27, 2007 (incorporated by reference to Exhibit 3.2(a) of the Registrant’s Form 8-K filed on August 15, 2007).

4.1
Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on August 9, 2007 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on August 15, 2007).

4.1(a)
Amendment to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on October 1, 2007 (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Form 8-K filed on October 9, 2007).

4.2
Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Jpak Group, Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on January 4, 2008).

4.3	Series A Warrant to Purchase shares of common stock of Jpak Group, Inc., issued on August 9, 2007 (incorporated by reference to Exhibit 4.2 of Rx Staffing, Inc.’s Form 8-K filed on January 4, 2008).

4.4	Series B Warrant to Purchase shares of common stock of Jpak Group, Inc., issued on August 9, 2007 (incorporated by reference to Exhibit 4.3 of Rx Staffing, Inc.’s Form 8-K filed on January 4, 2008).

4.5	Series C Warrant to Purchase shares of common stock of Jpak Group, Inc. (incorporated by reference to Exhibit 4.4 of the Registrant’s Form 8-K filed on January 4, 2008).

4.7	Series D Warrant to Purchase shares of common stock of Jpak Group, Inc. (incorporated by reference to Exhibit 4.5 of the Registrant’s Form 8-K filed on January 4, 2008).

5.1	Opinion and Consent of Leser, Hunter, Taubman & Taubman.

10.1
Note Purchase Agreement by and among Jpak Group Co., Ltd, Grand International Industrial Limited and the investors identified therein, dated as of May 17, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on August 15, 2007).

10.2	Joinder Agreement executed by Jpak Group, Inc., dated as of August 9, 2007 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed on August 15, 2007).

10.3
Registration Rights Agreement by and among Jpak Group, Inc. and the purchasers named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed on August 15, 2007).

10.4
Securities Escrow Agreement by and among Jpak Group, Inc., the purchasers named therein, the principal stockholders of Jpak Group, Inc. named therein and the escrow agent named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed on August 15, 2007).

10.5
Lock-Up Agreement by and among Jpak Group, Inc. and the shareholders of Jpak Group, Inc. named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 10.5 of the Registrant’s Form 8-K filed on August 15, 2007).

10.6
Working Capital Loan Contract, effective as of August 27, 2006, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender (incorporated by reference to Exhibit 10.6 of the Registrant’s Form 8-K filed on August 15, 2007).

10.7
Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Qingdao City Commercial Bank, Yongping Branch, as lender (incorporated by reference to Exhibit 10.7 of the Registrant’s Form 8-K filed on August 15, 2007).

10.8
Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender (incorporated by reference to Exhibit 10.8 of the Registrant’s Form 8-K filed on August 15, 2007).

10.9
Working Capital Loan Contract, effective as of April 10, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender (incorporated by reference to Exhibit 10.9 of the Registrant’s Form 8-K filed on August 15, 2007).

10.10	Employment Agreement, effective June 1, 2001, by and between Qingdao Renmin Printing Co., Ltd, as employer, and Yijun Wang, as employee.

10.11	Employment Agreement, effective February 26, 2007, by and between Qingdao Renmin Printing Co., Ltd, as employer, and Ming Qi, as employee.

10.12
Letter of Agreement by and among Jpak Group, Inc. and the holders of Series J Warrants, dated as of December 28, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant's form 8-K filed on January 4, 2008).

21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Registrant’s Form 8-K filed on August 15, 2007).

23.1	Consent of Patrizio & Zhao, LLC, Independent Registered Public Accounting Firm.

23.3	Consent of Leser, Hunter, Taubman & Taubman (included in Exhibit 5.1),.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant issuer hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of  appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has and authorized this Amendment No.3 Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Qingdao, China on  May 18 , 2009.

By:	/s/ Yijun Wang
Yijun Wang Chief Executive Officer and Principal Accounting Officer

By:	/s/ Dongliang (Frank) Su
Dongliang (Frank) Su Acting Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Yijun Wang	Chief Executive Officer, President, Director (Principal Executive Officer) and Principal Accounting Officer	May 18, 2009
Yijun Wang

/s/ Ming Qi	Director	May 18 , 2009
Ming Qi

/s/ Huatian Sha	Corporate Secretary, Director	May 18 , 2009
Huation Sha

/s/ Qingjun Yang	Director	May 18 , 2009
Qingjun Yan

/s/ Stewart Shiang Lor	Director	May 18 , 2009
Stewart Shiang Lor

/s/ Dongliang (Frank) Su	Acting Chief Financial Officer	May 18 , 2009
Dongliang (Frank) Su

EXHIBIT INDEX

Exhibit No.	Description

2.1
Securities Exchange Agreement by and among Jpak Group, Inc., Jpak Group Co., Ltd., the shareholders of Jpak Group Co., Ltd. named therein and the selling party named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on August 15, 2007).

3.1
Articles of Incorporation of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), filed with the Secretary of State of Nevada on December 6, 2004 (incorporated by reference to Exhibit 3 of the Registrant’s Form SB-2 filed on June 10, 2005).

3.1(a)
Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on November 29, 2006 (incorporated by reference to Exhibit 3.1(a) of the Registrant’s Form 8-K filed on August 15, 2007).

3.1(b)	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on July 27, 2007.

3.2	By-laws of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), adopted on December 10, 2004 (incorporated by reference to Exhibit 3 of the Registrant’s Form SB-2 filed on June 10, 2005).

3.2(a)	First Amendment to By-laws adopted on July 27, 2007 (incorporated by reference to Exhibit 3.2(a) of the Registrant’s Form 8-K filed on August 15, 2007).

4.1
Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on August 9, 2007 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on August 15, 2007).

4.1(a)
Amendment to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on October 1, 2007 (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Form 8-K filed on October 9, 2007).

4.2
Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Jpak Group, Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on January 4, 2008).

4.3	Series A Warrant to Purchase shares of common stock of Jpak Group, Inc., issued on August 9, 2007 (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed on January 4, 2008).

4.4	Series B Warrant to Purchase shares of common stock of Jpak Group, Inc., issued on August 9, 2007 (incorporated by reference to Exhibit 4.3 the Registrant’s Form 8-K filed on January 4, 2008).

4.5	Series C Warrant to Purchase shares of common stock of Jpak Group, Inc. (incorporated by reference to Exhibit 4.4 of the Registrant’s Form 8-K filed on January 4, 2008).

4.6	Series D Warrant to Purchase shares of common stock of Jpak Group, Inc. (incorporated by reference to Exhibit 4.5 of the Registrant’s Form 8-K filed on January 4, 2008).

5.1	Opinion and Consent of Leser, Hunter, Taubman & Taubman

10.1
Note Purchase Agreement by and among Jpak Group Co., Ltd, Grand International Industrial Limited and the investors identified therein, dated as of May 17, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on August 15, 2007).

10.2	Joinder Agreement executed by Jpak Group, Inc., dated as of August 9, 2007 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed on August 15, 2007).

10.3
Registration Rights Agreement by and among Jpak Group, Inc. and the purchasers named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed on August 15, 2007).

10.4
Securities Escrow Agreement by and among Jpak Group, Inc., the purchasers named therein, the principal stockholders of Jpak Group, Inc. named therein and the escrow agent named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed on August 15, 2007).

10.5
Lock-Up Agreement by and among Jpak Group, Inc. and the shareholders of Jpak Group, Inc. named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 10.5 of the Registrant’s Form 8-K filed on August 15, 2007).

10.6
Working Capital Loan Contract, effective as of August 27, 2006, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender (incorporated by reference to Exhibit 10.6 of the Registrant’s Form 8-K filed on August 15, 2007).

10.7
Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Qingdao City Commercial Bank, Yongping Branch, as lender (incorporated by reference to Exhibit 10.7 of the Registrant’s Form 8-K filed on August 15, 2007).

10.8
Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender (incorporated by reference to Exhibit 10.8 of the Registrant’s Form 8-K filed on August 15, 2007).

10.9
Working Capital Loan Contract, effective as of April 10, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender (incorporated by reference to Exhibit 10.9 of the Registrant’s Form 8-K filed on August 15, 2007).

10.10	Employment Agreement, effective June 1, 2001, by and between Qingdao Renmin Printing Co., Ltd, as employer, and Yijun Wang, as employee.

10.11	Employment Agreement, effective February 26, 2007, by and between Qingdao Renmin Printing Co., Ltd, as employer, and Ming Qi, as employee.

10.12
Letter Agreement by and among Jpak Group, Inc. and the holders of Series J Warrants, dated as of December 28, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K filed on January 4, 2008).

21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Registrant’s Form 8-K filed on August 15, 2007).

23.1	Consent of Patrizio & Zhao, LLC, Independent Registered Public Accounting Firm.